Exhibit 99.3

ALEXION PHARMACEUTICALS, INC.

25 SCIENCE PARK

INDUSTRIAL REAL ESTATE LEASE

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9.01		Permitted Uses	20
9.02		Indemnification	20
9.03		Compliance With Legal Requirements	21
9.04		Environmental Substances	22
9.05		Signs and Auctions	24
9.06		Landlord's Access	24
ARTICLE 10: CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY			25
10.01		Existing Conditions	25
10.02		Exemption and Limitation of Landlord’s Liability	26
	10.02(a)	Exemption of Landlord from Liability	26
	10.02(b)	Limitation On Landlord’s Liability	26
10.03		Landlord's Obligations	27
	10.03(a)	Landlord Work	27
	(i)	Base Building Work	27
	(ii)	Alexion Related Work	27
	10.03(b)	Repair and Maintenance	27
	10.03(c)		27
10.04		Tenant's Obligations	29
	10.04(a)	Repair and Maintenance	29
	10.04(b)	Landlord’s Right to Cure	29
10.05		Tenant Work	30
	10.05(a)	General	30
	10.05(b)	Construction Documents	30
	10.05(c)	Performance	31
	10.05(d)	Payment	32
	10.05(e)	Other	32
	10.05(f).	Finish Work	33
	10.05(g)	Mechanical Equipment Space	33
	10.05(h)	Tenant Delays	34
10.06		Condition upon Termination	34
10.07		Decommissioning of the Premises	35
ARTICLE 11: INTENTIONALLY OMITTED			36
ARTICLE 12: DAMAGE OR DESTRUCTION; CONDEMNATION			36
12.01		Damage or Destruction of Premises	36
12.02		Eminent Domain	38
ARTICLE 13: ASSIGNMENT AND SUBLETTING			38
13.01		Landlord's Consent Required	38
13.02		Terms	39
13.03		Right of Termination or Recapture	39
13.04		Procedures	39
13.05		Excess Rents	40
13.06		No Release	40

ARTICLE 14: EVENTS OF DEFAULT AND REMEDIES			41
14.01		Events of Default	41
14.02		Remedies for Default	42
	14.02(a)	Reletting Expenses Damages	42
	14.02(b)	Termination Damages	42
	14.02(c)	Lump Sum Liquidated Damages	42
	14.02(d)	Remedies Cumulative; Jury Waiver; Late Performance	43
	14.02(e)	Waivers; Accord and Satisfaction	43
	14.02(f)	Landlord’s Curing	44
ARTICLE 15: SECURITY DEPOSIT			44
15.01		Security Deposit	44
ARTICLE 16: PROTECTION OF LENDERS/GROUND LESSOR			45
16.01		Subordination and Superiority of Lease	45
16.02		Rent Assignment	46
16.03		Other Instruments	46
16.04		Estoppel Certificates	46
16.05		Tenant's Financial Condition	46
16.06		Ground Lease	47
	16.06(a)	Recognition of Ground Lease; Subordination	47
	16.06(b)	Ground Lessor’s Enforcement Rents	47
	16.06(c)	Compliance with Ground Lease	48
ARTICLE 17: MISCELLANEOUS PROVISIONS			48
17.01		Landlord's Consent Fees	48
17.02		Notice of Landlord’s Default	48
17.03		Quiet Enjoyment	49
17.04		Interpretation	49
17.05		Notices	49
17.06		No Recordation	49
17.07		Waivers	49
	17.07(a)	Waiver of Notice to Quit	49
	17.07(b)	Prejudgment Remedy Wavier	49
	17.07(c)	Waiver of Right of Reinstatement	50
17.08		Corporate Authority	50
17.09		Joint and Several Liability	50
17.10		Force Majeure	50
17.11		Limitation of Warranties	51
17.12		No Other Brokers	51
17.13		Applicable Law and Construction	51
17.14		Construction on the Property or Adjacent Property	52
17.15		Intentionally Omitted	53
17.16		Security	53

INDEX OF DEFINED TERMS

TERM	Page

Additional Rent	3
Address of Property	1
Administrative Charge	45
Alexion Related Work	27
Arbitrator	10
Base Building Work	27
Base Price Index	11
Base Rent	3
Broker(s)	2
Building	1
Building and Property	1
Building’s Pro Rata Share	20
Clean Room	29
Complex	6
Complex Common Elements	19
Construction Coordination Plan	29
Construction Documents	31
Core Building Systems	30
CPI	11
CPI Adjusted Base Rent and Site Pad Rent	10
Date of Lease	1
Environmental Law(s)	22
Environmental Substances	23
Event of Default	42
Exhibits	4
Extension Term	9
Extension Terms	9
Finish Work	34
Ground Landlord	6
Ground Lease	48
Ground Lessor	48
Guarantor	1
Indemnitees	21
Landlord	1
Lease Year	2
Legal Requirement	21
Management Company	2
Market Rent	11
mortgage	45
mortgagee	45
non-monetary default	52

Notice to Quit	50
Operating Costs	12
Operating Expenses	19
Original Address of Guarantor for Notices	4
Original Address of Landlord for Notices	3
Original Address of Tenant for Notices	4
Parking	2
Parking License	8
Permitted Uses	2
Premises	1
Premises Delivery Date	2
Project	53
Property	1
Related Party Transfer	40
Reletting Expenses	43
Rent	12
Right of Reinstatement	51
Security Deposit	2
Site Pad Rent	7
Taxes	14
Tenant	1, 50
Tenant Contractor	32
Tenant Delay	34
Tenant Property	35
Tenant Work	30
Tenant Work Threshold Amount	30
Tenant’s Architect	31
Tenant’s Pro Rata Share	1
Term	2, 53
Term Commencement Date	2
Third Arbitrator	10
Total Operating Costs	12
Transfer	39
Transfer Expenses	41
Utility Service	15
Utility Service Provider	16
Utility Services	16
Utility Switching Points	15

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ARTICLE 1: BASIC TERMS

The following terms used in this Lease shall have the meanings set forth below.

Date of Lease:	January 1, 2003

Landlord:	SP-K Development, LLC a Delaware Limited Liability Company

Tenant:	Alexion Pharmaceuticals, Inc., a Delaware corporation

Guarantor:	N/A

Address of Property:	25 Science Park 150 Munson Street New Haven, CT 06511

Building and Property:

The building now having six (6) stories plus penthouse currently containing approximately 211,000 rentable square feet (as it may be renovated and expanded by Landlord from time to time, and is anticipated to contain approximately 266,000 rentable square feet upon completion of Landlord’s Renovation Program (the “Building”)) in the City of New Haven, CT, constructed on a parcel of land described in Exhibit A attached hereto and known as 25 Science Park, 150 Munson Street, (the Building and such parcel of land hereinafter being collectively referred to as the “Property”).

Premises:

32,331 rentable square feet of the Building (as previously certified to Tenant by Landlord’s Architect using the ANSI/BOMA Z65.1 – 1996 method of measurement), located on portions of the second (2nd), fourth (4th) and fifth (5th) floors of the Building, as described in Exhibit B.

Tenant’s Pro Rata Share:	Initially, 12.15% for the entire Premises (based on a 266,000 rentable-square-foot Building), subject to adjustment under Section 4.06.

Term:

Initial Term:	Five (5) Lease Years from the Term Commencement Date defined below.

Extension Terms:	Three (3) additional terms of one (1) year each.

Lease Year:

The first Lease Year begins at 12:01 a.m. on the Term Commencement Date and ends at 11:59 p.m. on December 31, 2003. Each subsequent Lease Year ends at 11:59 p.m. twelve months after the preceding Lease Year, except the fifth Lease Year, which ends at 11:59 p.m. on October 31, 2007.

Term Commencement Date:	Date of Lease.

Premises Delivery Date:	Date of Lease.

Permitted Uses:	Technical office for pharmaceutical or biomedical research and development, and laboratory (including “wet lab” space), subject to the requirements of applicable law.

Broker(s):	None.

Management Company:	The Legacy Management Group, Inc.

Security Deposit:	$118,385.35. Landlord acknowledges that it currently holds $28,775.32 as Security Deposit. The balance due Landlord on the Date of Lease is $89,610.03.

Parking:	As set forth in Section 2.01(d) of the Lease and in the Parking License attached hereto as Exhibit B-2.

Base Rent:

Initial Term:

Lease Year	Base Rent Per Rentable Square Foot	Base Rent	Base Rent Monthly Installment

1*	$8.47	$273,843.57	$22,820.30
1**	$13.50	$436,468.50	$36,372.38
2***	$14.50	$468,799.50	$39,066.63
3	$15.50	$501,130.50	$41,760.88
4	$16.50	$533,461.50	$44,455.13
5	$18.50	$598,123.50	$49,843.63

*	Through December 31, 2002 only
**	January 1, 2003 through December 31, 2003
***	Provided the Substantial Completion Date of Base Building Work occurs on or before December 31, 2003; if the Substantial Completion Date of Base Building Work does not occur on or before December 31, 2003, then Base Rent shall remain payable at $13.50 per Rentable Square Foot until the Substantial Completion Date of Base Building Work and, thereafter, shall be payable at the rate for the applicable Lease Year as set forth above.

Additional Rent:

All amounts payable by Tenant under this Lease other than Base Rent, including Site Pad Rent, Tenant’s Pro Rata Share of Taxes (Article 5); Utilities (Article 6); Insurance premiums (Article 7); and Operating Expenses (Article 8) (See Section 4.02).

Site Pad Rent:	$5,000 per annum.

Original Address of Landlord for Notices:	c/o Lyme Properties, LLC
25 Science Park
150 Munson Street
New Haven, CT 06511
Attn: Project Manager

with copies to:

Lyme Properties, LLC
101 Main Street, 18th Floor
Cambridge, MA 02142
Attn: General Counsel or Managing Member

Hill & Barlow
One International Place
Boston, MA 02116
Attn: Greg D. Peterson, Esquire

Original Address of Tenant for Notices:
Alexion Pharmaceuticals, Inc.
352 Knotter Drive
Cheshire, CT 06410
Attn: Mr. Barry Luke

with a copy to:

Wiggin & Dana
One Century Tower
New Haven, CT 06510
Attn: D. Terence Jones, Esquire

Original Address of Guarantor for Notices:	N/A

Finish Work:	To be constructed by Tenant as set forth in Section 10.05.

Base Building Work:	As set forth in Section 10.03(a).

Exhibits:

Exhibit A:	Property
Exhibit B:	Premises
Exhibit B-1:	Parking Plan
Exhibit B2:	Parking License Agreement
Exhibit B-3:	Site Pad Location
Exhibit C:	Rules and Regulations
Exhibit D:	Form of Confirmation of Delivery
Exhibit E:	Clean Room and Technical Areas Location

Exhibit F:	Exceptions to Decommissioning Requirements
Exhibit G:	Environmental Substances
Exhibit H:	Base Building Work
Exhibit H-1:	Alexion Related Work
Exhibit I:	Finish Work
Exhibit J:	Construction Documents
Exhibit K:	Tenant Work Insurance Schedule
Exhibit K-1:	Tenant Contractor and Subcontractor Insurance Limit Requirements
Exhibit L:	Reserved
Exhibit M:	Lender’s Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit N:	Ground Lessor’s Form of Subordination, Nondisturbance and Attornment Agreement
Exhibit O:	Approved Tenant Contractors
Exhibit P:	Property that Must Remain in the Premises
Exhibit P-1:	Property that Must Be Removed from Premises

ARTICLE 2: PREMISES AND APPURTENANT RIGHTS

2.01 Lease of Premises; Appurtenant Rights. Landlord hereby leases the Premises to Tenant, and Tenant hereby leases the Premises from Landlord, for the Term, subject to all matters of record and matters referred to below. Subject to Landlord’s reasonable rules of general applicability from time to time adopted and of which Tenant is given notice, Tenant shall have access to the Premises twenty-four (24) hours a day, seven (7) days a week. The Property is located in a contemplated multi-building project, of which the Building is part, located in the area approximately bounded by Division Street, Mansfield Street, Shelton Avenue, and Munson Street together with the area abutting Munson Street to the south (such elements of the multi-building project as are owned or ground leased by Landlord or an affiliate of Landlord, from time to time, the “Complex”).

Landlord reserves the right to relocate the Premises (other than the portion located on the 2nd floor of the Building) to other space within the Building and/or to relocate the portion of the Premises located on the second floor to other space located on a lower floor of the Building than the Clean Room (as it may be relocated pursuant to this paragraph), and in either instance, the space shall be of comparable or superior quality, fit-out and finish, provided that Landlord uses reasonable efforts to accommodate Tenant’s business operations and limit any disruption of the same in connection with such relocation. Landlord shall give Tenant at least 90 days’ prior notice of such intention to relocate and following said notice, Landlord and Tenant shall use good faith efforts to reach an agreement on the space to which the Premises (or a portion thereof) are to be relocated and the timing of such relocation. Said agreement shall address any special measures required due to the relocation, such as the waterproofing above Tenant’s Clean Room (as defined in Section 10.03(c)) or any other special construction measures necessary to protect the Clean Room, notice of which Tenant shall provide Landlord, and the cost of which shall be borne entirely by Landlord to the extent that such measures have been implemented in the Premises prior to the relocation and entirely by Tenant to the extent that such measures are in addition to those measures implemented in the Premises prior to the relocation. If within one month after receipt of such notice Tenant and Landlord have not reached said agreement then Landlord shall have the option to withdraw its relocation notice.

If Landlord and Tenant do so agree on relocation, then, effective on the date of such relocation, this Lease shall be amended by deleting (or modifying, as applicable) the description of the original Premises set forth in Article 1 and substituting therefor information relating to such relocation space. Landlord agrees to pay the reasonable cost of moving Tenant to such other space and finishing such space to a condition comparable to the then condition of the Premises.

Landlord and Tenant acknowledge that Tenant is currently in possession of a portion of the Premises and that prior to the Term Commencement Date, Tenant was a tenant at will with respect to such portion of the Premises. Following the Date of Lease, Tenant shall have no further rights in the Building except as set forth herein.

2.01(a) Exclusions. The Premises exclude common areas and facilities of the Property, including without limitation exterior faces of exterior walls, the common stairways and stairwells (subject to Tenant’s rights to use the stairways for access between portions of the Premises pursuant to Section 2.01(b)), entranceways and the main lobby, elevators and elevator wells, fan rooms, electric and telephone closets located physically outside the perimeter of the Premises as such perimeter is shown in Exhibit B, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving other parts of the Property (exclusively or in common) and other common areas and facilities from time to time designated as such by Landlord. If the Premises include less than the entire rentable area of any floor, then the Premises also exclude the common corridors, elevator lobby and toilets located physically outside the perimeter of the Premises as such perimeter is shown in Exhibit B that are located on such floor.

2.01(b) Appurtenant Rights. Tenant shall have, as appurtenant to the Premises, rights to use in common with others (subject to reasonable rules of general applicability of which Tenant is given notice) the common areas and facilities of the Property. Landlord’s initial rules are set forth in Exhibit C. Effective as of the Term Commencement Date, Landlord grants Tenant the appurtenant, exclusive, and irrevocable (except upon the expiration or earlier termination of this Lease) right at the rent set forth in Article 1 (the “Site Pad Rent“) and otherwise subject to the terms and conditions of this Lease, to use the site pad located as shown on Exhibit B-3 for the sole purpose of locating an emergency generator appurtenant to Tenant’s use and occupancy of the Premises.

2.01(c) Reservations. In addition to other rights reserved herein or by law, and subject to the provisions of Section 9.06, Landlord reserves the right from time to time, without unreasonable (except in emergency) interruption of Tenant’s use: (i) to make additions to or reconstructions of the Building and to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises, the Building, or elsewhere in the Property; (ii) to alter or relocate any other common area or facility, including the drives, lobbies and entrances and (iii) to grant easements and other rights with respect to the Property. Installations, replacements and relocations within the Premises referred to in clause (i) shall be located as far as practicable in the core areas of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises. All such work pursuant to clauses (i) and (ii), above, shall be conducted in such a manner as is consistent with accepted construction practices to minimize interference with Tenant’s business operations.

2.01(d) Parking. Landlord shall provide Tenant with three (3) unreserved parking spaces per 1,000 rentable square feet of the Premises for standard size automobiles and small utility vehicles without any additional charge with respect to such use during the Initial Term of this Lease. If Tenant desires to use any or all of the allotted parking spaces (not to exceed three (3) spaces per 1,000 rentable square feet of Premises) during any of the Extension Terms set forth in Section 3.03 of this Lease, then at the time Tenant sends Landlord the required notification (“Tenant’s Notice”) exercising its option for the applicable Extension Term,

Tenant shall include in Tenant’s Notice the number of parking spaces Tenant requires for use during the applicable Extension Term. Tenant’s failure to do so shall be deemed a waiver by Tenant of its right to use any parking spaces during the applicable Extension Term. If Tenant’s Notice does include the number of parking spaces Tenant requires for use during the applicable Extension Term, then Tenant shall pay for such spaces (whether or not so used) at prevailing market rates, or such other rates to which the parties may mutually agree which shall in no event exceed the lowest parking rates charged by Landlord to other tenants of the Building (excluding any free parking granted to other tenants during the five (5) years following the completion of the Base Building Work). The parking spaces may be located on the Property and/or within the Complex, and the location of said parking spaces is subject to change from time to time. Such parking spaces may, at Landlord’s discretion, be subject to a specific license agreement substantially in the form attached as Exhibit B-2 and Tenant’s right to use such parking spaces shall be non-exclusive. Initially, Landlord’s affiliate shall grant Tenant a license in the form attached hereto as Exhibit B-2 (the “Parking License”) to use the non-exclusive, unreserved parking spaces in the locations shown on Exhibit B-1. The Parking License shall not be assigned or sublicensed except in connection with a Transfer permitted under Article 13. Tenant acknowledges that Landlord has informed Tenant that Landlord intends to allocate in its tenant leases more than the actual parking spaces servicing the Property in a reasonable manner consistent with accepted management of commercial parking facilities. It is further acknowledged and agreed that as a consequence of such over-allocation of parking spaces, there may occasionally occur instances in which the number of parking spaces actually available to Tenant shall be less than the Parking Spaces to which Tenant is entitled under this Lease. Landlord shall incur no liability to Tenant as a consequence of such over-allocation of parking spaces.

ARTICLE 3: LEASE TERM

3.01 Lease Term. The Initial Term of this Lease is set forth in Article 1. Landlord and Tenant shall execute and deliver a Confirmation of Delivery in the form of Exhibit D, but Rent shall commence on the Term Commencement Date whether or not such confirmation is executed. Landlord’s failure to deliver the Premises to Tenant on or before the Term Commencement Date, for any reason, shall not give rise to any liability of Landlord hereunder, shall not constitute a Landlord’s default, shall not affect the validity of this Lease, and shall have no effect on the beginning or end of the Term as otherwise determined hereunder or on Tenant’s obligations associated therewith.

3.02 Hold Over. If Tenant (or anyone claiming through Tenant) shall remain in occupancy of the Premises or any part thereof after the expiration or early termination of the Term without a written agreement therefor executed and delivered by Landlord, then without limiting Landlord’s other rights and remedies the person remaining in possession shall be deemed a tenant at sufferance, and Tenant shall thereafter pay monthly rent (pro rated for such portion of any partial month as Tenant shall remain in possession) for the first thirty (30) days at a rate equal to 150%, and thereafter 200%, of the greater of (a) the fair market rent then being quoted by Landlord for the Premises or comparable space in the Building, or (b) the amount payable as Base Rent for the twelve-month period immediately preceding such expiration or termination, and in either case with all Additional Rent (which shall not be multiplied by the aforementioned percentage) also payable as provided in this Lease. After Landlord’s acceptance of the full amount of such rent for the first month of such holding over, the person remaining in possession shall be deemed a tenant at will at such rent and otherwise subject to all of the provisions of this Lease. Notwithstanding the foregoing, if Landlord desires to regain possession of the Premises promptly after the termination or expiration hereof and prior to acceptance of rent for any period thereafter, Landlord may, at its option, forthwith re-enter and take possession of the Premises or any part thereof without process if a waiver of such right by Tenant is permitted by law or by any legal process in force in the state where the Property is located. In any case, Tenant shall be liable to Landlord for all actual damages resulting from any failure by Tenant to vacate the Premises or any portion thereof when required hereunder, which shall include without limitation any costs incurred by Landlord as a result of Landlord’s failure to deliver the Premises in a timely fashion to another tenant due to such failure by Tenant (provided, however, that in no event shall Tenant be liable for lost rents to the extent Landlord actually receives rental income with respect to the Premises).

3.03 Right to Extend.

3.03(a) Extension Term. The Term of this Lease of all of the Premises may be extended for three (3) additional one (1) year periods (any of such one (1) year period, an “Extension Term;” together, the “Extension Terms”) by unconditional written notice from Tenant to Landlord at least twelve (12) (but not more than fifteen (15)) months before the end of the Initial Term, or the respective Extension Term, as applicable, time being of the essence. If Tenant does not timely exercise this option, or if on the date of such notice or at the beginning of the applicable Extension Term (i) a monetary default exists, (ii) a non-monetary default beyond any applicable notice and cure periods exists, or (iii) Tenant has sublet in excess of 25% of the Premises, Tenant’s right to extend shall irrevocably lapse, Tenant shall have no further right to extend, and this Lease shall expire at the end of the Initial Term or applicable Extension Term. In the event that Tenant exercises its right to extend the Term pursuant to this Section 3.03, Tenant shall deposit with Landlord upon the commencement of the applicable Extension Term an amount sufficient to provide Landlord, together with amounts then being held by Landlord as the Security Deposit, with a Security Deposit equal to four (4) months of the then-applicable Base Rent and four (4) months of the then-applicable estimate of Tenant’s Pro Rata Share of Total Operating Costs, which aggregate amount shall continue to be held as a Security Deposit pursuant to Article 15 of this Lease.

All references to the Term shall mean the Initial Term as it may be extended by the applicable Extension Terms. The Extension Terms shall be on all the same terms and conditions except that the Base Rent for the respective Extension Term shall be as set forth below.

3.03(b) Extension Term Base Rent and Site Pad Rent. Base Rent and Site Pad Rent for each year of the applicable Extension Term shall be established as the higher of (x) one-hundred percent (100%) of the Market Rent (as defined in Section 3.03(c)) or (y) the Base Rent and Site Pad Rent last in effect prior to the applicable Extension Term adjusted at the

Commencement Date of the applicable Extension Term to reflect any increase in CPI, as defined below (the “CPI Adjusted Base Rent and Site Pad Rent”). If Tenant gives Landlord timely notice of its exercise of an Extension Term option, then within sixty (60) days thereafter, Landlord shall give Tenant written notice of Landlord’s determination of Market Rent for the Premises for the applicable Extension Term. Within ten (10) days after Tenant receives such notice, Tenant shall notify Landlord of its agreement with or objection to Landlord’s determination of the Market Rent, whereupon in the case of Tenant’s objection, Market Rent shall be determined by arbitration conducted in the manner set forth below. If Tenant does not notify Landlord within such ten (10) day period of Tenant’s agreement with or objection to Landlord’s determination of the Market Rent, then (except as set forth in the following sentence) the Market Rent for the applicable Extension Term shall be deemed to be Landlord’s determination of the Market Rent as set forth in Landlord’s notice to Tenant. If at the Commencement Date of the applicable Extension Term the CPI Adjusted Base Rent and Site Pad Rent exceeds the Market Rent for the applicable Extension Term, the Base Rent and Site Pad Rent for the Extension Term shall be equal to the CPI Adjusted Base Rent and Site Pad Rent.

3.03(c) Arbitration of Market Rent. If Tenant timely notifies Landlord of Tenant’s objection to Landlord’s determination of Market Rent under the preceding subsection with respect to any Extension Term, such notice shall also set forth a request for arbitration and Tenant’s appointment of a commercial real estate appraiser having at least ten (10) years experience in the commercial leasing market in the municipality where the Premises are located (an “Arbitrator”). Within five (5) days thereafter, Landlord shall by notice to Tenant appoint a second Arbitrator. Each Arbitrator shall determine the Market Rent for the applicable Extension Term within thirty (30) days after Landlord’s appointment of the second Arbitrator. On or before the expiration of such thirty-(30) day period, the two Arbitrators shall confer to compare their respective determinations of the Market Rent. If the difference between the amounts so determined by the two Arbitrators is less than or equal to ten percent (10%) of the lower of said amounts then the final determination of the Market Rent shall be equal to the arithmetical average of said amounts. If such difference between said amounts is greater than ten percent (10%), then the two arbitrators shall within ten (10) days thereafter to appoint a similarly qualified third Arbitrator (“Third Arbitrator”), who shall determine the Market Rent within ten (10) days after his or her appointment by selecting one or the other of the amounts determined by the other two Arbitrators. The Market Rent so determined shall be the Market Rent for the Extension Term unless otherwise determined pursuant to the last sentence of Section 3.03(b). Each party shall bear the cost of the Arbitrator selected by such party. The cost for the Third Arbitrator, if any, shall be shared equally by Landlord and Tenant.

“Market Rent” shall be the fair market rent that willing parties would pay and receive as the Base Rent and Site Pad Rent, to lease similar space in the Building and similar space in similar buildings in the same geographic area during the applicable Extension Term and under the terms and conditions of this Lease.

3.03(d) CPI Adjustment. The Consumer Price Index for all Urban Wage Earners and Clerical Workers, all items, for the metropolitan New York area (including Connecticut) published by the Bureau of Labor Statistics of the United States Department of Labor (base year 1982-84 = 100) is the “CPI”. If, as of the third month prior to the month in which the commencement of the applicable Extension Term occurs, if any, there is a change in the CPI (or any comparable successor or substitute index reasonably designated by the Landlord, appropriately adjusted) reflecting an increase in the cost of living over and above the cost of living as reflected by the CPI for the month in which the Lease Commencement Date occurs (or, with respect to subsequent Extension Terms, the CPI for the month in which the prior Extension Term commenced) (hereinafter called the “ Base Price Index”), Base Rent and Site Pad Rent shall be calculated as follows for the purposes set forth in Section 3.03(b), if, by virtue of such calculation, the Base Rent and Site Pad Rent as adjusted by the CPI is higher than the Market Rent as determined above: the Base Rent and Site Pad Rent shall be multiplied by a fraction, the numerator of which shall be the CPI for the third month prior to the month in which the applicable Extension Term commences, and the denominator of which (for each such fraction) shall be the Base Price Index. In the event that Landlord determines that the CPI ceases to use the 1982-84 average of 100 as the basis of calculation, or if a substantial change is made in the terms or number of items contained in the CPI, then the CPI shall be adjusted to the figure that would have been arrived at had the manner of computing the CPI in effect at the date of this Lease not been changed. In the event that within one (1) year following the date that the CPI figure for any month used in calculating the Base Rent and Site Pad Rent shall have been published, the federal government shall revise such figure, then: (x) such revised CPI figure shall thereafter be deemed to be the correct CPI figure for all purposes (unless the federal government shall yet again revise such figure, in which case the most recently revised CPI figure shall be deemed to be correct); and (y) any retroactive adjustment or recomputation resulting from such revised CPI figure shall be limited to encompass only the year immediately preceding the date upon which the revision of such CPI figure shall have first been published.

3.03(e) Rent Continuation. For any part of the Extension Term during which the Base Rent and Site Pad Rent is in dispute or has otherwise not finally been determined, Tenant shall make payment on account of Base Rent and Site Pad Rent at the CPI Adjusted Base Rent and Site Pad Rent, and the parties shall adjust for any overpayments or underpayments upon the final determination of Base Rent and Site Pad Rent. The failure by the parties to complete the process contemplated under this Section prior to commencement of the Extension Term shall not affect the continuation of the Term or the parties’ obligation to make any adjustments for any overpayments or underpayments for the Base Rent and Site Pad Rent due for the Extension Term promptly after the determination thereof is made.

ARTICLE 4: RENT

4.01 Base Rent. On the Term Commencement Date and thereafter on the first day of each month during the Term, Tenant shall pay Landlord the monthly installment of Base Rent, Site Pad Rent and the monthly installment of Tenant’s Pro Rata Share of Total Operating Costs required by Section 4.02, in each case in advance. Rent shall be payable at Landlord’s address or otherwise as Landlord may designate in writing from time to time. In the event the Term Commencement Date is other than on the first day of the month, such amounts due shall be pro-rated and adjusted (up or down, as applicable) for any amounts paid (or owed) to Landlord for the period prior to the Term Commencement Date on account of the month in which the Term Commencement Date occurs, taking into account any difference between the rate charged for prior rent during Tenant’s occupancy of the Premises as a tenant at will and the amount of Base Rent due under this Lease.

4.02 Additional Rent.

4.02(a) General. “Rent” means Base Rent and Additional Rent. Landlord shall estimate in advance (i) all Taxes under Article 5, (ii) all utility costs (unless separately metered to or separately contracted for by Tenant) under Article 6, (iii) all insurance premiums to be paid by Landlord under Article 7 and (iv) all Operating Expenses under Section 8.04 (individually, all such items in clauses (i) through (iv) being “Operating Costs” and collectively, being “Total Operating Costs”) and Tenant shall pay one-twelfth of Tenant’s Pro Rata Share of such estimated Total Operating Costs monthly in advance together with Base Rent. Landlord may adjust its estimates of Total Operating Costs at any time based upon its experience and reasonable anticipation of costs. Such adjustments shall be effective as of the next Rent payment date after notice to Tenant. Within ninety (90) days after the end of each fiscal year of the Property during the Term, Landlord shall endeavor to give to Tenant (and in any event shall give to Tenant within one hundred eighty (180) days after the end of each fiscal year) a reasonably detailed statement of the Total Operating Costs paid or incurred by Landlord during the preceding fiscal year and Tenant’s Pro Rata Share of such expenses. Within the next thirty (30) days, Tenant shall pay Landlord any underpayment, or Landlord shall credit Tenant with any overpayment, of Tenant’s Pro Rata Share of such Total Operating Costs. If the Term expires or the Lease is terminated as of a date other than the last day of a fiscal year, Tenant’s payment of Additional Rent pursuant to this Section for such partial fiscal year shall be based on Landlord’s best estimate of the items otherwise includable in Total Operating Costs and shall be made on or before the later of (a) ten (10) days after Landlord delivers such estimate to Tenant or (b) the last day of the Term, with an appropriate payment or refund to be made within thirty (30) days of Tenant’s receipt of Landlord’s statement of Total Operating Costs for such fiscal year. This Section shall survive the expiration or earlier termination of the Term.

This Lease requires Tenant to pay directly to suppliers, vendors, carriers, contractors, etc., certain insurance premiums, utility costs, personal property taxes, maintenance and repair costs and other expenses. If Landlord pays any of these amounts in accordance with this Lease, Tenant shall reimburse such costs, without mark-up or any administrative fee, in full with the next monthly Rent payment. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due on or before the date for the next monthly Rent payment.

4.02(b) Allocation of Certain Operating Costs. If at any time during the Term Landlord provides services only with respect to particular portions of the Building or particular portions of the Complex that include the Premises or incurs other Operating Costs allocable to particular portions of the Building that include the Premises alone, then such Operating Costs shall be charged entirely to those tenants, including Tenant, if applicable, of such portions, notwithstanding the provisions hereof referring to Tenant’s Pro Rata Share. If, during any period for which Landlord’s Operating Costs are being computed, less than all of the Building or Complex is occupied by tenants, or if Landlord is not supplying all tenants with the services being supplied hereunder, Operating Costs shall be reasonably estimated and extrapolated by Landlord to determine the Operating Costs that would have been incurred if the Building or Complex were fully occupied for such year and such services were being supplied to all tenants, and such estimated and extrapolated amount shall be deemed to be the Operating Costs for such period.

4.03 Late Charge. Tenant acknowledges that if it pays Rent late, Landlord shall incur unanticipated costs, which shall be extremely difficult to ascertain exactly. Such costs include processing and accounting charges, and late charges that may be imposed on Landlord by any mortgage on the Property. Accordingly, if Landlord does not receive any Rent payment within five (5) days following its due date, Tenant shall pay Landlord a late charge equal to five (5%) percent of the overdue amount. The parties agree that this late charge represents a fair and reasonable estimate of the costs Landlord shall incur by reason of Tenant’s payment default. Payment of the late charge shall not cure Tenant’s payment default or prevent Landlord from exercising other rights and remedies.

4.04 Interest. Any late Rent shall bear interest from the date due until paid at the rate of 15% per annum except to the extent such interest would cause the total interest to be in excess of that legally permitted. Payment of interest shall not cure Tenant’s payment default or prevent Landlord from exercising other rights and remedies.

4.05 Method of Payment. Tenant shall pay the Base Rent to Landlord in advance in equal monthly installments by the first of each calendar month during the Term. Tenant shall make a ratable payment of Base Rent and Additional Rent for any period of less than a month at the beginning or end of the Term. All payments of Base Rent, Additional Rent and other sums due shall be paid in current U.S. exchange by check at the Original Address of Landlord or such other place as Landlord may from time to time direct (or if requested by Landlord in the case of Base Rent, by electronic fund transfer), without demand, set-off or other deduction.

Without limiting the foregoing, Tenant’s obligation to pay Rent shall be absolute, unconditional, and independent and shall not be discharged or otherwise affected by any law or regulation now or hereafter applicable to the Premises, or any other restriction on Tenant’s use, or, except as expressly provided in herein, any casualty or taking, or any failure by Landlord to perform or other occurrence; and Tenant assumes the risk of the foregoing and waives all rights now or hereafter existing to quit or surrender this Lease or the Premises or any part thereof, or to assert any defense in the nature of constructive eviction to any action seeking to recover Rent. Subject to the provisions of this Lease, however, Tenant shall have the right to seek judgments for direct money damages occasioned by Landlord’s breach of its Lease covenants (but may not set-off any such judgment against any Rent or other amount owing hereunder).

It is intended that Base Rent payable hereunder shall be a net return to Landlord throughout the Term, free of expense, charge, offset, diminution or other deduction whatsoever on account of the Premises (excepting Landlord’s financing expenses, federal and state income taxes of general application, and those expenses that this Lease expressly makes the responsibility of Landlord), and all provisions hereof shall be construed in terms of such intent.

4.06 Tenant’s Pro Rata Share. Tenant’s Pro Rata Share is calculated by dividing the rentable square foot area on the Premises by the rentable square foot area of the Building, as of the date of the computation. Tenant’s Pro Rata Share initially as set forth in Article 1 is subject to adjustment by Landlord if the rentable square footage of the Premises or the Building changes.

ARTICLE 5: TAXES

5.01 Taxes. Tenant covenants and agrees to pay to Landlord as Additional Rent Tenant’s Pro Rata Share of the Taxes for each fiscal tax period, or ratable portion thereof, included in the Lease Term. The foregoing notwithstanding, prior to January 1, 2003, Tenant shall have no obligation to pay Tenant’s Pro Rata Share of Taxes. If Landlord receives a refund of any such Taxes, Landlord shall pay Tenant Tenant’s Pro Rata Share of the refund after deducting Landlord’s costs and expenses incurred in obtaining the refund. Tenant shall make estimated payments on account of Taxes in monthly installments on the first day of each month, in amounts reasonably estimated from time to time by Landlord pursuant to Section 4.02(a).

5.02 Definition of “Taxes.” “Taxes” means all taxes, assessments, betterments, excises, user fees and all other governmental charges and fees of any kind or nature, or impositions or agreed payments in lieu thereof or voluntary payments made in connection with the provision of governmental services or improvements of benefit to the Building or the Property (including any so-called linkage, impact, or voluntary betterment payments), and all penalties and interest thereon (if due to Tenant’s failure to make timely payments), assessed or imposed against the Premises or the property of which the Premises are a part (including without limitation any personal property taxes levied on such property or on fixtures or equipment used in connection therewith), other than a federal or state income tax of general application. If during the Term the present system of ad valorem taxation of property shall be changed so that, in lieu of or in addition to the whole or any part of such ad valorem tax there shall be assessed, levied or imposed on such property or Premises or on Landlord any kind or nature of federal, state, county, municipal or other governmental capital levy, income, sales, franchise, excise or similar tax, assessment, levy, charge or fee (as distinct from the federal and state income tax in effect on the Date of Lease) measured by or based in whole or in part upon Building valuation, mortgage valuation, rents, services or any other incidents, benefits or measures of real property or real property operations, then any and all of such taxes, assessments, levies, charges and fees shall be included within the term of Taxes. Taxes shall also include expenses, including fees of attorneys, appraisers and other consultants, incurred in connection with any efforts to obtain abatements or reduction or to assure maintenance of Taxes for any year wholly or partially included in the Term, whether or not successful and whether or not such efforts involved filing of actual abatement applications or initiation of formal proceedings.

5.03 Personal Property Taxes. Tenant shall pay directly all taxes charged against Tenant’s Property (as defined in Section 10.06). Tenant shall use its best efforts to have personal property taxed separately from the Property. Landlord shall notify Tenant if any of Tenant’s personal property is taxed with the Property, and Tenant shall pay such taxes to Landlord within fifteen (15) days of such notice.

ARTICLE 6: UTILITIES

6.01 Utility Services.

(a) Except as expressly set forth herein, Tenant shall pay all charges for water, sewer, gas, electricity (“Utility Service”) and any other utilities or like services used or consumed on the Premises, whether called use charge, tax, assessment, fee or otherwise as the same become due. It is understood and agreed that, in connection with the Base Building Work, (i) Landlord shall be responsible for bringing Utility Services to a common switching point(s) at the Building (collectively, “Utility Switching Points”) and for installing direct meters or other measuring devices for such services to the Building (as opposed to individual tenant spaces) at Landlord’s cost; (ii) Tenant shall pay for any and all costs to install and connect such Utility Services from such Utility Switching Points to the Premises; (iii) Landlord shall be under no obligation as to any Utility Services beyond the foregoing responsibility to bring such Utility Services to the Utility Switching Points; and (iv) Landlord shall not be liable for any interruption or failure in the supply of any utilities or Utility Services. Any utilities that are separately metered for Tenant, such as telephone service, shall be paid by Tenant directly to the utility authorities charged with the collection thereof.

(b) Tenant shall install temporary meters for measuring Tenant’s usage of gas, electricity and water in the Premises no later than February 1, 2003. Prior to February 1, 2003, Tenant shall use the now-existing gas service to the Premises at no charge and shall pay to Landlord the cost of electricity and water service dependant upon Tenant’s usage in accordance with Landlord’s periodic reading of the temporary meters installed in the Premises on the Date of Lease. Following February 1, 2003, until such time as the check meters described in Section 6.01(c) have been installed by Tenant, Tenant shall pay to Landlord the cost of electricity, gas and water service to the Premises dependant upon Tenant’s usage in accordance with Landlord’s periodic reading of the temporary meters installed by Tenant or, to the extent such meters have not been installed, based on Landlord’s reasonable estimate of Tenant’s usage of such services.

(c) Tenant, at Tenant’s sole expense, shall install check meters for the Utility Services to the Premises, Tenant’s Utility Services shall be check metered in full no later than September 1, 2003. Tenant shall pay the costs of Utility Services directly to Landlord as Total Operating Costs pursuant to Section 4.02 dependent upon Tenant’s usage in accordance with Landlord’s periodic check meter readings.

(d) To the extent permitted by law, Landlord shall have the right at any time and from time to time during the Term to contract for or purchase one or more Utility Services from any company or third-party providing Utility Services (“Utility Service Provider”). Tenant agrees reasonably to cooperate with Landlord and the Utility Service Providers and at all times as reasonably necessary, and on reasonable advance notice, shall allow Landlord and the Utility Service Providers reasonable access to any utility lines, equipment, feeders, risers, fixtures,wiring and any other such machinery or personal property within the Premises and associated with the delivery of Utility Services subject to the provisions of Section 9.06.

(e) Notwithstanding anything to the contrary in Sections 2.01(c), 6.01(a), or 17.14, Landlord shall not voluntarily shut down the electric, natural gas, water and sewer services serving the Clean Room (the “Essential Clean Room Services”) during a period in which the Clean Room is in use for production or validation (“validation” meaning, for the purposes of this Lease, establishing whether a specific process will consistently produce a product meeting its pre-determined specifications and quality attributes) purposes without first giving Tenant at least thirty (30) days’ notice of the anticipated date of such shutdown and fourteen (14) days’ actual notice of such shutdown (in either case, a “Landlord Shutdown Notice”). Notwithstanding the provisions of Section 17.05 of this Lease to the contrary, Landlord’s notices pursuant to the foregoing sentence may by given by e-mail or facsimile provided that, in either event, automated confirmation of delivery is received by Landlord. Tenant’s e-mail address is carond@alxn.com and its facsimile number is 203-271-8198 for the purpose of such notices, which e-mail address and facsimile number are subject to change upon written notice to Landlord. Landlord shall use good faith efforts to verbally confirm that Tenant has received any notice sent by e-mail or facsimile pursuant to the immediately preceding sentence by calling Dan Caron at 203-271-8230 (which person and phone number are subject to change upon written notice to Landlord), provided, however, that Landlord’s failure to confirm such notice verbally shall not be deemed to invalidate the applicable e-mail or facsimile notice.

Within five (5) business days following Tenant’s receipt of any Landlord Shutdown Notice, Tenant shall notify Landlord if, in fact, production or validation will be taking place in the Clean Room during the period specified in the Landlord Shutdown Notice. Tenant’s failure to respond to the Landlord Shutdown Notice shall be deemed to be notice to Landlord that production or validation will be taking place during such period. Tenant and Landlord shall cooperate to provide for temporary alternative utility services to the Clean Room, if possible, during any such shutdown so as to minimize any interference with the conduct of Tenant’s business. Tenant’s sole and exclusive remedy in the event of a breach of Landlord’s obligations under this paragraph shall be an abatement of Base Rent equal to the duration of the utility service shut down resulting in such breach provided that such breach actually results in an interruption of Essential Clean Room Services during a period in which production or validation is occurring in the Clean Room, Tenant has given Landlord prompt written notice of such breach, such breach results from the willful disregard by Landlord of the provisions of this Section 6.01(e).

In case of emergency, Landlord may, notwithstanding any provision of this Section 6.01(e) to the contrary, shut down the Essential Clean Room Services without prior notice provided that Landlord makes reasonable efforts to notify Tenant (which notice may be telephonic) of such shut down promptly thereafter.

ARTICLE 7: INSURANCE

7.01 Coverage. Tenant shall maintain during the Term insurance for the benefit of Tenant and Landlord (as their interests may appear) from insurers rated at least A-/VII by A. M. Best, on an occurrence basis and with terms and coverages otherwise reasonably satisfactory to Landlord and with such increases in limits as Landlord may from time to time reasonably request or as may be required under any mortgages or the Ground Lease. Initially, Tenant shall maintain the following:

(i) Commercial general liability insurance naming Landlord, Ground Lessor, Landlord’s management, leasing and development agents and Landlord’s mortgagee(s) from time to time as additional insureds, with coverage for premises/operations, personal injury, and contractual liability with combined single limits of liability of not less than $5,000,000 for bodily injury and property damage per occurrence.

(ii) Property insurance covering property damage and business interruption. Covered property shall include all tenant improvements in the Premises (including the Finish Work and Tenant Work) and all other items of Tenant Property (as defined in Section 10.06). Such insurance, with respect only to tenant improvements, shall name Landlord, Ground Lessor and Landlord’s mortgagees from time to time as additional loss payees as their interests may appear. Such insurance shall be written on an “all risk” of physical loss or damage basis including the perils of fire, extended coverage, windstorm, vandalism, malicious mischief, sprinkler leakage, flood and earthquake, and such other risks Landlord may from time to time designate, for the full replacement cost value of the covered items and in amounts that meet any co-insurance clause of the policies of insurance, with a deductible amount not to exceed $5,000.

(iii) Workers’ compensation insurance with statutory benefits and employers’ liability insurance in the following amounts: each accident, $500,000; disease (policy limit), $500,000; disease (each employee), $500,000.

Prior to the Term Commencement Date (or, if earlier, the time that Tenant enters onto the Property pursuant to Section 10.04(g)) and on each anniversary of that date (or on the policy renewal date), Tenant shall give Landlord certificate(s) evidencing such coverage and stating that it may not be changed or canceled without at least thirty (30) days’ prior written notice to Landlord and Tenant. Insurance maintained by Tenant shall be deemed to be primary insurance, and any insurance maintained by Landlord shall be deemed secondary to it.

7.02 Avoid Action Increasing Rates. Tenant shall comply with Sections 9.01, 9.02, 9.03, and 9.04 and in addition shall not, directly or indirectly, use the Premises in any way that is prohibited by law or dangerous to people or property or that may jeopardize or increase the cost of any insurance coverage or require additional insurance. Tenant shall cure any breach of this Section within ten (10) days after notice from Landlord by (i) stopping any use that jeopardizes any insurance coverage or increases its cost and (ii) paying the increased cost of insurance (provided that, if Tenant stops such use, Landlord shall use commercially reasonable efforts (at no out-of-pocket cost to Landlord) to obtain a reduction in the cost of such insurance). Tenant shall have no further notice or cure right under Article 14 for any such breach. Tenant shall reimburse Landlord for all of Landlord’s costs incurred in providing any insurance that is attributable to any special endorsement or increase in premium resulting from the business or operations of Tenant, and any special or extraordinary risks or hazards resulting therefrom, including without limitation, any risks or hazards associated with the generation, storage and disposal of medical waste.

7.03 Waiver of Subrogation. Landlord and Tenant each waive any and every claim for recovery from the other for any and all loss of or damage to the Property or any part of it, or to any of its contents, which loss or damage is covered by valid and collectible property insurance. Landlord waives any and every such claim against Tenant that would have been covered had the insurance policies required to be maintained by Landlord by this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies. Tenant waives any and every such claim against Landlord that would have been covered had the insurance policies required to be maintained by Tenant under this Lease been in force, to the extent that such loss or damage would have been recoverable under such policies. This mutual waiver precludes the assignment of any such claim by subrogation (or otherwise) to an insurance company (or any other person), and Landlord and Tenant each agree to give written notice of this waiver to each insurance company that has issued or shall issue any property insurance policy to it, and to have the policy properly endorsed, if necessary, to prevent invalidation of the insurance coverage because of this waiver.

7.04 Landlord’s Insurance. Landlord shall purchase and maintain during the Term with insurance companies qualified to do business in the state where the Property is located insurance on an occurrence basis that shall include the following: (i) commercial general liability insurance for incidents occurring in the common areas, with coverage for premises/operations, personal and advertising injury, products/completed operations and contractual liability with combined single limits of liability of not less than $5,000,000 for bodily injury and property damage per occurrence, together with such other coverages and risks as Landlord shall reasonably decide or a mortgagee or ground lessor may require; and (ii) property insurance covering property damage to the Building, excluding any Tenant Work, and loss of rental income, on an “all risk” of physical loss or damage basis, for full replacement cost value of the Building with co-insurance waived by inclusion of an agreed amount endorsement, together with such other coverages and risks as Landlord shall reasonably decide or a mortgagee or a ground lessor may require. As set forth in Section 4.02, the cost thereof shall be borne by Tenant and other tenants. Landlord may use blanket or excess umbrella coverage to satisfy any of the requirements in this Section 7.04.

ARTICLE 8: OPERATING EXPENSES

8.01 Operating Expenses. “Operating Expenses” shall mean all costs and expenses associated with the ownership, operation, maintenance and repair of the Building and Property and of all heating, ventilating, air conditioning, plumbing, electrical, utility and safety systems for the Building and the “Building Pro Rata Share” of such costs and expenses associated with the Complex Common Elements. “Complex Common Elements” shall mean all areas in the Complex available for the common use of tenants of the Complex and not leased or held for the exclusive use of Tenant or other tenants, including common parking areas, driveways, sidewalks, access roads, plazas, landscaping and planted areas located in the Complex. Operating Expenses include without limitation the costs and expenses incurred in connection with the following: compliance with Landlord’s obligations under Section 10.03(b); planting and landscaping; snow removal; utility, water and sewage services; maintenance of signs; supplies, materials and equipment purchased or rented, total wage and salary costs paid to, and all contract payments made on account of, all persons up to the level of site or building manager engaged in the operation, maintenance, security, cleaning and repair of the Property and Complex Common Elements, including Social Security, old age and unemployment taxes and so-called “fringe benefits”; services generally furnished to tenants of the Building; maintenance, repair and replacement of Building and Complex Common Elements equipment and components; utilities consumed and expenses incurred in the operation, maintenance and repair of the Property and Complex Common Elements; costs incurred by Landlord to comply with the terms and conditions of any governmental approvals affecting operations of the Property; workers’ compensation insurance and property, liability and other insurance premiums; personal property taxes; rental or lease payments paid by Landlord for rented or leased personal property used in the operation or maintenance of the Property and Complex Common Elements; fees for required licenses and permits; routine maintenance and repair of parking areas and paving (including sweeping, striping, repairing, resurfacing, and repaving); refuse removal; security; reasonable reserves, including for roof replacement and exterior painting; property management fees; and capital repairs or replacements (except to the extent otherwise excluded below), provided that capital repairs or replacements shall be amortized in accordance with generally accepted accounting principles over the useful economic life of such item as reasonably determined by Landlord, with interest at the so-called base rate or prime rate from time to time announced by Fleet National Bank (or any comparable financial institution) at the head office in Boston, Massachusetts. Landlord may use third parties or affiliates to perform any of these services, and the cost thereof shall be included in Operating Expenses provided costs of work performed by affiliates does not exceed the reasonable costs a third party would have charged. Costs referred to in this Section shall be ascertained in accordance with generally accepted accounting principles, including allowances for appropriate reserves, and allocated to appropriate fiscal periods on the accrual method of accounting. Landlord shall make a reasonable allocation of the cost of any Operating Expenses incurred jointly for the Property and any other property. The “Building’s Pro Rata Share” of Operating Expenses incurred with respect to Complex Common Elements means a fraction equal to the rentable floor area of the Building divided by the rentable floor area of all buildings in the Complex then in active use and sharing such costs and expenses, as determined in Landlord’s reasonable discretion from time to time.

Operating Expenses shall not include: the cost of performing Landlord’s obligations under Section 10.03 (a); the cost of casualty repairs to the extent covered by insurance, (except for reasonable deductibles paid by Landlord under insurance policies maintained by Landlord); costs associated with the operation of the business of Landlord and/or the sale and/or financing of the Building, as distinguished from the cost of Building operations, maintenance and repair; and costs of disputes between Landlord and its employees, tenants or contractors.

In addition, Operating Expenses shall not include costs of tenant improvements, depreciation charges, interest and principal payments on mortgages, ground rental payments, real estate brokerage and leasing commissions, expenses incurred in enforcing obligations of tenants of the Building, salaries and other compensation of executive officers of the managing agent of the Building senior to the site or building manager, costs of any special service provided to any one tenant of the Building but not to tenants of the Building generally, and costs of marketing or advertising the Building or the Complex. Operating Expenses shall also exclude capital repairs or replacements (i) incurred to comply with any building code or other law, regulation, or legal requirement existing as of the Date of this Lease, (ii) voluntarily incurred by Landlord to bring the Building into compliance with a law, building code, regulation or legal requirement from which the Building is otherwise excepted by so-called “grandfathering” provisions as of the Date of this Lease, or (iii) incurred in connection with new development of improvements at the Building, Property, or Complex; (b) the costs of providing any services at the Building for which Tenant is required to pay a separate charge; (c) legal fees and expenses incurred in connection with negotiation of leases, mortgages or ground leases; and (d) costs associated with financing, refinancing or ground leases.

Tenant shall pay Tenant’s Pro Rata Share of Operating Expenses in accordance with Section 4.02. The foregoing to the contrary notwithstanding, prior to January 1, 2003, Operating Expenses, for the purposes of Tenant’s Pro Rata Share of Operating Expenses, shall be deemed to include only security costs of the Building and Complex.

ARTICLE 9: USE OF PREMISES

9.01 Permitted Uses. Tenant may use the Premises only for the Permitted Uses described in Article 1. Landlord acknowledges and agrees that the uses in the Premises as of the Date of Lease are Permitted Uses.

9.02 Indemnification. Tenant shall assume exclusive control of all areas of the Premises, including all improvements, utilities, equipment, and facilities therein. Tenant is responsible for the Premises and any Tenant’s improvements, equipment, facilities and installations, wherever located on the Property and all liabilities, including without limitation tort liabilities, incident thereto. Tenant shall indemnify, save harmless and defend Landlord, Ground Lessor’s, and Landlord’s members, managers, officers, mortgagees, agents, employees, independent contractors, invitees and other persons acting under them (collectively, “Indemnitees”) from and against all liability, claim or cost (including reasonable attorneys’ fees) arising in whole or in part out of (i) any injury, loss, theft or damage (except to the extent due to the gross negligence or willful misconduct of Landlord or its employees) to any person or property while on or about the Premises, (or while on or about the Property or the Complex, other than the Premises, if due to the act or negligent omission of Tenant); (ii) any condition within the Premises, (or within the Property or the Complex, other than the Premises, if due to the act or negligent omission of Tenant); (iii) failure to comply with any Lease covenant by Tenant; (iv) the use of the Premises, by, or any act or omission of, Tenant or persons claiming by, through or under Tenant, or any of its agents, employees, independent contractors, suppliers or invitees or (v) the negligent use of the Property or the Complex, other than the Premises, by Tenant or persons claiming by, through or under Tenant, or any of its agents, employees, independent contractors, suppliers or invitees, in each case paying any cost to Landlord on demand as Additional Rent. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

9.03 Compliance With Legal Requirements. Tenant shall not cause the Premises, the Property or the Complex or permit the Premises to be used in any way that violates any law, code, ordinance, restrictive covenant, encumbrance, governmental regulation, order, permit, approval or any provision of the Lease and Ground Lease (each a “Legal Requirement”), annoys or interferes with the rights of tenants of the Building or Complex, or constitutes a nuisance or waste. Tenant shall obtain and pay for all permits and shall promptly take all actions necessary to comply with all Legal Requirements, including without limitation the Occupational Safety and Health Act, applicable to Tenant’s use of the Premises, the Property or the Complex. Tenant shall maintain in full force and effect all certifications or permissions to provide its services required by any authority having jurisdiction to authorize, franchise or regulate such services. Tenant shall be solely responsible for procuring and complying at all times with any and all necessary permits directly relating or incident to: the conduct of its activities on the Premises; its scientific experimentation, transportation, storage, handling, use and disposal of any chemical or radioactive or biological or pathological substances or organisms or other hazardous wastes or environmentally dangerous substances or materials or medical waste. Within ten (10) days of a request by Landlord, which request shall be made not more than once during each period of twelve (12) consecutive months during the Term hereof, unless otherwise requested by any mortgagee of Landlord, Tenant shall furnish Landlord with copies of all such permits that Tenant possesses or has obtained together with a certificate certifying that such permits are all of the permits that Tenant possesses or has obtained with respect to the Premises. Tenant shall promptly give notice to Landlord of any violations relative to the above received from any federal, state or municipal agency or by any court of law and shall promptly cure the conditions causing any such violations. Tenant shall not be deemed to be in default of its obligations under the preceding sentence to cure promptly any condition causing any such violation in the event that, in lieu of such cure, Tenant shall contest the validity of such violation by appellate or other proceedings permitted under applicable law, provided that: (i) any such contest is made reasonably and in good faith, (ii) Tenant makes provisions, including, without limitation, posting bond(s) or giving other security, acceptable to Landlord to protect Landlord, the Building and the Property from any liability, costs, damages or expenses arising in connection with such violation and failure to cure, (iii) Tenant shall agree to indemnify, defend (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from and against any and all liability, costs, damages, or expenses arising in connection with such condition and/or violation, (iv) Tenant shall promptly cure any violation in the event that its appeal of such violation is overruled or rejected, and (v) Tenant shall certify to Landlord’s satisfaction that Tenant’s decision to delay such cure shall not result in any actual or threatened bodily injury or property damage to Landlord, any tenant or occupant of the Building or the Property, or any other person or entity.

9.04 Environmental Substances. “Environmental Law(s)” means all statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders of federal, state and local public authorities pertaining to any of the Environmental Substances or to environmental compliance, contamination, cleanup or disclosures of any release or threat of release to the environment, of any hazardous, biological, chemical, radioactive or toxic substances, wastes or materials, any pollutants or contaminants that are included under or regulated by any municipal, county, state or federal statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations or orders, including, without limitation, the Toxic Substances Control Act, 15 U.S.C. § 2601, et seq.; the Clean Water Act, 33 U.S.C. § 1251, et seq.; the Clean Air Act, 42 U.S.C. § 7401, et seq.; the Safe Drinking Water Act, 42 U.S.C. § 300f-300j, et seq.; the Federal Water Pollution Control Act, 33 U.S.C. § 1321, et seq.; the Solid Waste Disposal Act, 42 U.S.C § 6901, et seq.; the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C. Section 9601 et seq.; the Federal Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 etseq.; the Superfund Amendments and Reauthorization Act of 1986, Public Law No. 99-499 (signed into law October 17, 1986); Title 22a of the Connecticut General Statutes, as any of the same are from time to time amended, and the rules and regulations promulgated thereunder, and any judicial or administrative interpretation thereof, including any judicial or administrative orders or judgments, and all other federal, state and local statutes, laws, rules, regulations, codes, ordinances, standards, guidelines, authorizations and orders regulating the generation, storage, containment or disposal of any Environmental Substances, including but not limited to those relating to lead paint, radon gas, asbestos, storage and disposal of oil, biological, chemical, radioactive and hazardous wastes, substances and materials, and underground and above ground oil storage tanks; and any amendments, modifications or supplements of any of the foregoing.

“Environmental Substances” means, but shall not be limited to, any hazardous substances, hazardous waste, environmental, biological, chemical, radioactive substances, oil, petroleum products and any waste or substance, which because of its quantitative concentration, chemical, biological, radioactive, flammable, explosive, infectious or other characteristics, constitutes or may reasonably be expected to constitute or contribute to a danger or hazard to public health, safety or welfare or to the environment, including without limitation any asbestos (whether or not friable) and any asbestos-containing materials, lead paint, waste oils, solvents and chlorinated oils, polychlorinated biphenyls (PCBs), toxic metals, etchants, pickling and plating wastes, explosives, reactive metals and compounds, pesticides, herbicides, radon gas, urea formaldehyde foam insulation and chemical, biological and radioactive wastes, or any other similar materials that are mentioned under or regulated by any Environmental Law; and the regulations adopted under these acts, and including any other products or materials subsequently found by an authority of competent jurisdiction to have adverse effects on the environment or the health and safety of persons.

Tenant shall neither cause or permit any Environmental Substances to be generated, produced, brought upon, used, stored, treated or disposed of in or about or on the Building or the Complex by Tenant, nor permit or suffer persons acting under Tenant, to do the same, whether with or without negligence, without (i) Landlord’s prior written consent, which consent shall not be unreasonably withheld, and (ii) complying with all applicable Environmental Laws and Legal Requirements pertaining to the transportation, storage, use or disposal of such Environmental Substances, including obtaining proper permits. Landlord may take into account any factors or facts that Landlord reasonably believes relevant in determining whether to grant its consent provided that it shall be reasonable for Landlord to deny its consent because such Environmental Substances are not compatible with a mixed-use office, light industrial, retail and laboratory project adjacent to residential areas in an urban environment. Landlord consents to Tenant’s use of the Environmental Substances listed in Exhibit G. From time to time at Landlord’s request, Tenant shall execute affidavits, representations and the like concerning Tenant’s best knowledge and belief regarding the presence or absence of Environmental Substances on the Premises, or on the Property or the Complex (other than the Premises) due to Tenant’s acts or omissions. Tenant agrees to pay the cost of any environmental inspection or assessment requested by any lender that holds a security interest in the Property or this Lease, or by any insurance carrier, to the extent that such inspection or assessment pertains to any release, contamination, violation of Environmental Laws, loss or damage in the Premises not caused by Landlord and not arising prior to Tenant’s occupancy of the Premises.

If any transportation, storage, use or disposal of Environmental Substances on or about the Property or Complex by Tenant, its agents, employees, independent contractors, or invitees results in any escape, or release, threat of release, contamination of the soil or surface or ground water or any loss or damage to person or property (any of the foregoing, an “Occurrence”), Tenant agrees to: (a) notify Landlord immediately of the Occurrence; (b) after consultation with Landlord, clean up the Occurrence in full compliance with all applicable statutes, regulations and standards and (c) indemnify, defend and hold Landlord, and the Indemnitees harmless from and against any claims, suits, causes of action, costs and fees, including attorneys’ fees and costs, arising from or connected with any such Occurrence. In the event of such Occurrence, Tenant agrees to cooperate fully with Landlord and provide such documents, affidavits, information and actions as may be requested by Landlord (1) to comply with any Environmental Law or Legal Requirement, (2) to comply with any request of any mortgagee, ground lessor or tenant and/or (3) for any other reason deemed necessary by Landlord in its reasonable discretion. In the event of any such Occurrence that is required to be reported to a governmental authority under any Environmental Law or Legal Requirement, Tenant shall simultaneously deliver to Landlord copies of any notices given or received by Tenant and shall promptly pay when due any fine or assessment against Landlord, Tenant or the Premises or Property relating to such Occurrence.

Tenant acknowledges that, under the Ground Lease, Landlord is required to notify Ground Lessor of the full legal name, the state of incorporation or formation, the address of the headquarters, the name and business telephone number of the chief local operating officer, and the general business of Tenant to be carried on as well as the specific uses to which the Premises shall be put, and that such identification and documentation must include a personal declaration by the chief local operating officer of Tenant to be renewed annually identifying and itemizing (by chemical name) any Environmental Substances that such Tenant will use, store, produce, generate, or emit while occupying the Premises if the quantity, either at any one point in time or over the course of the year, is expected or reasonably should be expected to exceed a reportable quantity (or at Landlord’s election, if Tenant’s quantity, together with quantities arising from other tenants’ uses of the Building would exceed a reportable quantity), and Tenant agrees to furnish Landlord with said documentation. For purposes of the preceding sentence, a “reportable quantity” means a quantity of any substance the presence of which in the environment could require investigation or remediation under any Environmental Law or Legal Requirement. Notwithstanding the foregoing, an Environmental Substance need not be listed, in Landlord’s written election to Tenant from time to time (a) if used solely for clerical office equipment such as photocopiers, facsimile machines and computer printers, or (b) used solely for laboratory purposes in quantities not exceeding normal and customary laboratory standards. Such personal declaration shall contain a commitment to similarly notify Landlord in a timely fashion if any Environmental Substances in addition to those initially disclosed or disclosed in the last previous annual declaration are to be produced, generated or emitted. Such notification and initial declaration shall be made in writing on or before the earlier of (i) ten (10) business days after the Lease is executed and delivered, or (ii) the date of first occupancy of the Premises.

9.05 Signs and Auctions. Except as provided in this Section, no sign, antenna or other structure or thing, shall be erected or placed on (i) the Premises or (ii) any part of the exterior of the Building, in either case (i) or (ii), so as to be visible from the exterior of the Building without first securing the written consent of the Landlord. Tenant shall not conduct or permit any auctions or sheriff’s sales at the Property. Landlord at Landlord’s cost, shall provide Building standard lobby and floor signage identifying Tenant.

9.06 Landlord’s Access.

(a) Landlord or its agents may enter the Premises at all reasonable times to show the Premises to potential buyers, investors or other parties (but if to tenants, then only within the final twelve (12) months of the Term); to inspect and conduct tests in order to monitor Tenant’s compliance with Legal Requirements governing Environmental Substances; for purposes described in Sections 2.01, 9.04 and/or 10.04(b) or for any other purpose Landlord reasonably deems necessary. Landlord shall give Tenant prior notice (which may be oral) of such entry and shall not enter the Clean Room or Tenant’s technical areas (if Tenant has previously notified Landlord in writing of the location and extent of such technical areas) unless accompanied by Tenant’s representative (whom Tenant shall promptly provide). Landlord acknowledges that, as of the Date of Lease, Tenant has notified Landlord that

Tenant’s representative must accompany Landlord prior to any Landlord entry into any of the laboratory areas delineated on Exhibit E as “Technical Areas”.

(b) In addition to the provisions set forth in Section 9.06(a), any access to Tenant’s Clean Room during a period in which the Clean Room is in use for production or validation purposes shall be (i) scheduled so as to minimize cost, expense and interference to Tenant, to the extent reasonably practicable for Landlord, (ii) limited to the extent required by applicable law to individuals who have received applicable “Good Manufacturing Practice” training, which training shall be provided, or arranged, by Tenant at a location in the New Haven area at no cost to Landlord during regular business hours and in a manner that does not unduly delay such access, and (iii) if such access is reasonably likely to result in an interruption of Tenant’s production or validation activities in the Clean Room, shall require that Landlord give at least 30 days prior written notice (“Landlord Access Notice”) of the anticipated date of such entry, and no less than 14 days notice of the actual date of such entry. Notwithstanding the provisions of Section 17.05 of this Lease to the contrary, Landlord’s notices pursuant to the foregoing sentence may by given by e-mail or facsimile (at the e-mail address or facsimile number designated pursuant to Section 6.01(e) of this Lease) provided that, in either event, automated confirmation of delivery is received by Landlord. Landlord shall use good faith efforts to verbally confirm that Tenant has received any notice sent by e-mail or facsimile pursuant to the immediately preceding sentence by calling Dan Caron at 203-271-8230 (which person and phone number are subject to change upon written notice to Landlord), provided, however, that Landlord’s failure to confirm such notice verbally shall not be deemed to invalidate the applicable e-mail or facsimile notice. Within five (5) business days following Tenant’s receipt of any Landlord Access Notice, Tenant shall notify Landlord if, in fact, production or validation will be taking place in the Clean Room during the period specified in the Landlord Access Notice. Tenant’s failure to respond to the Landlord Access Notice shall be deemed to be notice to Landlord that production or validation will be taking place during such period.

(c) However, in case of emergency threatening life, safety or property, Landlord may enter any part of the Premises (including the Clean Room, whether or not in use for production) without prior notice or being accompanied by Tenant’s representative, or otherwise being subject to the provisions of this Section 9.06(b), provided that Landlord make reasonable efforts to notify Tenant (which notice may be telephonic) of such entry promptly thereafter.

ARTICLE 10: CONDITION AND MAINTENANCE OF PREMISES AND PROPERTY

10.01 Existing Conditions. Tenant shall accept the Premises and Property in their condition as of the Term Commencement Date “as is” and subject to all recorded matters and Legal Requirements. Tenant acknowledges that except for any express representations in this Lease, neither Landlord nor any person acting under Landlord has made any representation as to the condition of the Property or the suitability of the Property for Tenant’s intended use. Tenant represents and warrants that Tenant has made its own inspection and inquiry regarding the Property and is not relying on any representations of Landlord or any Broker or persons acting under either of them.

10.02 Exemption and Limitation of Landlord’s Liability.

10.02(a) Exemption of Landlord from Liability. Tenant shall insure its personal property under an all risk full replacement cost property insurance policy. Landlord shall not be liable for any damage or injury to the person, property or business (including loss of revenue, profits or data) of Tenant, Tenant’s employees, agents, contractors, or invitees, or any other person on or about the Property or the Complex; provided, however, that, subject to Section 7.03 and Section 10.02(b), this Section 10.02(a) shall not exempt Landlord from liability for Landlord’s negligence or willful misconduct. This exemption shall apply whether such damage or injury is caused by (among other things): (i) fire, steam, electricity, water, gas, sewage, sewer gas or odors, snow, ice, frost or rain; (ii) the breakage, leakage, obstruction or other defects of pipes, faucets, sprinklers, wires, appliances, plumbing, windows, air conditioning or lighting fixtures or any other cause; (iii) any other casualty or any Taking; (iv) theft; (v) conditions in or about Property or the Complex or from other sources or places; or (vi) any act or omission of any other tenant.

10.02(b) Limitation On Landlord’s Liability. Tenant agrees that Landlord shall be liable only for breaches of its covenants occurring while it is owner of the Property (provided, however, that if Landlord from time to time is lessee of the ground or improvements constituting the Building, then Landlord’s period of ownership of the Property shall be deemed to mean only that period while Landlord holds such leasehold interest). Upon any sale or transfer of the Building, the transferor Landlord (including any mortgagee) shall be freed of any liability or obligation thereafter arising provided the transferee Landlord has assumed said liability or obligation from and after the date of said transfer and, subject to Section 16.01, Tenant shall look solely to the transferee Landlord as aforesaid for satisfaction of such liability or obligation. The foregoing sentence shall not apply to the Security Deposit, the transfer of which is addressed in Article 15. Tenant and each person acting under Tenant agrees to look solely to Landlord’s interest from time to time in the Property for satisfaction of any claim against Landlord. No owner, trustee, beneficiary, partner, member, manager, agent, or employee of Landlord (or of any mortgagee or any lender or ground or improvements lessor) nor any person acting under any of them shall ever be personally or individually liable to Tenant or any person claiming under or through Tenant for or on account of any default by Landlord or failure by Landlord to perform any of its obligations hereunder, or for or on account of any amount or obligations that may be or become due under or in connection with this Lease or the Premises; nor shall it or they ever be answerable or liable in any equitable judicial proceeding or order beyond the extent of their interest in the Property. No deficit capital account of any member or partner of Landlord shall be deemed to be a liability of such member or partner or an asset of Landlord. Any lien obtained to enforce any judgment against Landlord shall be subject and subordinate to any mortgage encumbering the Property. In no event shall Landlord (or any such persons) ever be liable to Tenant for indirect or consequential damages (including loss of revenue, profits or data).

10.03 Landlord’s Obligations.

10.03(a) Landlord Work.

(i) Base Building Work. Tenant acknowledges that Landlord is in the process of performing major renovations to the Building that are generally described in the plans listed on Exhibit H, with such changes as Landlord may determine in its discretion (the “Base Building Work”). Tenant acknowledges that portions or all of the Base Building Work may be done before, simultaneously with, and/or after Alexion Related Work and Finish Work, each as hereinafter defined. The Base Building Work shall be done at Landlord’s cost.

(ii) Alexion Related Work. Landlord shall complete certain Base Building Work described in Exhibit H-1 for the express benefit of the Premises (“Alexion Related Work”). Subject to delays caused by force majeure or any act or omission of Tenant, Landlord shall use reasonable diligence to cause that portion of the Alexion Related Work to be completed as soon as reasonably practicable.

The Substantial Completion Date of Base Building Work, for the purposes of Article 1, shall be the date of a certificate of Landlord’s Architect that Base Building Work has been completed, other than minor or insubstantial details of construction, decoration or mechanical adjustments, and items of a seasonal nature.

Except for Alexion Related Work to be completed by Landlord, Tenant acknowledges that it accepts the Premises in “as is” condition on the Date of Lease.

10.03(b) Repair and Maintenance. Subject to the provisions of Article 12, and except for damage caused by any act or omission of Tenant or persons acting under Tenant, Landlord shall keep the Building and the foundation, roof, Building systems (to the extent not serving the Premises exclusively), structural supports, exterior windows and exterior walls of the Building in good order, condition and repair reasonable wear and tear excepted. Landlord shall not be obligated to maintain or repair any interior windows, doors, plate glass, the surfaces of walls or other fixtures, components or equipment within the Premises, but the same shall be Tenant’s obligation. Tenant shall promptly report in writing to Landlord any defective condition known to it that Landlord is required to repair. Tenant waives the benefit of any present or future law that provides Tenant the right to repair the Premises or Property at Landlord’s expense or to terminate this Lease because of the condition of the Property or Premises to the extent such benefit of law may be waived by Tenant.

10.03(c) Tenant further agrees that Landlord or any contractor, employee or agent of Landlord shall have the right to enter the Premises at any time, including during normal business hours, and from time to time to complete Base Building Work and Alexion Related Work and that such entry shall not constitute a default under Section 17.03 of the Lease, nor constructive eviction, nor breach of any other right of Tenant under common law provided that such entry is conducted in accordance with Section 9.06 of this Lease. Tenant shall not interfere in any way with construction of, nor damage, the Base Building Work or Alexion

Related Work, and shall do all things reasonably requested by Landlord to expedite construction of the Base Building Work and Alexion Related Work (provided that such things are consistent with the Construction Coordination Plan, defined below and the provisions of Section 6.01(e) and 9.06(b) of this Lease). Tenant shall not cause any labor disharmony, and Tenant shall be responsible for all costs required to produce labor harmony in connection with its tenancy. In all events, Tenant shall indemnify the Indemnitees in the manner provided in Section 9.02 of the Lease against any claim, loss or cost arising out of any interference with, or damage to, the Base Building Work, Alexion Related Work or any other work in the Building, or any delay thereto, or any increase in the cost thereof on account in whole or in part of any act, omission, neglect or default by Tenant or any Tenant Contractor or Tenant’s breach of this Section 10.03(c) (provided that no claim, loss, cost or delay resulting from Landlord’s obligation to comply with the provisions of Sections 6.01(e), 9.06(b), or the express provisions of the Construction Coordination Plan, shall trigger Tenant’s duty to indemnify the Indemnitees pursuant to this sentence). In no event shall this Section 10.03(c) be deemed to relieve Landlord from liability for personal injury or damage to Tenant Property resulting from Landlord’s negligence or willful misconduct in the course of construction of Alexion Related Work and Base Building Work.

Landlord acknowledges that Tenant is conducting its business operations in the Premises and will continue to do so during the construction of the Base Building Work and Alexion Related Work. For the purpose of ensuring that Landlord is using accepted construction practices to minimize any interference with Tenant’s business operations, Tenant may attend Landlord’s weekly tenant coordination meetings, and Landlord and Tenant will, prior to Landlord’s commencement of any Alexion Related Work and Base Building Work in the Premises, agree on a construction coordination plan (the “Construction Coordination Plan”) to provide for the coordination of Tenant’s operations in the Premises with Landlord’s construction of, and schedule for, the Alexion Related Work and Base Building Work that will require Landlord to enter the Premises. Landlord shall prepare the Construction Coordination Plan and submit the Construction Coordination Plan to Tenant for Tenant’s review and approval, which shall not be unreasonably withheld, conditioned or delayed. If Tenant does not respond to Landlord’s request for comments or approval of the Construction Coordination Plan within ten (10) business days of Landlord’s initial request for comment or approval or within five (5) days of any subsequent submission to Tenant, the Construction Coordination Plan shall be deemed approved. The Construction Coordination Plan shall provide at a minimum that (i) Landlord shall give Tenant advance notice of any Alexion Related Work or Base Building Work involving penetration from the floor above into the ceiling spaces above Tenant’s so-called “Clean Room” as delineated on Exhibit E (the “Clean Room”), (ii) a party designated by Tenant shall be permitted to observe such work above the Clean Room, and (iii) special instructions regarding the hours of Tenant’s business operations. Landlord shall perform all Alexion Related Work and Base Building Work within the Premises in accordance with the Construction Coordination Plan.

10.04 Tenant’s Obligations.

10.04(a) Repair and Maintenance. Except for work that Section 10.03 or Article 12 requires Landlord to do, Tenant at its sole cost and expense shall keep the Premises including without limitation all fixtures, systems and equipment now or hereafter on the Premises, or elsewhere exclusively serving the Premises, in good order, condition and repair and at least as good order, condition and repair as they are in on the Term Commencement Date or may be put in during the Term, reasonable wear and tear excepted; shall keep in a safe, secure and sanitary condition all trash and rubbish temporarily stored at the Premises; and shall make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. The foregoing shall include without limitation Tenant’s obligation to maintain floors and floor coverings, to paint and repair walls and doors, to replace and repair all interior glass and windows, ceiling tiles, lights and light fixtures, pipes, drains and the like in the Premises. Without limitation, Tenant shall be responsible for heating, ventilating and air-conditioning systems and Utility Services serving the Premises from the point where such systems serve the Premises exclusively (including, upon completion of the Base Building Work, from the Utility Switching Points to the Premises), and Tenant shall secure, pay for, and keep in force contracts with appropriate and reputable service companies approved by Landlord providing for the regular maintenance of such heating, ventilating and air-conditioning and Utility Services systems serving the Premise to the extent that such systems are not part of the base Building systems. Landlord hereby approves the Tenant contractors listed on Exhibit O for the purposes of the preceding sentence.

If anything required pursuant to this Section 10.04(a) to be repaired cannot be fully repaired or restored, (i) Tenant upon prior notice to Landlord shall replace it at Tenant’s cost, even if the benefit or useful life of such replacement extends beyond the Term provided, however, that (x) the replacement has been approved in advance and in writing by Landlord, and (y) the property subject to replacement will become the property of Landlord pursuant to the terms of this Lease at the conclusion of the Term, and (ii) if such replacement has been so approved by Landlord, then within ninety (90) days after the expiration of the Term, Landlord shall reimburse Tenant for the unamortized portion of the capital replacement calculated as follows: upon receipt of notice from Tenant of the need for such capital replacement, Landlord and Tenant shall cooperate to determine the estimated cost of such replacement. The actual cost of the replacement, as documented by Tenant (or Landlord, if applicable) and subject to Landlord’s approval (which shall not be unreasonably withheld), shall be amortized on a straight line basis over the useful life of such replacement as reasonably determined by Landlord, without interest. Tenant shall transfer to Landlord all of its rights and interests in any warranties related to said replacement at the conclusion of the Term. Tenant acknowledges that Landlord has the right, but not the obligation, to reduce the amount payable at the conclusion of the Term to Tenant pursuant to this paragraph by any amounts of Rent then due and payable to Landlord.

10.04(b) Landlord’s Right to Cure. If Tenant does not perform any of its obligations under Section 10.04(a), Landlord upon ten (10) days’ prior notice to Tenant (or without prior notice in the case of an emergency) may perform such maintenance, repair or replacement on Tenant’s behalf, and Tenant shall reimburse Landlord for all costs reasonably incurred together with an Administrative Charge (as defined in Section 14.02(f)), immediately upon demand.

10.05 Tenant Work.

10.05(a) General. “Tenant Work” shall mean all work including demolition, improvements, additions and alterations in or to the Premises, including the Finish Work, but excluding any Base Building Work and Alexion Related Work. Without limitation, Tenant Work includes any penetrations in the walls, partitions, ceilings or floors and all attached carpeting, all signs visible from the exterior of the Premises, and any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like). All Tenant Work shall be subject to Landlord’s prior written approval and shall be arranged and paid for by Tenant all as provided herein; provided that any interior, non-structural Tenant Work (including any series of related Tenant Work projects) that (a) costs less than the “Tenant Work Threshold Amount” (which shall be $30,000), (b) does not affect any fire-safety, telecommunications, electrical, mechanical, ventilation or plumbing systems of the Building (“Core Building Systems”), and (c) does not affect any penetrations in or otherwise affect any walls, floors, roofs, or other structural elements of the Building or any signs visible from the exterior of the Premises or any change in the exterior appearance of the windows in the Premises (including shades, curtains and the like) shall not require Landlord’s prior approval if Tenant delivers the Construction Documents (as defined in Section 10.05(b)) for such work to Landlord at least five (5) business days’ prior to commencing such work. Whether or not Landlord’s approval is required, Tenant shall not undertake any Tenant Work that in Landlord’s reasonable judgment (i) adversely affects any structural component of the Building, (ii) would be incompatible with the Core Building Systems, (iii) affects the exterior or the exterior appearance of the Building or common areas within or around the Building or other property than the Premises, (iv) diminishes the value of the Premises, or (v) requires any unusual expense to readapt the Premises. Prior to commencing any Tenant Work affecting air dispersion from ventilation systems serving Tenant or the Building, including without limitation the installation of Tenant’s exhaust systems, Tenant shall provide Landlord with a third party report from a consultant, and in a form, reasonably acceptable to Landlord, showing that such work will not adversely affect the ventilation systems of the Building (or of any other tenant in the Building) and shall, upon completion of such work, provide Landlord with a certification reasonably satisfactory to Landlord from such consultant confirming that no such adverse effects have resulted from such work.

10.05(b) Construction Documents. No Tenant Work shall be effected except in accordance with complete, coordinated construction drawings and specifications (“Construction Documents”) prepared in accordance with Exhibit J. Before commencing any Tenant Work requiring Landlord’s approval hereunder, Tenant shall obtain Landlord’s prior written approval of the Construction Documents for such work, which approval shall not be unreasonably withheld. The Construction Documents shall be prepared by an architect or mechanical, electrical and plumbing engineer, as applicable, (“Tenant’s Architect”) registered in the State of Connecticut experienced in the construction of tenant space improvements in comparable buildings and, if the value of such Tenant Work will equal or exceed the Tenant Work Threshold Amount or will affect any Core Building Systems or structural components of the Building, the identity of such Architect shall be approved by Landlord in advance, such approval not to be unreasonably withheld. Tenant shall be solely responsible for the liabilities associated with and expenses of all architectural and engineering services relating to Tenant Work and for the adequacy, accuracy, and completeness of the Construction Documents even if approved by Landlord (and even if Tenant’s Architect has been otherwise engaged by Landlord in connection with the Building). The Construction Documents shall set forth in detail the requirements for construction of the Tenant Work and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical, electrical, and plumbing systems and components of the Building. Submission of the Construction Documents to Landlord for approval shall be deemed a warranty that all Tenant Work described in the Construction Documents (i) complies with all applicable laws, regulations, building codes, and highest design standards, (ii) does not adversely affect any structural component of the Building, (iii) is compatible with and does not adversely affect the Core Building Systems, (iv) does not affect any property other than the Premises, (v) conforms to floor loading limits specified by Landlord, (vi) and with respect to all materials, equipment and special designs, processes or products, does not infringe on any patent or other proprietary rights of others. The Construction Documents shall comply with Landlord’s requirements for the uniform exterior appearance of the Building, including without limitation the use of Building standard window blinds and Building standard light fixtures within fifteen (15) feet of each exterior window or such other window and lighting treatments appropriate for clean rooms and laboratory facilities as is reasonably approved by Landlord. Landlord’s approval of Construction Documents shall signify only Landlord’s consent to the Tenant Work shown and shall not result in any responsibility of Landlord concerning compliance of the Tenant Work with laws, regulations, or codes, or coordination or compatibility with any component or system of the Building, or the feasibility of constructing the Tenant Work without damage or harm to the Building, all of which shall be the sole responsibility of Tenant.

10.05(c) Performance. The identity of any person or entity (including any employee or agent of Tenant) performing or designing any Tenant Work (“Tenant Contractor”) shall, if the cost of such work in any instance is in excess of the Tenant Work Threshold Amount or will affect any Core Building Systems or structural components of the Building or involves any work other than interior, nonstructural alterations, be approved in advance by Landlord, such approval not to be unreasonably withheld. Landlord hereby approves the Tenant Contractors listed on Exhibit O for the Finish Work. Once any Tenant Contractor has been approved, then the same Tenant Contractor may thereafter be used by Tenant for the same type of work until Landlord notifies Tenant that such Tenant Contractor is no longer approved. Tenant shall procure at Tenant’s expense all necessary permits and licenses before undertaking any Tenant Work but shall not take any plans for Tenant Work to the municipal inspection services or fire departments, without on each occasion obtaining Landlord’s prior written consent. Tenant shall perform all Tenant Work at Tenant’s risk in compliance with all applicable laws and in a good and workmanlike manner employing new materials of good quality and producing a result at least equal in quality to the other parts of the Premises. When any Tenant Work is in progress, Tenant shall cause to be maintained insurance as described in the Tenant Work Insurance Schedule attached as Exhibits K and K-1 and such other insurance as may be reasonably required by Landlord covering any additional hazards due to such Tenant Work, and, if the cost of such Tenant Work exceeds the Tenant Work Threshold Amount also such bonds or other assurances of satisfactory completion and payment as Landlord may reasonably require, in each case for the benefit of Landlord. If the Tenant Work in any instance requires Landlord’s approval hereunder, Tenant shall reimburse Landlord for its reasonable out-of-pocket, third party costs of reviewing the proposed Tenant Work and inspecting installation of the same. Landlord agrees that it shall review the proposed Tenant Work and inspect installations of the same using Landlord’s employees to the extent such employees are reasonably qualified to do so. At all times while performing Tenant Work, Tenant shall require any Tenant Contractor to comply with all applicable laws, regulations, permits and Landlord’s rules and regulations relating to such work, including without limitation use of loading areas, elevators and lobbies. Each Tenant Contractor working on the roof of the Building shall coordinate with Landlord’s roofing contractor, shall comply with its requirements and shall not violate existing roof warranties. Each Tenant Contractor shall work on the Premises without causing labor disharmony, coordination difficulties, or delay to or impairing of any guaranties, warranties or the work of any other contractor. Each Tenant Contractor shall, by entry into the Building, be deemed to have agreed to indemnify and hold the Indemnitees harmless from any claim, loss or expense arising in whole or in part out of any act or neglect committed by or under such person while on or about the Premises or Building to the same extent as Tenant has so agreed in this Lease, the indemnities of Tenant and Tenant Contractor being joint and several.

10.05(d) Payment. Tenant shall pay the entire cost of all Tenant Work so that the Premises, including Tenant’s leasehold, shall always be free of liens for labor or materials. If any such lien is filed that is claimed to be attributable to Tenant or persons acting under Tenant, then Tenant shall promptly (and always within thirty (30) days) discharge the same.

10.05(e) Other. Tenant must schedule and coordinate all aspects of work with the Building manager and Building engineer and shall make prior arrangements for elevator use with the Building manager. If an operating engineer is required by any union regulations, Tenant shall pay for such engineer. If shutdown of risers and mains for electrical, mechanical and plumbing work is required, such work shall be supervised by Landlord’s representative at Tenant’s cost. If special security arrangements must be made (e.g., in connection with work outside normal business hours), Tenant Contractor shall pay the actual cost of such security. No work shall be performed in Building mechanical or electrical equipment rooms without Landlord’s approval, which approval shall not be unreasonably withheld or delayed, and all such work shall be performed under Landlord’s supervision. Except in case of emergency, at least forty-eight (48) hours’ prior notice must be given to the Building management office prior to the shutdown of fire, sprinkler and other alarm systems, and in case of emergency, prompt notice shall be given. In the event that such work unintentionally alerts the Fire or Police Department or any private alarm monitoring company through an alarm signal, Tenant shall be liable for any fees or charges levied in connection with such alarm. Tenant shall pay to Landlord such charges as may from time to time be in effect with respect to any such shutdown. All demolition, installations, removals or other work that is reasonably likely to inconvenience other tenants or disturb Building operations must be scheduled with the Building manager at least twenty-four (24) hours in advance.

Installations within the Premises (and elsewhere where Tenant is permitted to make installations) shall not interfere with existing services and shall be installed so as not to unreasonably interfere with subsequent installation of ceilings or services for other tenants. Redundant electrical, control and alarm systems and mechanical equipment and sheet metal used or placed on the Property during construction and not maintained as part of Tenant’s use of the Premises must be removed as part of the work.

Each Tenant Contractor shall take all reasonable steps to assure that any work is carried out without disruption from labor disputes arising from whatever cause, including disputes concerning union jurisdiction and the affiliation of workers employed by said Tenant Contractor or its subcontractors. Tenant shall be responsible for, and shall reimburse Landlord for, all actual costs and expenses, including reasonable attorneys’ fees incurred by Landlord in connection with the breach by any Tenant Contractor of such obligations. If Tenant does not promptly resolve any labor dispute caused by or relating to any Tenant Contractor, Landlord may in its sole discretion request that Tenant remove such Tenant Contractor from the Property, and if such Tenant Contractor is not promptly removed, Landlord may prohibit such Tenant Contractor from entering the Property.

Upon completion of any Tenant Work, Tenant shall give to Landlord (i) a permanent certificate of occupancy (if one is legally required) and any other final governmental approvals required for such work, (ii) copies of “as built” plans and all construction contracts and (iii) proof of payment for all labor and materials.

10.05(f) Finish Work. Tenant shall perform all work, other than Base Building Work and Alexion Related Work, required to prepare the Premises for Tenant’s use and occupancy (the “Finish Work”). The Finish Work shall consist, at a minimum, of the work described on Exhibit I. Any Finish Work constructed by Tenant shall be performed in accordance with, and subject to, the provisions of this Section 10.05 of the Lease. Landlord shall not be responsible for any aspects of the design or construction of Finish Work, the correction of any defects therein, or any delays in the completion thereof. Tenant shall complete the check metering of its Utility Services (as required by Section 6.01) no later than September 1, 2003 and the remainder of the Finish Work described on Exhibit I no later than the expiration of the Initial Term.

Tenant shall be solely responsible for the liabilities and expenses of all architectural and engineering services relating to the Finish Work and for the adequacy and completeness of the Construction Documents submitted to Landlord.

10.05(g) Mechanical Equipment Space. Tenant shall have the appurtenant right to install mechanical equipment within the mechanical penthouse currently located on the roof of the Building provided that such equipment is reasonably necessary for the specialized heating, ventilation and air conditioning systems, if any, installed by Tenant in connection with Tenant Work and further that Tenant’s use of such mechanical penthouse shall be limited to Tenant’s Pro Rata Share of that portion of the penthouse made available to all tenants in the Building as reasonably determined by Landlord. The location of any such equipment shall be subject to Landlord’s approval, such approval not to be unreasonably withheld, conditioned or delayed. In the event Tenant has fully utilized its entire share of the mechanical penthouse and Tenant reasonably requires additional space for the installation of such mechanical equipment in connection with Tenant Work, Landlord shall permit Tenant to install additional mechanical equipment on the roof of the mechanical penthouse, subject to the continued availability of such space and to all of the terms and conditions of this Lease governing Tenant’s alterations and additions.

10.05(h) Tenant Delays. A delay in the commencement, performance or completion of the Base Building Work or Alexion Related Work as a result of any of the following is referred to as a “Tenant Delay”:

(i) any request by Tenant that Landlord delay the commencement of, or suspend the performance of, any Base Building Work or Alexion Related Work (it being agreed that Landlord is not required to comply with such request and may decline to comply therewith in its sole discretion) other than as expressly permitted pursuant to the Construction Coordination Plan and the terms of Section 6.01(e) and 9.06(b) of this Lease, or

(ii) any other act or omission of Tenant, any Tenant Contractor (as defined in Section 10), or any of their officers, employers, agents, or contractors actually resulting in a delay of the Base Building Work or Alexion Related Work.

For each day of Tenant Delay actually resulting in a delay of the Base Building Work, the Substantial Completion Date of Base Building Work shall be deemed to be one day earlier than the actual date thereof.

10.06 Condition upon Termination. At the expiration or earlier termination of the Term, Tenant (and all persons claiming through Tenant) shall without the necessity of notice, deliver the Premises (including all Finish Work and Tenant Work, and all replacements thereof, except such additions, alterations, and other Tenant Work as the Landlord may direct to be removed at the time the Landlord approves the plans thereof, or, in the case of Tenant Work not subject to Landlord approval, at the time of expiration or earlier termination of the Term) broom-clean, in compliance with the requirements of Section 10.07 and in good and tenantable condition reasonable wear and damage by casualty or taking (to the extent provided in Article 12 only) excepted. The Premises shall be surrendered to Landlord free and clear of any mechanic’s liens (or any similar lien related to labor or materials) filed against any part of the Premises and free and clear of any financing or other encumbrance on any equipment and/or Finish Work or Tenant Work to be surrendered with the Premises. Landlord acknowledges that in the event of early termination pursuant to Section 14.01, certain Tenant Property may be encumbered by purchase money financing. As part of such delivery, Tenant shall also provide all keys (or lock combinations, codes or electronic passes) to the Premises to

Landlord; remove all signs wherever located; and, except as provided in this Section 10.06, remove all Tenant Property whether or not bolted or otherwise attached. As used herein, “Tenant Property” shall mean all trade fixtures, furnishings, equipment, inventory, and other personal property owned by Tenant or any person acting under Tenant at the Premises but specifically excluding the items listed in Exhibit P which shall remain on the Premises and become property of Landlord. The items listed on Exhibit P-1 are considered Tenant Property and shall be removed by Tenant at the conclusion of the Term. Tenant shall repair all damage that results from such removal and restore the Premises substantially to a fully functional and tenantable condition (including the filling of all floor and wall holes, the removal of all disconnected wiring back to junction boxes and the replacement of all damaged ceiling tiles). Any of Tenant Property not so removed shall be deemed abandoned, shall at once become the property of Landlord, and may be disposed of in such manner as Landlord shall see fit; and Tenant shall pay the cost of removal and disposal to Landlord upon demand (which demand shall be made no later than within 120 days of termination). The covenants of this Section shall survive the expiration or earlier termination of the Term.

10.07 Decommissioning of the Premises. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant shall decommission (including cleaning, to the extent necessary) all interior surfaces (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing to the extent exclusively serving the Premises, and all exhaust or other ductwork to the extent exclusively serving the Premises, in each case which has carried or released or been exposed to any Environmental Substances during the Term of the Lease or during any period of Tenant’s prior occupancy of the Premises, so as to permit the report hereinafter called for by this Section 10.07 to be issued except as otherwise set forth on Exhibit F. Prior to the expiration of this Lease (or within thirty (30) days after any earlier termination), Tenant, at Tenant’s expense, shall obtain for Landlord a report addressed to Landlord (and, at Tenant’s election, Tenant) by a reputable licensed environmental engineer that is designated by Tenant and acceptable to Landlord in Landlord’s reasonable discretion, which report shall be based on the environmental engineer’s inspection of the Premises and shall show:

(i) that the Environmental Substances (to the extent arising from Tenant’s use or occupancy of the Premises during the Term of the Lease or during Tenant’s occupancy of the Premises prior to the commencement of the Term) have been removed as necessary so that the interior surfaces of the Premises (including floors, walls, ceilings, and counters), piping, supply lines, waste lines and plumbing, and all such exhaust or other ductwork to the extent exclusively serving the Premises, may be reused by a subsequent tenant or disposed of in compliance with applicable Environmental Laws (as defined in Section 9.04 hereof) without taking any special precautions for Environmental Substances, without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Environmental Substances and without incurring regulatory compliance requirements or giving notice in connection with Environmental Substances except as otherwise set forth on Exhibit F; and

(ii) that the Premises may be reoccupied for office or laboratory use (and that the portions of the Premises subject to decommissioning activity pursuant to this Section 10.07 may be used) without taking any special precautions for Environmental Substances (to the extent arising from Tenant’s use or occupancy of the Premises during the Term of the Lease or during Tenant’s occupancy of the Premises prior to the commencement of the Term), without incurring special costs or undertaking special procedures for disposal, investigation, assessment, cleaning or removal of Environmental Substances and without incurring regulatory requirements or giving notice in connection with Environmental Substances except as otherwise set forth on Exhibit F.

Further, for purposes of clauses (i) and (ii): “special costs” or “special procedures” shall mean material costs or procedures, as the case may be, that would not be incurred but for the nature of the Environmental Substances (other than Environmental Substances that would typically be found upon the surrender of premises in an office building that is similar in age, condition, and type of construction to the Building) as Environmental Substances instead of non-hazardous materials. The report shall include reasonable detail concerning the clean-up location, the tests run and the analytic results.

If Tenant fails to perform its obligations under this Section, without limiting any other right or remedy, Landlord may, on five (5) business days’ prior written notice to Tenant perform such obligations at Tenant’s expense, and Tenant shall promptly reimburse Landlord upon demand for all costs and expenses reasonably incurred together with an Administrative Charge, as defined in Section 14.02(f). Tenant’s obligations under this Section shall survive the expiration or earlier termination of this Lease.

ARTICLE 11: INTENTIONALLY OMITTED.

ARTICLE 12: DAMAGE OR DESTRUCTION; CONDEMNATION

12.01 Damage or Destruction of Premises. If the Premises or any part thereof shall be damaged by fire or other insured casualty, then, subject to the last paragraph of this Section, Landlord shall proceed with diligence, subject to then applicable statutes, building codes, zoning ordinances and regulations of any governmental authority, and at the expense of Landlord (but only to the extent of insurance proceeds made available to Landlord by any mortgagee of the Building and any ground lessor) to repair or cause to be repaired such damage (other than any Tenant Work, which Tenant shall promptly commence, and proceed with diligence, to restore at Tenant’s sole cost and expense). All repairs to and replacements of Tenant Property and any Tenant Work shall be made by and at the expense of Tenant. If the Premises or any part thereof shall have been rendered unfit for use and occupation hereunder by reason of such damage, the Base Rent and Additional Rent or a just and proportionate part thereof, according to the nature and extent to which the Premises shall have been so rendered unfit, shall be abated until the Premises (except as to Tenant Property and any Tenant Work) shall have been restored as nearly as practicable to the condition in which they were immediately prior to such fire or other casualty; provided, however, that if and to the extent Landlord shall be unable to collect the insurance proceeds (including rent insurance proceeds)

applicable to such damage because of some action or inaction on the part of Tenant triggering Tenant’s duty to indemnify Landlord pursuant to the provisions of this Lease, the cost of repairing such damage shall be paid by Tenant and there shall be no abatement of rent. Landlord shall not be liable for delays in the making of any such repairs that are due to government regulation, casualties, and strikes, unavailability of labor and materials, delays in obtaining insurance proceeds, and other causes beyond the reasonable control of Landlord.

If (i) the Premises are so damaged by fire or other casualty (whether or not insured) at any time during the last thirty (30) months of the Term that the cost to repair such damage is reasonably estimated to exceed one-third of the total Base Rent payable hereunder for the period from the estimated completion date of repair until the end of the Term, (ii) at any time the Building (or any portion thereof, whether or not including any portion of the Premises) is so damaged by fire or other casualty (whether or not insured) that substantial alteration or reconstruction or demolition of the Building (or a portion thereof) shall in Landlord’s judgment be required, (iii) at any time damage to the Building occurs by fire or other insured casualty and any mortgagee or ground lessor shall refuse to permit insurance proceeds to be utilized for the repair or replacement of such property and Landlord determines not to repair such damage, or (iv) the repair of such damage will, in Landlord’s reasonable judgment, require more than twelve (12) months from the date of such casualty to complete, then and in any of such events, this Lease and the term hereof may be terminated at the election of Landlord by a notice from Landlord to Tenant within six (6) months, or such longer period as is required to complete arrangements with any mortgagee or ground lessor regarding such situation, following such fire or other casualty; the effective termination date pursuant to such notice shall be not less than thirty (30) days after the day on which such termination notice is received by Tenant. If any mortgagee or ground lessor refuses without fault by Tenant to permit insurance proceeds to be applied to replacement of the Premises, and neither Landlord, such mortgagee or ground lessor has commenced such replacement within 120 days following adjustment of such casualty loss with the insurer, then Tenant may, until any such replacement commences, terminate this Lease by giving at least thirty (30) days prior written notice thereof to Landlord and such termination shall be effective on the date specified if such replacement has not then commenced. In the event Landlord is obligated or elects to repair or restore the Premises in accordance with the requirements of this Section 12.01, but said restoration of the Premises is not substantially completed within twelve (12) months subsequent to said fire or other casualty, then Tenant shall have the right to terminate this Lease upon 30 days’ prior written notice to Landlord; provided, however, so long as Landlord commenced said repair or restoration of the Premises within ninety (90) days after all insurance claims with respect to such fire or casualty are settled, and proceeded diligently to complete said repair or restoration of the demised premises thereafter, Tenant shall have the right to terminate this lease upon 30 days’ prior written notice to Landlord only if said repair or restoration of the Premises is not substantially completed within eighteen (18) months from the date all insurance claims arising from such casualty are settled. In the event of any termination, the Term shall expire as though such effective termination date were the date originally stipulated in Article 1 for the end of the Term and the Base Rent and Additional Rent for Total Operating Costs (to the extent not abated as set forth above) shall be apportioned as of such date.

12.02 Eminent Domain. In the event that all of the Property is taken (other than for temporary use, hereafter described) by public authority under power of eminent domain (or by conveyance in lieu thereof), then this Lease shall terminate as of the date of such taking, and Base Rent and Tenant’s share of Total Operating Costs shall be apportioned as of the date of termination. In the event that all or any substantial part of the Premises or the Building or its common areas is taken (but not all of the Property, or other than for temporary use) by public authority under power of eminent domain (or by conveyance in lieu thereof), then by notice given within three months following the recording of such taking (or conveyance) in the appropriate registry of deeds, this Lease may be terminated as of the date of such taking, and Base Rent and Tenant’s share of Total Operating Costs shall be apportioned as of the date of termination. If this Lease is not terminated as aforesaid, subject to the rights of mortgagees Landlord shall within a reasonable time thereafter, diligently restore what may remain of the Premises (excluding any Tenant Property or other items installed or paid for by Tenant that Tenant is permitted or may be required to remove upon expiration and any Tenant Work) to a tenantable condition. In the event some portion of rentable floor area of the Premises is taken (other than for temporary use) and this Lease is not terminated, Base Rent shall be proportionally abated for the remainder of the Term. In the event of any taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking that is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, then Tenant shall pay to Landlord a sum equal to the reasonable cost of performing Tenant’s obligations hereunder with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

So long as Tenant is not then in breach of any covenant or condition of this Lease, any specific damages that are expressly awarded to Tenant on account of its relocation expenses, or any Tenant Property, and specifically so designated, shall belong to Tenant. Except as provided in the preceding sentence of this paragraph, Landlord reserves to itself, and Tenant releases and assigns to Landlord, all rights to damages accruing on account of any taking or by reason of any act of any public authority for which damages are payable. Tenant agrees to execute such further instruments of assignment as may be reasonably requested by Landlord, and to turn over to Landlord any damages that may be recovered in any proceeding or otherwise.

ARTICLE 13: ASSIGNMENT AND SUBLETTING

13.01 Landlord’s Consent Required. Except as set forth in this Article, Tenant shall not directly or indirectly assign this Lease, or sublet or license the Premises or any portion thereof, or advertise the Premises for assignment or subletting or permit the occupancy of all or any portion of the Premises by any person other than Tenant (each of the foregoing actions are collectively referred to as a “Transfer”) without obtaining, on each occasion, the prior written consent of Landlord, which consent shall not be unreasonably withheld provided that Tenant complies with the provisions of this Article. It shall be reasonable for Landlord to withhold consent if the proposed Transferee does not have a creditworthiness, financial backing and/or a business plan that is acceptable to Landlord in light of the obligations being assumed by the Transferee. A Transfer shall include, without limitation, any transfer of Tenant’s interest in this Lease by operation of law, merger or consolidation of Tenant into any other firm or corporation, and the transfer or sale of a controlling interest in Tenant, whether by sale of its capital stock or otherwise or any sale of all or a substantial part of Tenant’s assets. Any Transfer shall be subject to this Lease, all of the provisions of which shall be conditions to such Transfer and be binding on any transferee. No transferee shall have any right further to transfer its interest in the Premises except back to Tenant, and nothing herein shall impose any obligation on Landlord with respect to a further Transfer. Notwithstanding the foregoing to the contrary, so long as Tenant is a publicly traded company on a nationally recognized stock exchange, the transfer of Tenant’s capital stock shall not be deemed a Transfer.

13.02 Terms. Except for Related Party Transfers, Tenant shall not offer to make a Transfer (i) to any tenant in the Building or the Complex or any prospective tenant with whom Landlord has commenced negotiations for space (or any affiliate of such tenant or prospective tenant) in the Building or the Complex, (ii) to any person or entity that in Landlord’s reasonable judgment would be of such type, character or condition as to be inappropriate as a tenant of a building comparable to the Building or the Complex, or (iii) until such time as at least 90% of the Complex is leased for a term of years, unless the aggregate rent payable to Tenant under such Transfer equals or exceeds the prevailing market rate rent and other changes quoted by Landlord for space in the Building comparable to the Premises.

13.03 Right of Termination or Recapture. If Tenant proposes a Transfer of all or part of the Premises, in Tenant’s request for consent under Section 13.04 Tenant shall offer to Landlord in writing the right to terminate this Lease as to the area in question. If Landlord shall elect in writing to accept the offer to terminate within twenty (20) days after receipt of such offer, this Lease shall so terminate as to the area in question of the date specified in such offer as of the date specified in the offer (or, if later and Landlord so elects in such acceptance, as of a date not later than sixty (60) days after such offer), and all of the provisions of this Lease governing termination shall apply to such space. If Landlord shall not so elect, Tenant shall then comply with the provisions of this Article applicable to a Transfer. Landlord shall have the right to separate any portion of the Premises recaptured pursuant to this Section 13.03 from the remainder of the Premises by constructing demising walls at Tenant’s sole cost and expense. This Section 13.03 shall not apply to Related Party Transfers.

13.04 Procedures. At least twenty (20) days prior to the effective date of any Transfer, Tenant shall give Landlord in writing the details of the proposed Transfer, including: (i) the name, business, and financial condition of the prospective transferee, (ii) a true and complete copy of the proposed instrument containing all of the terms and conditions of such Transfer, (iii) a written agreement of the assignee, subtenant or licensee agreeing with Landlord to perform and observe all of the terms, covenants, and conditions of this Lease undertaken by such transferee and such other matters as are contained in Landlord’s standard form of consent to a Transfer, and (iv) any other information Landlord reasonably deems relevant. Tenant shall pay to Landlord, as Additional Rent, Landlord’s reasonable attorneys’ fees in reviewing any Transfer. Tenant may make a Related Party Transfer without the consent of Landlord provided that Tenant gives Landlord at least ten (10) days’ prior notice thereof together with evidence reasonably satisfactory to Landlord that the proposed Transfer is a Related Party Transfer and such Related Party Transfer is subject to all of the other terms and conditions for this Article. A “Related Party Transfer” shall mean one or more of the following: (1) a sublease to any subsidiary in which Tenant owns substantially all voting stock and control or to any parent owning substantially all voting stock and control of Tenant, (2) any assignment incident to the sale of substantially all of Tenant’s assets or stock, or (3) a merger or consolidation of Tenant with any other entity, provided that in either case of clause (2) or (3) the person succeeding to Tenant’s interest immediately thereafter has a net worth equal to or in excess of that of Tenant at the Commencement Date or immediately prior to the Related Party Transfer, whichever is greater.

13.05 Excess Rents. Except for Related Party Transfers, if the consideration, rent, or other amounts payable to Tenant under any other Transfer exceed the Rent and Tenant’s Transfer Expenses (pro rated based (a) on floor area in the case of a subletting, license or other occupancy of less than the entire area of the Premises and (b) over the remaining Term), then Tenant shall pay to Landlord, as Additional Rent, 50% of the amount of such excess when and as received. Tenant’s “Transfer Expenses” shall mean (a) Tenant’s reasonable and necessary payments to third parties in connection with such a Transfer on account of brokerage, legal and fit-up costs and (b) the unamortized cost of any Tenant Work, such amortization to be determined over a 10-year period at a discount rate equal to the Prime Rate published in the Wall Street Journal on the Date of Lease. Without limiting the generality of the first sentence of this section, any lump-sum payment or series of payments (including without limitation for the purchase or use of so-called leasehold improvements or Tenant Property and any separate charges for services in excess of fair market value for such leasehold improvements, Tenant Property or charges for services) on account of any Transfer shall be included in the consideration paid to Tenant for the purpose of determining Landlord’s share of such consideration by amortizing such lump sum amounts over the Term without interest and on a straight-line basis and adding such amount to all other regular monthly payments of consideration due to Tenant. To the extent such consideration, including the amortized lump sum amounts, exceeds the Rent and Tenant’s Transfer Expenses, the Tenant shall pay Landlord a share of such lump sum amount equal to such excess attributable to the lump sum at the time Tenant receives such lump sum. If Tenant does transfer more than 25% of the Premises with (or without) Landlord’s consent, any option or other right that Tenant may have relating to the Premises, including any right to extend the Term or lease other premises, shall automatically be terminated.

13.06 No Release. Notwithstanding any Transfer and whether or not the same is a Related Party Transfer or is consented to, the liability of Tenant to Landlord shall remain direct and primary. Any transferee of all or substantially all of Tenant’s interest in the Premises, (including any such transferee under a Related Party Transfer shall be jointly and severally liable with Tenant to Landlord for the performance of all of Tenant’s covenants under this Lease; and such assignee shall upon request execute and deliver such instruments as Landlord reasonably requests in confirmation thereof (and agrees that its failure to do so shall be a default). Tenant hereby irrevocably authorizes Landlord to collect Rent from any transferee

(and upon notice any transferee shall pay directly to Landlord) and apply the net amount collected to the rent and other charges reserved under this Lease. No Transfer shall be deemed a waiver of the provisions of this Section, or the acceptance of the transferee as a tenant, or a release of Tenant from direct and primary liability for the performance of all of the covenants of this Lease. Notwithstanding anything to the contrary in the documents effecting the Transfer, no Transfer shall alter in any manner whatsoever the terms of this Lease, to which any Transfer at all times shall be subject and subordinate. The breach by Tenant or any transferee of any covenant in this Article shall be a default for which there is no cure period.

Anything contained in the foregoing provisions of this section to the contrary notwithstanding, neither Tenant nor any transferee nor any other person having an interest in the possession, use, occupancy or utilization of the Premises shall enter into any lease, sublease, assignment, license, concession or other agreement for use, occupancy or utilization of space in the Premises that provides for rental or other payment for such use, occupancy or utilization based, in whole or in part, on the net income or profits derived by any person from the Premises leased, used, occupied or utilized (other than an amount based on a fixed percentage or percentages of receipts or sales), and any such purported lease, sublease, assignment, license, concession or other agreement shall be absolutely void and ineffective as a conveyance of any right or interest in the possession, use, occupancy or utilization of any part of the Premises.

ARTICLE 14: EVENTS OF DEFAULT AND REMEDIES

14.01 Events of Default. If Tenant fails to pay Rent when due and such default continues for five (5) days after notice, or if more than two default notices are properly given in any twelve-month period, or if Tenant vacates substantially all of the Premises (provided that the mere absence of persons in the Premises shall not be deemed a “vacancy” for the purposes of this sentence so long as it is consistent with Tenant’s customary business operations), or if Tenant (or any transferee of Tenant) makes any transfer of the Premises in violation of this Lease, or if a petition is filed by Tenant (or any transferee) for insolvency or for appointment of a receiver, trustee or assignee or for adjudication, reorganization or arrangement under any bankruptcy act, or if any similar petition is filed against Tenant (or any transferee) and such petition filed against is not dismissed within thirty (30) days thereafter, or if any representation or warranty made by Tenant is untrue in any material respect, or if Tenant fails to perform any other covenant or condition hereunder and such default continues longer than any period expressly provided for the correction thereof (and if no period is expressly provided then for thirty (30) days after notice is given, provided, however, that such period shall be reasonably extended in the case of any such non-monetary default that cannot be cured within such period only if the matter complained of can be cured, Tenant begins promptly and thereafter diligently completes the cure, and Tenant gives Landlord notice of such intent to cure within ten (10) days after notice of such default), then, and in any such case, Landlord and its agents lawfully may, in addition to any remedies for any preceding breach, immediately or at any time thereafter without demand or notice and with or without process of law, enter upon any part of the Premises in the name of the whole or mail or deliver a notice of termination of the Term of this Lease addressed to Tenant at the Premises or any other address herein, and thereby terminate the Term and repossess the Premises as of Landlord’s former estate. Any default beyond applicable notice and cure periods by Tenant is referred to herein as an “Event of Default”. At Landlord’s election such notice of termination may be included in any notice of default. Upon such entry or mailing the Term shall terminate, all executory rights of Tenant and all obligations of Landlord will immediately cease, and Landlord in accordance with applicable law (to the extent Tenant’s rights under applicable law cannot be waived) may expel Tenant and all persons claiming under Tenant and remove their effects without any trespass and without prejudice to any remedies for arrears of Rent or prior breach; and Tenant waives all statutory and equitable rights to its leasehold (including rights in the nature of further cure or redemption, if any) to the extent such rights can be waived under applicable law. Without implying that other provisions do not survive, the provisions of this Article shall survive the Term or earlier termination of this Lease.

14.02 Remedies for Default.

14.02(a) Reletting Expenses Damages. If the Term of this Lease is terminated for default, Tenant covenants, as an additional cumulative obligation after such termination, to pay all of Landlord’s reasonable costs, including reasonable attorneys fees, related to Tenant’s default and in collecting amounts due and all reasonable expenses in connection with reletting, including tenant inducements to new tenants, brokerage commissions, fees for legal services, expenses of preparing the Premises for reletting and the like together with an administrative charge of 5% of all the foregoing costs (“Reletting Expenses”). It is agreed that Landlord may (i) relet the Premises or part or parts thereof for a term or terms that may be equal to, less than or exceed the period that would otherwise have constituted the balance of the Term, and may grant such tenant inducements, including free rent, as Landlord in its reasonable discretion considers advisable, and (ii) make such alterations to the Premises as Landlord in its reasonable discretion considers advisable, and no failure to relet or to collect rent under any reletting shall operate to reduce Tenant’s liability. Any obligation to relet imposed by law will be subject to Landlord’s reasonable objectives of developing its property in a harmonious manner with appropriate mixes of tenants, uses, floor areas, terms and the like. Landlord’s Reletting Expenses together with all other sums provided for whether incurred prior to or after such termination will be due upon demand.

14.02(b) Termination Damages. If the Term of this Lease is terminated for default, unless and until Landlord elects lump sum liquidated damages described in the next paragraph, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay punctually to Landlord all the sums and perform all of its obligations in the same manner as if the Term had not been terminated. In calculating such amounts Tenant will be credited with the net proceeds of any rent then actually received by Landlord from a reletting of the Premises after deducting all Rent that has not then been paid by Tenant, provided that Tenant shall never be entitled to receive any portion of the re-letting proceeds, even if the same exceed the Rent originally due hereunder.

14.02(c) Lump Sum Liquidated Damages. If this Lease is terminated for default, Tenant covenants, as an additional, cumulative obligation after any such termination, to pay forthwith to Landlord at Landlord’s election made by written notice at any time after termination, as liquidated damages a single lump sum payment equal to the sum of (i) all sums to be paid by Tenant and not then paid at the time of such election, plus either, as Landlord elects, (ii) the excess of the present value of all of the Rent reserved for the residue of the Term in each year on a compounding basis) over the present value of the aggregate fair market rent (including the costs and expenses included in Rent hereunder) (if less than the Rent payable hereunder) on account of the Premises during such period, which fair market rent shall be reduced by reasonable projections of vacancies and by Landlord’s Reletting Expenses described above to the extent not theretofore paid to Landlord), or (iii) an amount equal to the sum of all of the Rent and other sums due under the Lease with respect to the twelve (12)-month period next following the date of termination. (The Federal Reserve discount rate (or equivalent) shall be used in calculating such present values under clause (ii), and in the event the parties are unable to agree on such fair market rent, the matter shall be submitted, upon the demand of either party, to the office of the American Arbitration Association (or successor) closest to the Property, with a request for arbitration in accordance with the rules of the Association by a single arbitrator who shall be a licensed real estate broker with at least 10 years experience in the leasing of 1,000,000 or more square feet of floor area of buildings similar in character and location to the Premises, whose decision shall be conclusive and binding on the parties.)

14.02(d) Remedies Cumulative; Jury Waiver; Late Performance. The remedies to which Landlord may resort under this Lease, and all other rights and remedies of Landlord are cumulative, and any two or more may be exercised at the same time. Nothing in this Lease shall limit the right of Landlord to prove and obtain in proceedings for bankruptcy or insolvency an amount equal to the maximum allowed by any statute or rule of law in effect at the time. Tenant shall also indemnify and hold Landlord harmless in the manner provided elsewhere herein if Landlord shall become or be made a party to any claim or action (a) instituted by Tenant against any third party, or by any third party against Tenant, or by or against any person claiming under Tenant; (b) for foreclosure of any lien for labor or material furnished to or for Tenant or such other person claiming under Tenant; (c) otherwise arising out of or resulting from any act or transaction of Tenant or such other person claiming under Tenant; or (d) necessary to protect Landlord’s interest under this Lease in a bankruptcy proceeding, or other proceeding under Title 11 of the United States Code, as amended. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION TO WHICH THEY ARE PARTIES.

14.02(e) Waivers; Accord and Satisfaction. No consent by Landlord or Tenant to any act or omission that otherwise would be a default shall be construed to permit other similar acts or omissions. Neither party’s failure to seek redress for violation or to insist upon the strict performance of any covenant, nor the receipt by Landlord of Rent with knowledge of any breach of covenant, shall be deemed a consent to or waiver of such breach. No breach of covenant shall be implied to have been waived unless such is in writing, signed by the party benefiting from such covenant and delivered to the other party; and no acceptance by Landlord of a lesser sum than the Rent due shall be deemed to be other than on account of the earliest installment of such Rent. Nor shall any endorsement or statement on any check or in any letter accompanying any check or payment be deemed an accord and satisfaction; and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other right or remedy. The acceptance by Landlord of any Rent following the giving of any default and/or termination notice shall not be deemed a waiver of such notice. Tenant shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on non-payment of Rent.

14.02(f) Landlord’s Curing. If Tenant fails to perform any covenant within any applicable cure period, then Landlord at its option may (without waiving any right or remedy for Tenant’s non-performance) at any time thereafter perform the covenant for the account of Tenant. Tenant shall upon demand reimburse Landlord’s cost (including reasonable attorneys’ fees) of so performing, together with an administrative charge equal to 5% of such cost (“Administrative Charge”) on demand as Additional Rent. Notwithstanding any other provision concerning cure periods, Landlord may cure any non-performance for the account of Tenant after such notice to Tenant, if any, as is reasonable under the circumstances if curing prior to the expiration of the applicable cure period is reasonably necessary to prevent likely damage to the Premises or possible injury to persons, or to protect Landlord’s interest in the Premises.

ARTICLE 15: SECURITY DEPOSIT.

15.01 Security Deposit. On the execution of this Lease, Tenant shall pay to Landlord as a security deposit for the performance of the obligations of Tenant hereunder the amount specified therefor in Article 1. Said security deposit may be mingled with other funds of Landlord and no fiduciary relationship shall be created with respect to such deposit, nor shall landlord be liable to pay Tenant interest thereon. If Tenant shall fail to perform any of its obligations under this Lease, Landlord may, but shall not be obliged to, apply the security deposit to the extent necessary to cure the default, and Tenant shall be obliged to reinstate such security deposit to the original amount thereof upon demand. Within sixty (60) days after expiration or sooner termination of the Term the security deposit, to the extent not applied, shall be returned to the Tenant without interest.

In the event of a sale of the Building or lease, conveyance or transfer of the Building, Landlord shall have the right to transfer the security to the transferee and Landlord shall thereupon be released by Tenant from all liability for the return of such security; and subject to Section 10.02(b), Tenant agrees to look to the transferee solely for the return of said security. The provisions hereof shall apply to every transfer or assignment made of the security to such a transferee. Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security, and that neither Landlord nor its successors or assigns shall be bound by any assignment, encumbrance, attempted assignment or attempted encumbrance.

ARTICLE 16: PROTECTION OF LENDERS/GROUND LESSOR

16.01 Subordination and Superiority of Lease. Tenant agrees that this Lease and the rights of Tenant hereunder will be subject and subordinate to any lien of the holder of any existing or future mortgage, and to the rights of any lessor under any ground or improvements lease of the Building (all mortgages and ground or improvements leases of any priority are collectively referred to in this Lease as “mortgage,” and the holder or lessor thereof from time to time as a “mortgagee”), and to all advances and interest thereunder and all modifications, renewals, extensions and consolidations thereof. With respect to future liens of any mortgage hereafter granted, Landlord will request that the mortgagee execute and deliver to Tenant an agreement (in the form of Exhibit M or in such other form as such mortgagee may request) in which the mortgagee agrees that such mortgagee shall not disturb Tenant in its possession of the Premises upon Tenant’s execution thereof and attornment to such mortgagee as Landlord and performance of its Lease covenants (which conditions Tenant agrees with all mortgagees to perform). Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the mortgagee and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the mortgagee shall not be (i) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (ii) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (iii) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (iv) bound by any amendment or modification of this Lease subsequent to such mortgage, or by any previous prepayment of Rent for more than one (1) month, which was not approved in writing by the mortgagee, (v) liable beyond mortgagee’s interest in the Property, (vi) responsible for the performance of any work to be done by the Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (vii) required to remove any person occupying the Premises or any part thereof, except if such person claims under the mortgagee. Tenant agrees that any present or future mortgagee may at its option unilaterally elect to subordinate, in whole or in part and by instrument in form and substance satisfactory to such mortgagee alone, the lien of its mortgagee (or the priority of its ground lease) to some or all provisions of this Lease.

Tenant agrees that this Lease shall survive the merger of estates of ground (or improvements) lessor and lessee. Until a mortgagee (either superior or subordinate to this Lease) forecloses Landlord’s equity of redemption (or terminates or succeeds to a new lease in the case of a ground or improvements lease) no mortgagee shall be liable for failure to perform any of Landlord’s obligations (and such mortgagee shall thereafter be liable only after it succeeds to and holds Landlord’s interest and then only as limited herein). Tenant shall, if requested by Landlord or any mortgagee, give notice of any alleged non-performance on the part of Landlord to any such mortgagee provided that an address for such mortgagee has been designated to Tenant in writing, and Tenant agrees that such mortgagee shall have a separate, consecutive reasonable cure period of no less than thirty (30) days (to be reasonably extended in the same manner Landlord’s cure period is to be extended and for such additional periods as is necessary to allow such Mortgagee to take possession of the Property but not to exceed 180 days) following Landlord’s cure period during which such mortgagee may, but need not, cure any non-performance by Landlord. The agreements in this Lease with respect to the rights and powers of a mortgagee constitute a continuing offer to any person that may be accepted by taking a mortgage (or entering into a ground or improvements lease) of the Premises. This Section shall be self-operative, but in confirmation thereof, Tenant shall execute and deliver the subordination agreement in the form of Exhibit M (or in such other form as such mortgagee may request).

16.02 Rent Assignment. If from time to time Landlord assigns this Lease or the rents payable hereunder to any person, whether such assignment is conditional in nature or otherwise, such assignment shall not be deemed an assumption by the assignee of any obligations of Landlord; but, subject to the limitations herein including Sections 16.01 and 10.02(b), the assignee shall be responsible only for non-performance of Landlord’s obligations that occur after it succeeds to, and only during the period it holds possession of, Landlord’s interest in the Premises after foreclosure or voluntary deed in lieu of foreclosure.

16.03 Other Instruments. The provisions of this Article shall be self-operative; nevertheless, Tenant agrees to execute, acknowledge and deliver any subordination, attornment or priority agreements or other instruments conforming to the provisions of this Lease (and being otherwise commercially reasonable) from time to time requested by Landlord or any mortgagee, and further agrees that its failure to do so within ten (10) business days after written request shall be a default for which this Lease may be terminated without further notice. Without limitation, where Tenant in this Lease indemnifies or otherwise covenants for the benefit of mortgagees, such agreements are for the benefit of mortgagees as third-party beneficiaries; and at the request of Landlord, Tenant from time to time will confirm such matters directly with such mortgagee.

16.04 Estoppel Certificates. Within ten (10) days after Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a written statement certifying: (i) that none of the terms or provisions of this Lease have been changed (or if they have been changed, stating how); (ii) that this Lease has not been canceled or terminated; (iii) the last date of payment of Base Rent and other charges and the time period covered; (iv) that Landlord is not in default under this Lease (or if Tenant states that Landlord is in default, describing it in reasonable detail); and (v) such other information with respect to Tenant or this Lease as Landlord may reasonably request or which any prospective purchaser or encumbrancer of the Property may require. Landlord may deliver any such statement by Tenant to any such prospective purchaser or encumbrancer, which may rely conclusively upon such statement as true and correct. If Tenant does not deliver such statement to Landlord within such ten (10) day period, Landlord, and any such prospective purchaser or encumbrancer, may conclusively presume and rely upon the following facts: (i) that the terms and provisions of this Lease have not been changed except as represented by Landlord; (ii) that this Lease has not been canceled or terminated except as otherwise represented by Landlord; (iii) that not more than one month’s Base Rent or other charges have been paid in advance; and (iv) that Landlord is not in default under this Lease. In such event, Tenant shall be estopped from denying the truth of such facts.

16.05 Tenant’s Financial Condition. Unless Tenant is then a publicly traded company on a nationally recognized stock exchange and Tenant’s annual and quarterly financial reports are then publicly reported, Tenant, within ten (10) days after request from Landlord from time to time, shall deliver to Landlord Tenant’s annual audited financial statements for the latest available two (2) fiscal years, including the year ending no more than six (6) months prior to Landlord’s request, and quarterly financial statements certified in writing by Tenant’s chief financial officer. Landlord may deliver such financial statements to its mortgagees and lenders and prospective mortgagees, lenders and purchasers. Tenant represents and warrants to Landlord that each such financial statement shall be true and accurate as of its date. Except for publicly available information, financial statements shall be confidential and shall be used only for the purposes set forth in this Section 16.05. So long as Tenant is a publicly traded company on a nationally recognized stock exchange, it shall give to Landlord Tenant’s most recently filed annual and quarterly financial reports on request.

16.06 Ground Lease.

16.06(a) Recognition of Ground Lease; Subordination. Tenant understands that the Landlord herein is also a lessee/tenant under a ground lease dated November 14, 2000 of the real property of which the premises demised herein form a part (as it may be amended from time to time, the “Ground Lease”). Provided that the lessor/landlord under such Ground Lease (the “Ground Lessor”) shall execute and deliver to Tenant a subordination, nondisturbance and attornment agreement, substantially in the form attached hereto as Exhibit N (“SNDA”), then Tenant hereby covenants and agrees that this Lease and the rights of Tenant hereunder are and shall at all times remain subject and subordinate to the terms, covenants and conditions of the Ground Lease and any extensions or modifications thereof. Tenant further covenants and agrees to execute and deliver to the Ground Lessor the SNDA, confirming such subordination; provided, however, that this Lease and the rights of Tenant hereunder are and shall at all times remain subject and subordinate to the terms, covenants and conditions of the Ground Lease and any extensions or modifications thereof, regardless of whether Tenant shall execute and deliver the SNDA. Tenant further covenants and agrees (subject to receipt of the SNDA) that if by reason of any default upon the part of Landlord herein as lessee/tenant under the Ground Lease, the Ground Lease is terminated by summary proceedings, voluntary agreement or otherwise, Tenant herein agrees to recognize the Ground Lessor as Tenant’s lessor/landlord under this Lease. Tenant further covenants and agrees (subject to receipt of the SNDA) to execute and deliver upon request of the Ground Lessor an instrument to evidence such attornment once such termination occurs. Tenant waives the provisions of any law now or hereafter in effect which may give Tenant any right or election to terminate this Lease or to surrender possession of the Premises demised hereby in the event any proceeding is brought by the Ground Lessor to terminate such Ground Lease or in the event that any proceeding is brought by any mortgagee to foreclose any mortgage affecting the fee title to the Premises or the Ground Lease.

16.06(b) Ground Lessor’s Enforcement Rents. Tenant acknowledges that Ground Lessor has reserved the right, at its option (but without obligation or any diminution or negation of Landlord’s rights and obligations in this regard), to enforce the terms and provisions of this Lease insofar as they are germane to, in compliance with, and in fulfillment of the terms of the conditions and obligations of the Ground Lease. Landlord further agrees that Ground Lessor may, subject to the prior rights of any leasehold mortgagee, in the event of any monetary Event of Default or any delinquency in the curing of any other Event of Default, directly collect rent from Tenant during the continuation of such Event of Default, and Landlord hereby agrees, upon request of Ground Lessor following and during the continuation of an Event of Default, to execute and deliver any assignments to Ground Lessor needed to effectuate such collection right. Tenant hereby agrees to execute an estoppel agreement wherein Tenant acknowledges the right of Ground Lessor, subject to the rights of any Leasehold Mortgagee, to enforce directly the Lease upon written notification from Ground Lessor that Landlord is in default under the Ground Lease. Until such notification is rescinded by written notice from Ground Lessor after cure of the breach (which notice Ground Lessor shall provide promptly upon such cure), Ground Lessor shall be entitled to receive all rents from Tenant. Ground Lessor will hold and apply any money so collected to said rent delinquencies or to the curing of any Event of Default and shall remit the excess funds, if any, to Landlord, without interest.

16.06(c) Compliance with Ground Lease. Tenant covenants that during the Term of this Lease, Tenant shall not commit or suffer (on the part of any person acting for or under Tenant) to be committed any act or act of omission in violation of the terms and provision of the Ground Lease. Tenant shall neither do nor permit (on the part of any person acting for or under Tenant) anything to be done which would cause the Ground Lease to be terminated or forfeited by reason of any right of termination or forfeiture reserved or vested in Ground Lessor under the Ground Lease.

ARTICLE 17: MISCELLANEOUS PROVISIONS

17.01 Landlord’s Consent Fees. In addition to fees and expenses in connection with Tenant Work, as described in Section 10.05, Tenant shall pay Landlord’s reasonable out-of-pocket third party fees and expenses, including legal, engineering and other consultants’ fees and expenses, incurred in connection with Tenant’s request for Landlord’s consent under Article 13 (Assignment and Subletting). Landlord agrees that it shall review the proposed request for Landlord’s consent under Article 13 using Landlord’s employees to the extent such employees are reasonably qualified to do so (but in no event shall Landlord be required to use in-house counsel for such purposes).

17.02 Notice of Landlord’s Default. Tenant shall give notice of Landlord’s failure to perform any of its obligations under this Lease to Landlord and to Ground Lessor and to any mortgagee or beneficiary under any deed of trust encumbering the Property whose name and address have been given to Tenant. Landlord shall not be in default under this Lease unless Landlord (or such ground lessor, mortgagee or beneficiary) fails to cure such non-performance within thirty (30) days after receipt of Tenant’s notice. However, if such non-performance requires more than thirty (30) days to cure, Landlord shall not be in default if such cure is begun within such thirty-(30)-day period and diligently completed. In no event shall Landlord be liable for indirect or consequential damages arising out of any default by Landlord under this Lease.

17.03 Quiet Enjoyment. Landlord agrees that, so long as (i) Tenant is not in default under the terms of this Lease and (ii) this Lease is in full force and effect, Tenant shall lawfully and quietly hold, occupy and enjoy the Premises during the Term of this Lease without disturbance by Landlord or by any person claiming through or under Landlord, subject to the terms of this Lease.

17.04 Interpretation. In any provision relating to the conduct, acts or omissions of Tenant, the term “Tenant“ includes Tenant’s agents, employees, contractors, invitees, successors or others using the Premises with Tenant’s expressed or implied permission.

17.05 Notices. All notices, requests and other communications required under this Lease shall be in writing, addressed as specified in Article 1, and shall be (i) personally delivered, (ii) sent by certified mail, return receipt requested, postage prepaid, (iii) delivered by a national overnight delivery service that maintains delivery records or (iv) sent by telecopier or facsimile machine (“fax”) that automatically generates a transmission report, with a copy also sent as described in clause (i), (ii) or (iii). All notices shall be effective upon delivery (or refusal to accept delivery); provided, however, that notice by fax or telecopy shall be effective when transmitted. Either party may change its notice address upon written notice to the other party.

17.06 No Recordation. Tenant shall not record this Lease. Either Landlord or Tenant may require that a statutory notice, short form or memorandum of this Lease executed by both parties be recorded. Tenant may record any subordination agreement (notifying Landlord of the date and book and page number) or request Landlord to record it on Tenant’s behalf. The party requesting or requiring such recording shall pay all expenses, transfer taxes and recording fees.

17.07 Waivers.

17.07(a) Waiver of Notice to Quit. Tenant hereby waives the right to a formal demand to leave the Premises upon expiration of this Lease by lapse of time, known as a “Notice to Quit” under §47a-25 of the Connecticut General Statutes, should Landlord use summary process to evict Tenant or regain possession of the Premises.

17.07(b) Prejudgment Remedy Wavier. TENANT HEREBY REPRESENTS, COVENANTS AND AGREES THAT THE TRANSACTION OF WHICH THIS LEASE IS A PART IS A “COMMERCIAL TRANSACTION” AS DEFINED BY THE STATUTES OF THE STATE OF CONNECTICUT. TENANT HEREBY WAIVES ALL RIGHTS TO NOTICE AND PRIOR COURT HEARING OR COURT ORDER UNDER CONNECTICUT GENERAL STATUTES, SECTIONS 52-278a et seq., AS AMENDED, OR UNDER ANY OTHER STATE OR FEDERAL LAW WITH RESPECT TO ANY AND ALL PREJUDGMENT REMEDIES LANDLORD MAY EMPLOY TO ENFORCE ITS RIGHTS AND REMEDIES HEREUNDER. MORE SPECIFICALLY, TENANT ACKNOWLEDGES THAT LANDLORD’S ATTORNEY MAY, PURSUANT TO CONNECTICUT GENERAL STATUTES SECTION 52-278f, ISSUE A WRIT FOR A PREJUDGMENT REMEDY

WITHOUT SECURING A COURT ORDER. TENANT ACKNOWLEDGES AND RESERVES ITS RIGHT TO NOTICE AND A HEARING SUBSEQUENT TO THE ISSUANCE OF A WRIT FOR PREJUDGMENT REMEDY BY LANDLORD’S ATTORNEY, AND LANDLORD ACKNOWLEDGES TENANT’S RIGHT TO SAID HEARING SUBSEQUENT TO THE ISSUANCE OF SAID WRIT. TENANT FURTHER HEREBY WAIVES ANY REQUIREMENT OR OBLIGATION OF LANDLORD TO POST A BOND OR OTHER SECURITY IN CONNECTION WITH ANY PREJUDGMENT REMEDY OBTAINED BY LANDLORD AND WAIVES ANY OBJECTIONS TO ANY PREJUDGMENT REMEDY OBTAINED BY LANDLORD BASED ON ANY OFFSETS, CLAIMS, DEFENSES OR COUNTERCLAIMS OF TENANT OR ANY OTHER PARTY PRIMARILY OR SECONDARILY LIABLE UNDER THE LEASE TO ANY ACTION BROUGHT BY LANDLORD. TENANT ACKNOWLEDGES AND AGREES THAT ALL OF THE WAIVERS CONTAINED IN THIS ARTICLE 33 HAVE BEEN MADE KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND INTELLIGENTLY, AND WITH THE ADVISE OF ITS COUNSEL.

17.07(c) Waiver of Right of Reinstatement. Tenant hereby waives any right, under existing or future law, to gain back the Premises once Tenant is legally removed (known as “Right of Reinstatement”).

17.08 Corporate Authority. If Tenant is a business entity, then the person or persons executing this Lease on behalf of Tenant jointly and severally warrant and represent in their individual capacities that (a) Tenant is duly organized, validly existing and in good standing under the laws of the jurisdiction in which such entity was organized; (b) Tenant has the authority to own its property and to carry on its business as contemplated under this Lease; (c) Tenant is in compliance with all laws and orders of public authorities applicable to Tenant; (d) Tenant has duly executed and delivered this Lease; (e) the execution, delivery and performance by Tenant of this Lease (i) are within the powers of Tenant, (ii) have been duly authorized by all requisite action, (iii) will not violate any provision of law or any order of any court or agency of government, or any agreement or other instrument to which Tenant is a party or by which it or any of its property is bound, and (iv) will not result in the imposition of any lien or charge on any of Tenant’s property, except by the provisions of this Lease; and (f) the Lease is a valid and binding obligation of Tenant in accordance with its terms. Tenant, if a business entity, agrees that breach of the foregoing warranty and representation shall at Landlord’s election be a default under this Lease for which there shall be no cure. This warranty and representation shall survive the termination of the Term.

17.09 Joint and Several Liability. If more than one party signs this Lease as Tenant, they shall be jointly and severally liable for all obligations of Tenant.

17.10 Force Majeure. If a party cannot perform any of its obligations due to events beyond its reasonable control (other than the inability to make payments when due), the time provided for performing such obligations shall be extended by a period of time equal to the duration of the events. Events beyond a party’s reasonable control include acts of God, war, civil commotion, labor disputes, strikes, fire, flood or other casualty, shortages of or the inability to obtain labor or material from customary sources on customary terms, government regulation or restriction, weather conditions or acts, neglects or delays of the other party.

17.11 Limitation of Warranties. Landlord and Tenant expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability, fitness for a particular purpose or of any other kind arising out of this Lease, and there are no warranties that extend beyond those expressly set forth in this Lease.

17.12 No Other Brokers. Landlord and Tenant represent and warrant to each other that the brokers named in Article 1 are the only agents, Broker(s), finders or other parties with whom such party has dealt who may be entitled to any commission or fee with respect to this Lease or the Premises or the Property. Landlord and Tenant agree to indemnify and hold the other harmless from any claim, demand, cost or liability, including attorneys’ fees and expenses, asserted by any party other than the brokers named in Article 1 based upon dealings of that party with the indemnifying party. Landlord shall be responsible for the payment of any brokerage fees to the brokers named in Article 1. The provisions of this Section shall survive the Term or early termination of this Lease.

17.13 Applicable Law and Construction. This Lease may be executed in counterparts, shall be construed as a sealed instrument, and shall be governed exclusively by the provisions hereof and by the laws of the state where the Property is located without regard to principles of choice of law or conflicts of law. A facsimile signature to this Lease shall be sufficient to prove the execution by a party. The covenants of Landlord and Tenant are independent, and such covenants shall be construed as such in accordance with the laws of the State of Connecticut. If any provisions shall to any extent be invalid, the remainder shall not be affected. Other than contemporaneous instruments executed and delivered of even date, if any, this Lease contains all of the agreements between Landlord and Tenant relating in any way to the Premises and supersedes all prior agreements and dealings between them. There are no oral agreements between Landlord and Tenant relating to this Lease or the Premises. This Lease may be amended only by instrument in writing executed and delivered by both Landlord and Tenant. The provisions of this Lease shall bind Landlord and Tenant and their respective successors and assigns, and shall inure to the benefit of Landlord and its successors and assigns and of Tenant and its permitted successors and assigns, subject to Article 13. As used herein, “non-monetary default” shall mean a default that cannot be substantially cured by the payment of money. The titles are for convenience only and shall not be considered a part of the Lease. This Lease shall not be construed more strictly against one party than against the other merely by virtue of the fact that it may have been prepared primarily by counsel for one of the parties, it being recognized that both Landlord and Tenant have contributed substantially and materially to the preparation of this Lease. If Tenant is granted any extension or other option, to be effective the exercise (and notice thereof) shall be unconditional; and if Tenant purports to condition the exercise of any option or to vary its terms in any manner, then the option granted shall be void and the purported exercise shall be ineffective. The enumeration of specific examples of a general provisions shall not be construed as a limitation of the general provision. Unless a party’s approval or consent is required by the express terms of this Lease not to be unreasonably withheld, such approval or consent may be withheld in the party’s sole discretion. The submission of a form of this Lease or any summary of its terms shall not constitute an offer by Landlord to Tenant; but a leasehold shall only be created and the parties bound when this Lease is executed and delivered by both Landlord and Tenant and approved by the holder of any mortgagee of the Premises having the right to approve this Lease. Nothing herein shall be construed as creating the relationship between Landlord and Tenant of principal and agent, or of partners or joint venturers or any relationship other than landlord and tenant. This Lease and all consents, notices, approvals and all other related documents may be reproduced by any party by any electronic means or by facsimile, photographic, microfilm, microfiche or other reproduction process and the originals may be destroyed; and each party agrees that any reproductions shall be as admissible in evidence in any judicial or administrative proceeding as the original itself (whether or not the original is in existence and whether or not reproduction was made in the regular course of business), and that any further reproduction of such reproduction shall likewise be admissible. If any payment in the nature of interest provided for in this Lease shall exceed the maximum interest permitted under controlling law, as established by final judgment of a court, then such interest shall instead be at the maximum permitted interest rate as established by such judgment. The term “Term“ includes the Initial Term as it may be extended pursuant to Section 3.03.

17.14 Construction on the Property or Adjacent Property. Tenant acknowledges that Landlord is undertaking major renovations in the Building, on the Property, and elsewhere in the Complex (the “Project”). Subject to the provisions of Section 6.01(e) and Section 9.06(b) of this Lease and the Construction Coordination Plan, each to the extent applicable, Landlord shall have the right, in connection with the development, redevelopment, alteration, improvement, operation, maintenance, or repair of the Building, the Property and/or the Complex, to subject the Property to easements for the construction, reconstruction, alteration, improvement, operation, repair or maintenance of elements thereof, for access and egress for parking, for the installation, maintenance, repair, replacement or relocation of utilities serving the Building, Property and/or Complex and to subject the Property to such other rights, agreements, and covenants for such purposes as Landlord may determine. Tenant hereby agrees that this Lease shall be subject and subordinate to any such matters that do not unreasonably interrupt Tenant’s use of the Premises. Neither Tenant nor any persons acting under Tenant shall take any action to oppose the Project, nor shall the Tenant knowingly permit any persons acting under Tenant to take any action in opposition to the Project.

Subject to the provisions of Section 6.01(e) and Section 9.06(b) of this Lease and the Construction Coordination Plan, each to the extent applicable, Landlord and its agents, employees, licensees and contractors shall also have the right to enter on the Property or Building to undertake work pursuant to any easement granted pursuant to the above paragraph; to shore up the foundations and/or walls of the Building; to erect scaffolding and protective barricades around, within or adjacent to the Building; and to do any other act necessary for the safety of the Building or the expeditious completion of such work. Landlord shall not be liable to Tenant for any compensation or reduction of Rent by reason of inconvenience or annoyance or for loss of business resulting from any act by Landlord pursuant to this Section. Landlord shall use reasonable efforts to minimize the extent and duration of any inconvenience, annoyance or disturbance to Tenant resulting from any work pursuant to this Section in or about the Building, consistent with accepted construction practice.

17.15 Intentionally Omitted.

17.16 Security. Landlord is currently providing for security services to the Complex by contract with the Complex management company as an amenity to Complex occupants. Landlord shall use commercially reasonable efforts to continue to arrange for commercially reasonable security services to the Complex, which service shall include as a minimum security personnel onsite at the Complex. Notwithstanding the fact that Landlord provides security services at the Complex at anytime during the term of this Lease, (i) Tenant hereby releases Landlord from any claim for injury to person or damage to property asserted by Tenant or any personnel, employee, guest, invitee or agent of Tenant that is suffered or occurs in or about the Premises or in or about the Building, Property or the Complex or the common areas appurtenant thereto by reason of the act of any intruder or any other person in or about the Premises, Building, Property or Complex, and (ii) Landlord shall not be deemed to owe Tenant, or any person claiming by, through or under Tenant, any special duty or standard of care as a result of Landlord’s provision of such security services other than the duty or standard of care that would have applied without such services.

[The remainder of this page has been intentionally left blank]

Signed on: ______________________________	LANDLORD:

at: ____________________________________	SP-K DEVELOPMENT, LLC, a Delaware limited liability company

	BY:	Lyme Properties, LLC, a New Hampshire limited liability company, its manager

By:
David E. Clem, Member

Signed on: ______________________________	TENANT:

at: ____________________________________	ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

EXHIBIT A

THE PROPERTY

Building 25 (Tract K)

All that certain piece or parcel of land situated in the City of New Haven, County of New Haven and State of Connecticut, as shown on a map entitled: “Property Map, 25 Science Park To Be Conveyed to Science Park Development Corporation, Munson Street & Winchester Avenue, New Haven, Connecticut”, by Grenier, scale 1” = 20’, dated Feb. 1985, said parcel being more particularly bounded and described as follows:

Commencing at a point marking the intersection of the Southerly Street line of Munson Street and the Westerly street line of Winchester Avenue, said point having the coordinates North 177,851.51 and East 550,741.29 on the Connecticut Coordinate System;

Thence running South 18° - 39’ - 00” East 509.38 feet along the Westerly Street line of Winchester Avenue;

Thence running South 79° - 57’ - 30” West 149.01 feet along land now or formerly of Bert J. Haberfeld, d/b/a Swald Realty and land now or formerly of Penn Central Transportation Company, partly by each;

Thence running North 18° - 28’ - 40” West 259.39 feet, to a point;

Thence running North 79° - 57’ - 30” East 3.30 feet, to a point;

Thence running North 17° - 30’ - 40” West 130.90 feet, to a point;

Thence running North 18° - 28’ - 40” West 156.70 feet, to a point in the southerly line of Munson Street, the last four boundaries being along land now or formerly of Penn Central Transportation Company;

Thence running South 85° - 41’ - 40” East 152.29 feet along the Southerly Street line of Munson Street to the point and place of point of commencement.

A-1

EXHIBIT B

THE PREMISES

B-1

EXHIBIT B-1

PARKING PLAN

B-2-1

EXHIBIT B-2

PARKING LICENSE AGREEMENT

License dated             , 2003, between SP-B1 Development, LLC (“Licensor”) and Alexion Pharmaceuticals, Inc., a                          (“Licensee”).

Reference is made to a Lease dated                             , 2003 (the “Lease”) between Licensor as landlord and Licensee as tenant. Terms used herein and defined in the Lease shall have the same meaning given in the Lease.

In consideration of the mutual covenants herein contained, Licensor and Licensee hereby agree as follows:

Commencing on the Term Commencement Date of the Lease, Licensor shall provide Licensee with a license for the use of three (3) public parking spaces per 1,000 rentable square feet of Premises at no charge during the Initial Term of the Lease. Use of the parking spaces shall be on a non-exclusive, non-reserved basis. If Tenant desires to use any or all of the allotted parking spaces (not to exceed three (3) spaces per 1,000 rentable square feet of Premises) during any of the Extension Terms under (and as defined in) the Lease, then at the time Tenant sends Landlord the required notification (“Tenant’s Notice”) exercising its option for the applicable Extension Term, Tenant shall include in Tenant’s Notice the number of parking spaces Tenant requires for use during the applicable Extension Term. Tenant’s failure to do so shall be deemed a waiver by Tenant of its right to use any parking spaces during the that Extension Term. If Tenant’s Notice includes the number of parking spaces Tenant requires for use during the applicable Extension Term, then Licensee shall pay for such spaces (whether or not so used) at Licensor’s then current prevailing monthly rate for parking spaces, or such other rates to which the parties may mutually agree which shall in no event exceed the lowest parking rates charged by Licensor to other tenants of the building known and numbered as 25 Science Park (excluding any free parking granted to other tenants during the five (5) years following the completion of the Base Building Work). The prevailing monthly rate for parking spaces, if in effect under this License, shall be subject to change from time to time without notice to Licensee. Such payments shall constitute additional charges for purposes of the Lease. Payments under this License shall be made at the places and times and subject to the conditions specified for payments of Base Rent in Article 4 of the Lease, or at such other places and times as Licensor shall specify in writing. To the extent applicable to Licensee’s use of the parking spaces, the provisions of the Lease shall apply, including rules and regulations from time to time promulgated by Licensor.

This License shall terminate upon the expiration or earlier termination of the Lease. If Licensee shall fail to perform or observe any of Licensee’s covenants under this License and such failure shall continue for more than 10 days after notice of such failure in the case of any monetary payment, or in any other case, for more than 30 days after notice of such failure, then this License may be terminated immediately upon notice by Licensor.

B-2-1

Any failure to perform or observe any of Licensee’s covenants under this License shall be deemed to be a failure of Licensee to perform or observe a covenant under the Lease including, without limitation, for purposes of Article 14 of the Lease.

Licensor’s liability under this License shall be limited to the extent provided in Section 10.02 of the Lease, which is incorporated in this Parking License by reference, as if references to “Landlord” thereunder were to Licensor.

Executed to take effect as a sealed instrument.

LICENSOR: SP-B1 DEVELOPMENT, LLC

By:
Name:
Title:

LICENSEE: ALEXION PHARMACEUTICALS, INC.

By:
Name:
Title:

By:
Name:
Title:

B-2-2

EXHIBIT B-3

SITE PAD LOCATION

B-3

EXHIBIT C

RULES AND REGULATIONS

In the event of a conflict between these Rules and Regulations and the terms of the Lease, the terms of the Lease shall govern.

BUILDING HOURS OF OPERATION

The Building is open 24 hours a day, 7 days a week, and 365 days a year. Normal working hours for Building Services are 8 A.M. to 5 P.M., Monday through Friday except for Building Holidays. Building Holidays shall include: New Year’s Day, Memorial Day, The Fourth of July, Labor Day, Thanksgiving Day and Christmas Day.

COMMERCIAL DELIVERY SERVICES

Small UPS, FedEx, packages, and envelopes may be delivered through the main entrance. Those making the delivery must check-in through the security desk prior to proceeding to the individual suite. All other deliveries shall be made through the freight entrance. An Intercom is located at the loading dock for communication with the security desk. Drivers must sign in with the security officer and show proper picture ID. Security officer will notify Tenant of deliveries for acceptance by Tenant.

ELEVATORS AND DELIVERIES

A. In the case of all deliveries, care should be exercised while moving material in the Building. Tenant shall coordinate special or large deliveries or Tenant moves with Building Management, 800-416-2488. Appropriate certificate of insurance must be submitted to Building Management prior to acceptance of deliveries. Access to the freight elevator will be denied to those deliveries where Building Management has not received valid certificates of insurance.

B. The freight or service elevator is available to the tenants of the Building on a non-exclusive basis at any time. Exclusive use of freight or service elevators on Building Holidays and for after-hours deliveries may be scheduled with the Building Management forty-eight (48) hours in advance on a first-come, first-serve basis.

C. For after-hour deliveries, Building Management shall provide on site Security at Tenant’s cost.

D. All hand trucks used for interior deliveries must be equipped with rubber bumpers and tires.

E. The freight entrance shall be used for Tenant moves on a scheduled basis. Tenant shall be responsible for providing protection for elevators, walls, floors and corners.

F. The loading area may be used only for deliveries. No vehicles are allowed to stand in or obstruct this area after unloading. Vehicles are not allowed to park at the loading area for service calls. Vendors and suppliers should be advised of this rule. Any vehicles abusing the truck docking privileges are subject to being towed at the owner’s expense.

G. All carrier providers are to check in with the Security Officer. Tenant shall provide, at a minimum, primary and secondary designates for acceptance of all deliveries. The Building Management Office has no responsibility for locating Tenant representatives regarding acceptance of deliveries or pick-ups by Tenant’s vendors.

H. Tenant is responsible for ensuring that all pick-ups and deliveries are in accordance with all local, state, and federal mandated safety regulations.

PARKING

A. There are no assigned spaces other than for handicapped parking. If for business reasons you wish to leave your vehicle overnight or for the weekend, Building Security must be notified. Vehicles found improperly parked, obstructing exits, fire lanes, etc. will be towed at the owner’s expense.

B. The speed limit for private driveways and roadways within Science Park is 15 mph. This speed limit must be obeyed for the safety of everyone walking and driving within the park.

C. Tenants will be issued parking identification forms to be completed and returned to the security office. Information requested will include employee’s name, vehicle make and model. All vehicles will be issued Science Park parking identification in the form of decals, or such other form of identification as Landlord may select, that must be displayed.

D. If Tenant wants to leave a vehicle overnight or the weekend Building security must be notified or the vehicle will be towed at the Tenant’s expense.

REPAIRS AND MAINTENANCE

A. To the extent set forth in the Lease, Tenant is responsible for all general repairs and maintenance of its premises including, but not limited to, floor coverings, windows, ceiling tiles, lights and fixtures, pipes and drains, HVAC systems, and utility services. All repairs, installations or alterations to the building or its fixtures must first be approved and scheduled by the building management.

B. Building management may be contacted for HVAC services, tenant fit out and improvements, cleaning services, general repairs and maintenance. All requests for work to be done in tenant’s premises by the building management will be submitted in writing to building management.

C. Tenant will refer to Building Management all contractors, contractor’s representatives and installation technicians rendering any service to Tenant for Landlord’s supervision, approval, and control before performance of any contractual service. Except for the hanging of pictures, no boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord and as Landlord may direct. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building. Tenants need to request in writing their intent to modify leased premises.

EXHIBIT D

FORM OF CONFIRMATION OF DELIVERY

Reference is made to the Lease dated                                 between                         , as landlord, and                                     , as tenant (the “Lease”). The terms listed below are used as defined in the Lease.

Landlord and Tenant confirm the following:

Term Commencement Date:

Rent Commencement Date:

Expiration of Initial Term:

Tenant’s fax number for purposes of notice:

LANDLORD: SP-K DEVELOPMENT, LLC, a Delaware limited liability company

BY:	Lyme Properties, LLC, a New Hampshire limited liability company, its manager

By:
David E. Clem, Member

TENANT:

By:
Name:
Title:

D-1

EXHIBIT E

CLEAN ROOM AND TECHNICAL AREAS LOCATION

E-1

EXHIBIT F

DECOMMISSIONING EXCEPTIONS

1.	Asbestos containing materials to the extent present prior to Tenant’s first occupancy of the Premises.
2.	PCBs to the extent present prior to Tenant’s first occupancy of the Premises.

F-1

EXHIBIT G

ENVIRONMENTAL SUBSTANCES

1.	Usual and customary office and cleaning supplies, in quantities normally maintained in offices of the same size and nature as the Premises.

2.	Usual and customary office equipment (including copiers and printers).

3.	The following substances in the amounts in use by Tenant as of the date of this Lease and in compliance with the terms and conditions of the Lease:

Acetic acid	L-cysteine
Anhydrous sodium sulfate	L-glutamine
Carbon dioxide USP	LpHst cleaner
Cellgro free w/o L-GLN (Cell culture media)	Magnesium sulfate
Cholesterol lipid supplement formula 1000x	Manganese chloride
Citric acid	Medical air
Cobalt chloride	Mycophenolic acid
Cupric sulfate	Nitrogen NF
Decon-Spor cleaner	PBS (phosphate buffer solution)
DMSO-hybrimax (dimethyl sulfoxide)	Phosphoric acid
EDTA	Polysorbate 20
Ethanol	ProCHC -4 CDM w/o phenol red (cell
Excell 302 media (cell culture)	culture media)
Excell 302 media w/o phenol red (cell culture)	Sodium acetate trihydrate
Glycerol, Ethylene	Sodium chloride
Glycine	Sodium hydroxide (<50%)
Glycol	Sodium phosphate
Gram Crystal Violet	Soft cide hand cleanser
Gram Decolorizer	Spor-klenz cleaner
Gram Iodine 100X	Tris base
Gram Safranin	Tris HCI
Hydrochloric acid	Vesphene II cleaner
Isopropyl alcohol	Xanthine sodium salt
Zinc sulfate

G-1

EXHIBIT H

BASE BUILDING WORK

25 Science Park Drawing List

Project # 00-069

Science Park at Yale

11/8/02

COVER SHEET

CIVIL

C1	EXISTING CONDITIONS PLAN	REV#1
C2	DEMOLITION PLAN	REV#1
C3	SITE PLAN	REV#2
C4	LAYOUT PLAN	REV#2
C5	GRADING, DRAINAGE & UTILITIES	REV#2
C6	EROSION CONTROL PLAN	REV#2
C7	EROSION CONTROL NOTES & DETAILS	REV#1
C8	LIGHTING AND LANDSCAPING PLAN	REV#2
C9	MISCELLANEOUS DETAILS	REV#2
C10	MISCELLANEOUS DETAILS	REV#1

ARCHITECTURAL

DA0	BASEMENT DEMOLITION PLAN	REV#7
DA0.1	BASEMENT DEMOLITION PLAN	REV#6
DA1	FIRST FLOOR DEMOLITION PLAN	REV#9
DA1.1	FIRST FLOOR DEMOLITION PLAN	REV#8
DA2	SECOND FLOOR DEMOLITION PLAN	REV#7
DA2.1	SECOND FLOOR DEMOLITION PLAN	REV#6
DA3	THIRD FLOOR DEMOLITION PLAN	REV#7
DA3.1	THIRD FLOOR DEMOLITION PLAN	REV#6
DA4	FOURTH FLOOR DEMOLITION PLAN	REV#7
DA4.1	FOURTH FLOOR DEMOLITION PLAN	REV#6
DA5	FIFTH FLOOR DEMOLITION PLAN	REV#7
DA5.1	FIFTH FLOOR DEMOLITION PLAN	REV#6
DA6	SIXTH FLOOR DEMOLITION PLAN	REV#7

DA6.1	SIXTH FLOOR DEMOLITION PLAN	REV#6
DA7	ROOF DEMOLITION PLAN	REV#6
DA7.1	ROOF DEMOLITION PLAN	REV#6
DA7.2	ROOF DEMOLITION PLAN	REV#4
DA8	NORTH ELEV DEMOLITION PLAN	REV#6
DA8.1	EAST & WEST ELEVS. DEMO. PLAN	REV#6
DA8.2	SOUTH ELEV. & BLDG. SECT. DEMO.	REV#6
DA8.3	COURTYARD ELEV DEMOLITION PLAN	REV#8
A0	BASEMENT FLOOR PLAN	REV#6
A0.1	BASEMENT FLOOR PLAN	REV#5
A1	FIRST FLOOR PLAN	REV#8
A1.1	FIRST FLOOR PLAN	REV#7
A2	SECOND FLOOR PLAN	REV#6
A2.1	SECOND FLOOR PLAN	REV#6
A3	THIRD FLOOR PLAN
A3.1	THIRD FLOOR PLAN	REV#6
A4	FOURTH FLOOR PLAN	REV#6
A4.1	FOURTH FLOOR PLAN	REV#6
A5	FIFTH FLOOR PLAN	REV#6
A5.1	FIFTH FLOOR PLAN	REV#6
A6	SIXTH FLOOR PLAN	REV#6
A6.1	SIXTH FLOOR PLAN	REV#6
A7	SEVENTH FLOOR PLAN	REV#10
A7.1	SEVENTH FLOOR PLAN	REV#4
A8	ROOF PLAN	REV#5
A8.1	ROOF PLAN	REV#5
A9	EXTERIOR ELEVATIONS	REV#11
A9.2	EXT. CONC. RESTORATION PHOTOS	DELETED
A9.3	EXT. CONC. RESTORATION PHOTOS	DELETED
A10	BUILDING SECTIONS	REV#4
A10.1	BUILDING SECTIONS	REV#4
A10.2	BUILDING SECTIONS	REV#4
A10.3	SEVENTH FLR. & STAIR TOWER ELEV.	REV#7
A10.4	SEVENTH FLR. & STAIR TOWER ELEV.	REV#2
A11	SECTION DETAILS	REV#7
A11.1	SECTION DETAILS	REV#6
A11.2	DETAILS	REV#4
A12	ENLARGED ELEVATOR PLANS	REV#7
A12.1	PLANS AT STAIR TOWER	REV#3
A12.2	STAIR SECTIONS AND DETAILS	REV#4
A12.3	NOT ISSUED

A12.4	TOILET ROOMS LARGE PLANS & DETAILS	REV#4
A12.5	TOILET ROOM INTERIOR ELEVATIONS	REV#3
A12.6	ROOF DETAILS	REV#1
A13	WINDOW SCHEDULE & DETAILS	REV#7
A13.1	STOREFRONT ELEVATIONS & SECTIONS	REV#4
A13.2	STOREFRONT SECTIONS & PLAN DETAILS	REV#2
A14	DOOR SCHEDULE & DETAILS	REV#7
A15	LOBBY PLANS & INTERIOR ELEVATIONS	REV#1
A15.1	INTERIOR DETAILS	REV#1
A16	FINISH SCHEDULE	REV#1
A17	REFLECTED CEILING PLANS	REV#3
A17.1	REFLECTED CEILING PLANS	REV#3
A17.2	REFLECTED CEILING PLANS	REV#3

STRUCTURAL

S1	FIRST FLOOR FRAMING PLAN	REV#6
S1.1	FIRST & SECOND FLOOR FRAMING PLN.	REV#4
S2	SECOND FLOOR FRAMING PLAN	REV#8
S3	THIRD FLOOR FRAMING PLAN	REV#7
S4	FOURTH FLOOR FRAMING PLAN	REV#7
S5	FIFTH FLOOR FRAMING PLAN	REV#7
S6	SIXTH FLOOR FRAMING PLAN	REV#7
S7	SEVENTH FLOOR FRAMING PLAN	REV#8
S8	ROOF & COOLING TOWER FRAMING	REV#8
S9	EAST AND WEST ELEVATION PLANS	REV#5
S10	TYPICAL DETAILS	REV#5
S11	SECTIONS AND DETAILS	REV#8
S12	SECTIONS AND DETAILS	REV#8
S13	SECTIONS AND DETAILS	REV#5
S14	COLUMN SCHEDULE AND TYP DETAILS	REV#6

FIRE PROTECTION

DFP0	FIRST FLR FIRE PROT. DEMO. PLAN	REV#2
DFP0.1	FIRST FLR FIRE PROT. DEMO. PLAN	REV#2
DFP1	FIRST FLR FIRE PROT. DEMO. PLAN	REV#3
DFP1.1	FIRST FLR FIRE PROT. DEMO. PLAN	REV#3
DFP2	SECOND FLR FIRE PROT. DEMO. PLAN	REV#3

DFP2.1	SECOND FLR FIRE PROT. DEMO. PLAN	REV#2
DFP3	THIRD FLR FIRE PROT. DEMO. PLAN	REV#2
DFP3.1	THIRD FLR FIRE PROT. DEMO. PLAN	REV#2
DFP4	FOURTH FLR FIRE PROT. DEMO. PLAN	REV#2
DFP4.1	FOURTH FLR FIRE PROT. DEMO. PLAN	REV#2
DFP5	FIFTH FLR FIRE PROT. DEMO. PLAN	REV#2
DFP5.1	FIFTH FLR FIRE PROT. DEMO. PLAN	REV#2
DFP6	SIXTH FLR FIRE PROT. DEMO. PLAN	REV#2
DFP6.1	SIXTH FLR FIRE PROT. DEMO. PLAN	REV#2
FP0	BASEMENT FIRE PROTECTION PLAN	REV#2
FP0.1	BASEMENT FIRE PROTECTION PLAN	REV#2
FP1	FIRST FLOOR FIRE PROTECTION PLAN	REV#4
FP1.1	FIRST FLOOR FIRE PROTECTION PLAN	REV#5
FP2	SECOND FLOOR FIRE PROTECTION PLAN	REV#4
FP2.1	SECOND FLOOR FIRE PROTECTION PLAN	REV#2
FP3	THIRD FLOOR FIRE PROTECTION PLAN	REV#4
FP3.1	THIRD FLOOR FIRE PROTECTION PLAN	REV#3
FP4	FOURTH FLOOR FIRE PROTECTION PLAN	REV#4
FP4.1	FOURTH FLOOR FIRE PROTECTION PLAN	REV#2
FP5	FIFTH FLOOR FIRE PROTECTION PLAN	REV#4
FP5.1	FIFTH FLOOR FIRE PROTECTION PLAN	REV#2
FP6	SIXTH FLOOR FIRE PROTECTION PLAN	REV#4
FP6.1	SIXTH FLOOR FIRE PROTECTION PLAN	REV#2
FP7	SEVENTH FLOOR FIRE PROTECTION PLAN	REV#2
FP7.1	SEVENTH FLOOR FIRE PROTECTION PLAN	DELETED
FP9	FIRE PROT. SYMBOLS AND ABBREV.	REV#4
FP9.1	FIRE PROTECTION RISER DETAIL	REV#3

PLUMBING

DP0	BASEMENT PLUMBING DEMOLITION PLAN	REV#2
DP0.1	BASEMENT PLUMBING DEMOLITION PLAN	REV#2
DP1	FIRST FLOOR PLUMBING DEMOLITION PLAN	REV#3
DP1.1	FIRST FLOOR PLUMBING DEMOLITION PLAN	REV#3
DP2	SECOND FLOOR PLUMBING DEMO. PLAN	REV#2
DP2.1	SECOND FLOOR PLUMBING DEMO. PLAN	REV#2
DP3	THIRD FLOOR PLUMBING DEMOLITION PLAN	REV#2
DP3.1	THIRD FLOOR PLUMBING DEMOLITION PLAN	REV#2
DP4	FOURTH FLOOR PLUMBING DEMO. PLAN	REV#2
DP4.1	FOURTH FLOOR PLUMBING DEMO.PLAN	REV#2

DP6	SIXTH FLOOR PLUMBING DEMOLITION PLAN	REV#2
DP6.1	SIXTH FLOOR PLUMBING DEMOLITION PLAN	REV#2
DP8	ROOF PLUMBING DEMOLITION PLAN	REV#2
DP8.1	ROOF PLUMBING DEMOLITION PLAN	REV#2
P0	BASEMENT FLOOR PLUMBING PLAN	REV#2
P0.1	BASEMENT FLOOR PLUMBING PLAN	REV#3
P1	FIRST FLOOR PLUMBING PLAN	REV#4
P1.1	FIRST FLOOR PLUMBING PLAN	REV#3
P2	SECOND FLOOR PLUMBING PLAN	REV#4
P2.1	SECOND FLOOR PLUMBING PLAN	REV#5
P3	THIRD FLOOR PLUMBING PLAN	REV#4
P3.1	THIRD FLOOR PLUMBING PLAN	REV#2
P4	FOURTH FLOOR PLUMBING PLAN	REV#4
P4.1	FOURTH FLOOR PLUMBING PLAN	REV#2
P5	FIFTH FLOOR PLUMBING PLAN	REV#4
P5.1	FIFTH FLOOR PLUMBING PLAN	REV#2
P6	SIXTH FLOOR PLUMBING PLAN	REV#4
P6.1	SIXTH FLOOR PLUMBING PLAN	REV#2
P7	SEVENTH FLOOR PLUMBING PLAN	REV#5
P7.1	SEVENTH FLOOR PLUMBING	DELETED
P9	PLUMBING SYMBOLS AND ABBREVIATIONS	REV#2
P9.1	PLUMBING SCHEDULES	REV#5

MECHANICAL

DM0	BASEMENT MECHANICAL DEMOLITION PLAN	REV#2
DM0.1	BASEMENT MECHANICAL DEMOLITION PLAN	REV#2
DM1	FIRST FLR MECHANICAL DEMOLITION PLAN	REV#2
DM1.1	FIRST FLR MECHANICAL DEMOLITION PLAN	REV#2
DM1.2	FIRST FLR MECHANICAL DEMOLITION PLAN	REV#4
DM2	SECOND FLR MECHANICAL DEMO. PLAN	REV#2
DM2.1	SECOND FLR MECHANICAL DEMO. PLAN	REV#2
DM2.2	SECOND FLR MECHANICAL DEMO. PLAN	REV#3
DM3	THIRD FLR MECHANICAL DEMO. PLAN	REV#2
DM3.1	THIRD FLOOR MECHANICAL DEMO. PLAN	REV#3
DM3.2	THIRD FLOOR MECHANICAL DEMO. PLAN	REV#2
DM4	FOURTH FLOOR MECHANICAL DEMO. PLAN	REV#3
DM4.1	FOURTH FLOOR MECHANICAL DEMO. PLAN	REV#3
DM4.2	FOURTH FLOOR MECHANICAL DEMO. PLAN	REV#2

DM5	FIFTH FLOOR MECHANICAL DEMO. PLAN	REV#4
DM5.1	FIFTH FLOOR MECHANICAL DEMO. PLAN	REV#4
DM5.2	FIFTH FLOOR MECHANICAL DEMO. PLAN	REV#2
DM6	SIXTH FLOOR MECHANICAL DEMO. PLAN	REV#3
DM6.1	SIXTH FLOOR MECHANICAL DEMO. PLAN	REV#4
DM6.2	SIXTH FLOOR MECHANICAL DEMO. PLAN	REV#2
DM8	ROOF MECHANICAL DEMOLITION PLAN	REV#3
DM8.1	ROOF MECHANICAL DEMOLITION PLAN	REV#3
DM8.2	ROOF MECHANICAL DEMOLITION PLAN	REV#4
M0	BASEMENT MECHANICAL PLAN	REV#3
M1	FIRST FLOOR MECHANICAL PLAN	REV#5
M1.1	FIRST FLOOR MECHANICAL PLAN	REV#4
M2	SECOND FLOOR MECHANICAL PLAN	REV#4
M2.1	SECOND FLOOR MECHANICAL PLAN	REV#2
M3	THIRD FLOOR MECHANICAL PLAN	REV#4
M3.1	THIRD FLOOR MECHANICAL PLAN	REV#2
M4	FOURTH FLOOR MECHANICAL PLAN	REV#5
M4.1	FOURTH FLOOR MECHANICAL PLAN	REV#2
M5	FIFTH FLOOR MECHANICAL PLAN	REV#6
M5.1	FIFTH FLOOR MECHANICAL PLAN	REV#2
M6	SIXTH FLOOR MECHANICAL PLAN	REV#5
M6.1	SIXTH FLOOR MECHANICAL PLAN	REV#2
M7	SEVENTH FLOOR MECHANICAL PLAN	REV#4
M7.1	SEVENTH FLOOR MECHANICAL PLAN	REV#3
M7.2	SEVENTH FLOOR MECHANICAL PLAN	REV#4
M7.3	SEVENTH FLOOR MECHANICAL SECTION	SREV#2
M7.4	MECHANICAL SECTIONS	DELETED
M7-2	SEVENTH FLOOR MECHANICAL PLANS	DELETED
M8	ROOF MECHANICAL PLAN	REV#4
M8.1	ROOF MECHANICAL PLAN	REV#2
M9	MECH. ABBREV.’S, SYM.’S SCHED.’S	REV#5
M9.1	MECH. HTG. SYS PIPING DIAGRAMS	REV#3
M9.2	MECH. COND. WATER PIPING DIAGRAMS	REV#3
M9.3	MECH. CHILLED WATER PIPING DIAGRAMS	REV#3
M9.4	MECHANICAL DETAILS	REV#2
M9.5	MECHANICAL DETAILS	DELETED
M10	MECH. TEMP. CONTROL DIAGRAMS	REV#3
M10.1	HTG SYS. TEMP. CONTROL DIAG.’S	REV#4
M10.2	MECH. COND. WATER CONT. DIAG.’S	REV#4

ELECTRICAL

DE0	BASEMENT ELECTRICAL DEMOLITION PLAN	REV#2
DE0.1	BASEMENT ELECTRICAL DEMOLITION PLAN	REV#3
DE1	FIRST FLOOR ELECTRICAL DEMOLITION PLAN	REV#5
DE1.1	FIRST FLOOR ELECTRICAL DEMOLITION PLAN	REV#3
DE1.2	FIRST FLOOR ELECTRICAL DEMOLITION PLAN	REV#3
DE2	SECOND FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE2.1	SECOND FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE3	THIRD FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE3.1	THIRD FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE3.2	THIRD FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE4	FOURTH FLOOR ELECTRICAL DEMO.PLAN	REV#3
DE4.1	FOURTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE4.2	FOURTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE5	FIFTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE5.1	FIFTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE5.2	FIFTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE6	SIXTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE6.1	SIXTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE6.2	SIXTH FLOOR ELECTRICAL DEMO. PLAN	REV#2
DE8	ROOF ELECTRICAL DEMOLITION PLAN	REV#4
DE8.1	ROOF ELECTRICAL DEMOLITION PLAN	REV#2
DE8.2	ROOF ELECTRICAL DEMOLITION PLAN	REV#3
DE9	ELECTRICAL SPECIFICATIONS & SCHEDUELS	DELETED
E0.1	BASEMENT ELECTRICAL PLAN	REV#4
E1	FIRST FLOOR POWER PLAN	REV#5
E1.1	FIRST FLOOR POWER PLAN	REV#3
E1.2	FIRST FLOOR LIGHTING PLAN	REV#4
E1.3	FIRST FLOOR LIGHTING PLAN	REV#4
E2	SECOND FLOOR ELECTRICAL PLAN	REV#4
E2.1	SECOND FLOOR ELECTRICAL PLAN	REV#2
E3	THIRD FLOOR ELECTRICAL PLAN	REV#4
E3.1	THIRD FLOOR ELECTRICAL PLAN	REV#2
E4	FOURTH FLOOR ELECTRICAL L PLAN	REV#4
E4.1	FOURTH FLOOR ELECTRICAL L PLAN	REV#2
E5	FIFTH FLOOR ELECTRICAL PLAN	REV#4
E5.1	FIFTH FLOOR ELECTRICAL PLAN	REV#2

E6	SIXTH FLOOR ELECTRICAL PLAN	REV#4
E6.1	SIXTH FLOOR ELECTRICAL PLAN	REV#2
E7.1	SEVENTH FLOOR POWER PLAN	REV#4
E7.2	SEVENTH FLOOR LIGHTING PLAN	REV#3
E8	ROOF ELECTRICAL PLAN	REV#4
E8.1	ROOF ELECTRICAL PLAN	REV#2
E9	ELECTRICAL SCHEDULES AND DETAILS	REV#5
E9.1	ELECTRICAL ABBREVIATIONS AND SYMBOLS	REV#3
E9.2	ELECTRICAL RISER DIAGRAM	REV#3
E9.3	ELECTRICAL POWER RISER DIAGRAMS	REV# 3
E9.4	ELECTRICAL RISER DIAGRAMS	REV#2
E-9.2	ELECTRICAL RISER DIAGRAMS	DELETED
SE1	SITE ELECTRICAL PLAN	REV#4

EXHIBIT H-1

ALEXION RELATED WORK

1.     Relocation and reconnection of tenant’s roof-mounted chillers and associated controls to the mechanical penthouse, in an area to be designated, on the attached Appendix 1 labeled “Seventh Floor Plan”.

2.     Remove existing generator from the north bridge and install it based upon Tenant’s specifications to be provided to Landlord [Tenant will pay the installation differential based upon its new generator requirement]. Tenant shall handle permitting.

3.     Relocate and reconnect the air-cooled chiller and associated pumps and controls from the south bridge to the mechanical penthouse, in an area to be designated.

4.     At Landlord’s discretion, Landlord will provide a conduit between the third floor phone closet north of the ladies room to the fourth floor server closet, if required.

5.     Landlord will repair interior concrete spalling within Tenant’s premises in connection with the window replacement work.

6.     Dedicated data pipe from the 4th floor, if required. Tenant may leave its existing dedicated data/telecommunications conduits in their existing locations. If Landlord’s renovation work requires that the conduits be relocated, then Landlord will relocate the conduits at its expense.

7.     Demise 5th floor laboratory/storage premises and provide a new entrance along common corridor. Tenant needs a double door at this location- or elsewhere into the Premises with access to the freight elevators at 6’-0” W and 7’-6”H since its Premises will be separately demised from direct access to the freight elevator. Landlord shall provides sketches of said work to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

8.     Demise and provide building standard door at 4th floor entrance off of the freight elevator lobby. This should be a double door of the size and for the reasons noted above.

9.     Provide common area demising at laboratory and pH room as may be required.

10.   Provide connections for services that supply and control the 4th floor administrative air handler.

11.   Connect existing ductwork to the 4th floor AHU.

12.   Relocate and reconnect existing 2nd floor fans and ductwork.

13.   Relocate and reconnect pilot plant ductwork for AHUs and exhaust fans.

H-1-1

14.   Landlord to provide modifications at the freight area necessary as a result of its demising of the area on the 5th floor. Landlord shall provides sketches of said work to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, conditioned or delayed.

15.   Landlord shall ensure that the existing perimeter fin tube heating systems for Tenant premises in those areas where existing baseboard heat will be disconnected as a result of the base building renovations including the 4th floor administrative area will remain operational.

16.   Landlord will install and connect Tenant’s existing rental generator.

17.   Remove drain piping (including “u” trap) serving all of the existing sinks located within the 2nd floor of the Premises and replace with new drain pipe.

18.   Landlord shall repair the floor in the 5th floor space and the leaks that caused the damage to said floor.

H-1-2

EXHIBIT I

FINISH WORK

1.	Tenant will separately meter its Premises by September 1, 2003.
2.	Relocate door and access controls on the 4th floor administrative area to demise the Premises.
3.	pH room to remain on 2nd floor.
4.	Tenant to relocate its 3rd floor equipment to the second floor premises and evacuate all but one pipe chase, the location of which shall be coordinated with Landlord, but will remain within the vicinity of suite 380.

I-1

EXHIBIT J

CONSTRUCTION DOCUMENTS

(a) Preparation of Construction Documents. The Construction Documents shall include all architectural, mechanical, electrical and structural drawings and detailed specifications for the Tenant Work and shall show all work necessary to complete the Tenant Work including all cutting, fitting, and patching and all connections to the mechanical and electrical systems and components of the Building. Tenants leasing partial floors shall design entrances, doors and any other elements which visually integrate with the elevator lobbies and common areas in a manner and with materials and finishes which are compatible with the common area finishes for such floor. Landlord reserves the right to reject Construction Documents which in its reasonable opinion fail to comply with this provision. The Construction Documents shall include:

(i) Major Work Information: A list of any items or matters which might require structural modifications to the Building, including the following:

(1)	Location and details of special floor areas exceeding 150 pounds of live load per square foot;
(2)	Location and weights of storage file areas, batteries, HVAC units and technical areas;
(3)	Location of any special soundproofing requirements;
(4)	Existence of any extraordinary HVAC requirements necessitating perforation of structural members; and
(5)	Existence of any requirements for heavy loads, dunnage or other items affecting the structure.

(ii) Plans Submission: Two blackline drawings and one (1) CAD disk showing all architectural, mechanical and electrical systems, including cutsheets, specifications and the following:

CONSTRUCTION PLANS:

(1)	All partitions shall be shown; indicate ratings of all partitions; indicate all non-standard construction and details referenced;
(2)	Dimensions for partition shall be shown to face of stud; critical tolerances and ± dimensions shall be clearly noted;
(3)	All doors shall be shown on and shall be numbered and scheduled on door schedule; indicate ratings of all doors;
(4)	All non-standard construction, non-standard materials and/or installation shall be explicitly noted; equipment and finishes shall be shown and details referenced; and

(5)	All plumbing fixtures or other equipment requirements and any equipment requiring connection to Building plumbing systems shall be noted.

REFLECTED CEILING PLAN:

(1)	Layout suspended ceiling grid pattern in each room, describing the intent of the ceiling working point, origin and/or centering; and
(2)	Locate all ceiling-mounted lighting fixtures and air handling devices including air dampers, fan boxes, etc., lighting fixtures, supply air diffusers, wall switches, down lights, special lighting fixtures, special return air registers, special supply air diffusers, and special wall switches.

TELECOMMUNICATIONS AND ELECTRICAL EQUIPMENT PLAN:

(1)	All telephone outlets required;
(2)	All electrical outlets required; note non-standard power devices and/or related equipment;
(3)	All electrical requirements associated with plumbing fixtures or equipment; append product data for all equipment requiring special power, temperature control or plumbing considerations;
(4)	Location of telecommunications equipment and conduits; and
(5)	Components and design of the Antennas (including associated equipment) as installed, in sufficient detail to evaluate weight, bearing requirements, wind-load characteristics, power requirements and the effects on Building structure, moisture resistance of the roof membrane and operations of pre-existing telecommunications equipment.

DOOR SCHEDULE:

(1)	Provide a schedule of doors, sizes, finishes, hardware sets and ratings; and
(2)	Non-standard materials and/or installation shall be explicitly noted.

HVAC:

(1)	Areas requiring special temperature and/or humidity control requirements;
(2)	Heat emission of equipment (including catalogue cuts), such as copy machines, etc.;
(3)	Special exhaust requirements – conference rooms, pantry, toilets, etc.; and
(4)	Any extension of system beyond demised space.

ELECTRICAL:

(1)	Special lighting requirements;
(2)	Power requirements and special outlet requirements of equipment;
(3)	Security requirements;
(4)	Supplied telephone equipment and the necessary space allocation for same; and
(5)	Any extensions of tenant equipment beyond demised space.

PLUMBING:

(1)	Remote toilets;
(2)	Pantry equipment requirements;
(3)	Remote water and/or drain requirements such as for sinks, ice makers, etc.; and
(4)	Special drainage requirements, such as those requiring holding or dilution tanks.

ROOF:

Detailed	plan of any existing and proposed roof equipment showing location and elevations of all equipment.

SITE:

Detailed	plan, including fencing, pads, conduits, landscaping and elevations of equipment.

SPECIAL SERVICES:

Equipment	cuts, power requirements, heat emissions, raised floor requirements, fire protection requirements, security
requirements,	and emergency power.

(b) Plan Requirements. The Construction Documents shall be fully detailed and fully coordinated with each other and with existing field conditions, shall show complete dimensions, and shall have designated thereon all points of location and other matters, including special construction details and finish schedules. All drawings shall be uniform size and shall incorporate the standard electrical and plumbing symbols and be at a scale of 1/8” = 1’0” or larger. Materials and/or installation shall be explicitly noted and adequately specified to allow for Landlord review, building permit application, and construction. All equipment and installations shall be made in accordance with standard materials and procedures unless a deviation outside of industry standards is shown on the Construction Documents and approved by Landlord. To the extent practicable, a concise description of products, acceptable substitutes, and installation procedures and standards shall be provided. Product cuts must be provided and special mechanical or electrical loads noted. Landlord’s approval of the plans, drawings, specifications or other submissions in respect of any work, addition, alteration or improvement to be undertaken by or on behalf of Tenant shall create no liability or responsibility on the part of Landlord for their completeness, design sufficiency or compliance with requirements of any applicable laws, rules or regulations of any governmental or quasi-governmental agency, board or authority.

(c) Drawing and Document Production. Landlord shall provide Tenant with two (2) blackline drawings and one (1) CAD disk showing the Building and site outline, core walls and columns, together with corridor and demising wall location plans.

(d) Change Orders. The Construction Documents shall not be materially changed or modified by Tenant after approval by Landlord without the further approval in writing by Landlord, which approval shall not be unreasonably withheld or delayed. Landlord shall not be obligated to approve any change or modification of the Construction Documents which in Landlord’s sole opinion shall cause any additional cost or expense to Landlord for which Tenant has not agreed to reimburse Landlord.

EXHIBIT K

TENANT WORK INSURANCE SCHEDULE

Tenant’s Liability Insurance

Tenant shall be responsible for requiring all Tenant Contractors doing construction or renovation work to purchase and maintain such insurance as shall protect it from the claims set forth below which may arise out of or result from any Tenant Work whether such Tenant Work is completed by Tenant or by any Tenant Contractor or by any person directly or indirectly employed by Tenant or any Tenant Contractor, or by any person for whose acts Tenant or any Tenant Contractor may be liable:

1.	Claims under workers’ compensation, disability benefit and other similar employee benefit acts which are applicable to the Tenant Work to be performed.

2.	Claims for damages because of bodily injury, occupational sickness or disease, or death of employees under any applicable employer’s liability law.

3.	Claims for damages because of bodily injury, or death of any person other than Tenant’s or Tenant Contractor’s employees.

4.	Claims for damages insured by usual personal injury liability coverage which are sustained (a) by any person as a result of an offense directly or indirectly related to the employment of such person by the Tenant or Tenant Contractor or (b) by any other person.

5.	Claims for damages, other than to the Tenant Work itself, because of injury to or destruction of tangible property, including loss of use therefrom.

6.	Claims for damages because of bodily injury or death of any person or property damage arising out of the ownership, maintenance or use of any motor vehicle.

Such Tenant’s Contractors’ Commercial General Liability Insurance shall include premises/operations (including explosion, collapse and underground coverage if such Tenant Work involves any underground work), elevators, independent contractors, completed operations, and blanket contractual liability on all written contracts, all including broad form property damage coverage.

Tenant’s Contractors’ Commercial General, Automobile, Employers and Umbrella Liability Insurance shall be written for not less than limits of liability as follows:

.

a.	Commercial General Liability:

	Bodily Injury and Property Damage	As Required by Exhibit K-1.

b.	Comprehensive Automobile Liability:

	Bodily Injury and Property Damage	$1,000,000 Each Person

$1,000,000 Each Occurrence

c.	Employer’s Liability:

	Each Accident	$ 500,000

	Disease - Policy Limit	$ 500,000

	Disease - Each Employee	$ 500,000

d.	Umbrella Liability:

	Bodily Injury and Property Damage	As Required by Exhibit K-1

(excess of coverages a,b & c

above)

All subcontractors for such Tenant Contractors shall carry the same coverages and limits as specified above, unless different limits are specifically negotiated with Landlord.

The foregoing policies shall contain a provision that coverages afforded under the policies shall not be canceled or not renewed until at least thirty (30) days’ prior written notice has been given to the Landlord. Certificates of Insurance showing such coverages to be in force shall be filed with the Landlord prior to the commencement of any Tenant Work and prior to each renewal. Coverage for Completed Operations must be maintained for three years following completion of the work and certificates evidencing this coverage must be provided to the Landlord.

The minimum A.M. Best’s rating of each insurer shall be A-/VII. Landlord shall be named as an Additional Insured under such Tenant’s Contractors’ Commercial General and Umbrella Liability Insurance policies.

Such Tenant Contractors’ responsibilities include:

•	Insuring all materials, on an All Risks basis for the full replacement cost, in transit and until delivered to the project site;

•	insuring all tools and equipment used in the installation process;

•	assuming costs within the deductible(s) if a property loss is caused by any Tenant Contractor’s failure to take reasonable steps to prevent the loss; and

•	protecting the site to prevent both natural and man-caused (i.e., arson, theft, vandalism) losses.

Property Insurance Loss Adjustment

Any insured loss shall be adjusted with the Landlord and made payable to the Landlord, subject to any applicable mortgagee clause.

EXHIBIT K-1

TENANT CONTRACTOR AND SUBCONTRACTOR INSURANCE LIMIT REQUIREMENTS

Division		Trade Description	Trade Number for Limits Required (See Attached)
1.	Sitework	Earthwork	3
		Excavation	5
		Grading	2
		Paving	2
		Piling/Caisson	3
		Retention	4

2.	Concrete	Formwork	5
		Precasts	5
		Structural	5

3.	Masonry	Masonry	5

4.	Metal and Structural	Metal Deck	4
		Miscellaneous Metals	2
		Structural Steel	5

5.	Carpentry	Millwork	2
		Rough Carpentry	2
		Wood Doors	2

6.	Moisture Protection	Caulking	3
		Dampproofing	3
		Roofing/Sheet Metal	5
		Waterproofing	3

K-1-1

Division		Trade Description	Trade Number for Limits Required (See Attached)
7.	Doors, Windows and Glass	Curtainwall	5
		Glass, Glazing and Aluminum	3
		Hardware	1
		Hollow Metal Work	1

8.	Finishes	Acoustic	2
		Ceramic & Quarry	2
		Covering	2
		Lathe, Plaster & Drywall	2
		Resilient Floor	2
		Paint & Vinyl Wall	2

9.	Specialties	Access Flooring	1
		Partitions	1
		Toilet Accessories	1

10.	Equipment	Crane Operations	4

11.	Furnishings	Suppliers	1

12.	Special Construction	Asbestos Abatement	5
		Blasting	5

13.	Conveying Systems	Elevators	5
		Escalators	5
		Conveyers	3
		Dumbwaiters	3

14.	Mechanical	Fire Protection System	4
		Plumbing	4

K-1-2

Division		Trade Description	Trade Number for Limits Required (See Attached)

15.	HVAC		5

16.	Electrical	Electrical	5

17.	Demolition	More than 3 stories	10
		Three (3) stories or less	5

	General Contractor	Major Project	50

	General Contractor	Performing the following Work: (a) new construction under 4 stories and less than 150,000 sq. ft.; (b) construction contract up to $15,000,000; and (c) renovation less the 15% of existing structure.	10

Any unusual or specialized renovation or repair work undertaken by Tenant’s General Contractor with respect to this Lease may require other limits of liability than those listed above. Landlord shall make any determination of revised liability limits in consultation with its risk management staff.

Contractor and Subcontractor Insurance Limit Requirements by Trade Number

The following are Limits of Liability required depending on the Trade Number of the Contractor.

1.	$1,000,000 Each Occurrence

$1,000,000 General Aggregate

$1,000,000 Products & Completed Operations Aggregate

2.	$1,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

K-1-3

3.	$2,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$1,000,000 Umbrella Each Occurrence/Aggregate

OR

$1,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$2,000,000 Umbrella Each Occurrence/Aggregate

4.	$2,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$2,000,000 Umbrella Each Occurrence/Aggregate

OR

$1,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$3,000,000 Umbrella Each Occurrence/Aggregate

5.	$2,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$3,000,000 Umbrella Each Occurrence/Aggregate

OR

$1,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$4,000,000 Umbrella Each Occurrence/Aggregate

10.	$2,000,000 Each Occurrence

$2,000,000 General Aggregate

$2,000,000 Products & Completed Operations Aggregate

$8,000,000 Umbrella Each Occurrence/Aggregate

OR

$1,000,000 Each Occurrence

$2,000,000 General Aggregate

K-1-4

$2,000,000 Products & Completed Operations Aggregate

$9,000,000 Umbrella Each Occurrence/Aggregate

50.	$ 2,000,000 Each Occurrence

$ 2,000,000 General Aggregate

$ 2,000,000 Products & Completed Operations Aggregate

$49,000,000 Umbrella Each Occurrence/Aggregate

OR

$ 1,000,000 Each Occurrence

$ 2,000,000 General Aggregate

$ 2,000,000 Products & Completed Operations Aggregate

$50,000,000 Umbrella Each Occurrence/Aggregate

K-1-5

EXHIBIT L

RESERVED

L-1

EXHIBIT M

LENDER’S FORM OF SUBORDINATION, NONDISTURBANCE

AND ATTORNMENT AGREEMENT

LEASE SUBORDINATION, NON-DISTURBANCE

OF POSSESSION AND ATTORNMENT AGREEMENT

This Lease Subordination, Non-Disturbance of Possession and Attornment Agreement (hereinafter, the “Subordination, Non-Disturbance and Attornment Agreement” or “Agreement”) is made as of the              day of                     , 2003, among Anglo Irish Bank Corporation plc, a banking corporation organized under the laws of the Republic of Ireland having a place of business at 18/21 St. Stephen’s Green, Dublin 2, Ireland (the “Agent”), as agent for itself and any other lenders (collectively, the “Lenders”) which may become parties to that certain Construction and Interim Loan Agreement by and among the Borrower, the Agent, and the Lenders, SP-K Development, LLC, a Delaware limited liability company having an address at c/o Lyme Properties, LLC, 101 Main Street, Cambridge, Massachusetts 02142 (hereinafter, the “Landlord” or “Borrower”), and Alexion Pharmaceuticals, Inc., a                         , corporation, having a place of business at                                               (hereinafter, the “Tenant”).

Introductory Provisions

A. The Agent and the Lenders are relying on this Agreement as an inducement to Lender in making and maintaining a loan (hereinafter, the “Loan”) secured by, among other things, a certain Open-End Leasehold Construction Mortgage Deed and Security Agreement dated as of                           , 2002 (hereinafter, the “Mortgage”) given by Borrower covering property located and known as Building 25, 150 Munson Street, New Haven, Connecticut, more particularly described on Exhibit A hereto (hereinafter, the “Property”). The Agent is also the “Assignee” under an Assignment of Leases and Rents (hereinafter, the “Assignment”) dated as of                           , 2002, from Borrower with respect to the Property.

B. Tenant is the tenant under that certain lease (hereinafter, the “Lease”) dated                           ,             , made with Landlord, covering certain premises (hereinafter, the “Premises”) at the Property as more particularly described in the Lease.

C. Agent and Lenders require, as a condition to the making and maintaining of the Loan, that the Mortgage be and remain superior to the Lease and that its rights under the Assignment be recognized.

D. Tenant requires as a condition to the Lease being subordinate to the Mortgage that its rights under the Lease be recognized.

E. Agent, Landlord, and Tenant desire to confirm their understanding with respect to the Mortgage and the Lease.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, and with the understanding by Tenant that Lender shall rely hereon in making and maintaining the Loan, the Agent, the Landlord, and the Tenant agree as follows:

I.	Subordination. The lien of the Lease and the rights of Tenant thereunder are subordinate and inferior to the lien of the Mortgage and any amendment, renewal, substitution, extension or replacement thereof and each advance made thereunder as though the Mortgage, and each such amendment, renewal, substitution, extension or replacement were executed and recorded, and the advance made, before the execution of the Lease.

II.	Non-Disturbance. So long as Tenant is not in default (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed, (i) Tenant’s occupancy of the Premises shall not be disturbed by Agent in the exercise of any of its rights under the Mortgage during the term of the Lease, or any extension or renewal thereof made in accordance with the terms of the Lease, and (ii) Agent will not join Tenant as a party defendant in any action or proceeding for the purpose of terminating Tenant’s interest and estate under the Lease because of any default under the Mortgage.

III.	Attornment and Certificates. In the event Agent succeeds to the interest of Borrower as Landlord under the Lease, or if the Property or the Premises are sold pursuant to the power of sale under the Mortgage, Tenant shall attorn to Agent, or a purchaser upon any such foreclosure sale, and shall recognize Agent, or such purchaser, thereafter as the Landlord under the Lease. Such attornment shall be effective and self-operative without the execution of any further instrument. Tenant agrees, however, to execute and deliver at any time and from time to time, upon the request of any holder(s) of any of the indebtedness or other obligations secured by the Mortgage, or upon request of any such purchaser, (a) any instrument or certificate which, in the reasonable judgment of such holder(s), or such purchaser, may be necessary or appropriate in any such foreclosure proceeding or otherwise to evidence such attornment, and (b) an instrument or certificate regarding the status of the Lease, consisting of statements, if true (and if not true, specifying in what respect), (i) that the Lease is in full force and effect, (ii) the date through which rentals have been paid, (iii) the duration and date of the commencement of the term of the Lease, (iv) the nature of any amendments or modifications to the Lease, (v) that no default, or state of facts, which with the passage of time, or notice, or both, would constitute a default, exists on the part of either party to the Lease, and (vi) the dates on which payments of additional rent, if any, are due under the Lease.

IV.	Limitations. If Agent exercises any of its rights under the Assignment or the Mortgage, or if Agent shall succeed to the interest of Landlord under the Lease in any manner, or if any purchaser acquires the Property, or the Premises, upon or after any foreclosure of the Mortgage, or any deed in lieu thereof, Agent or such purchaser, as the case may be, shall have the same remedies by entry, action or otherwise in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants and conditions of the Lease on Tenant’s part to be paid, performed or observed that the Landlord had or would have had if Agent or such purchaser had not succeeded to the interest of the present Landlord. From and after any such attornment, Agent or such purchaser shall be bound to Tenant under all the terms, covenants and conditions of the Lease, and Tenant shall, from and after such attornment to Agent, or to such purchaser, have the same remedies against Agent, or such purchaser, for the breach of an agreement contained in the Lease that Tenant might have had under the Lease against Landlord, if Agent or such purchaser had not succeeded to the interest of Landlord; provided, however, that Agent or such purchaser shall only be bound during the period of its ownership, and that in the case of the exercise by Agent of its rights under the Mortgage, or the Assignment, or any combination thereof, or a foreclosure, or deed in lieu of foreclosure, all Tenant claims shall be satisfied only out of the interest, if any, of Agent, or such purchaser, in the Property, and Agent and such purchaser shall not be (a) liable for any act or omission of any prior landlord (including the Landlord); or (b) liable for or incur any obligation with respect to the construction of the Property or any improvements of the Premises or the Property; or (c) subject to any offsets or defenses which Tenant might have against any prior landlord (including the Landlord); or (d) bound by any rent or additional rent which Tenant might have paid for more than the then current rental period to any prior landlord (including the Landlord); or (e) bound by any amendment or modification of the Lease, made without Agent’s prior written consent; (f) except any assignment or sublet permitted under the Lease as to which Landlord’s consent is not required, bound by any assignment or sublet, made without Agent’s prior written consent; or (g) bound by or responsible for any security deposit or proceeds of any letter of credit not actually received by Agent; or (h) liable for or incur any obligation with respect to any breach of warranties or representations of any nature under the Lease or otherwise including without limitation any warranties or representations respecting use, compliance with zoning, landlord’s title, landlord’s authority, habitability and/or fitness for any purpose, or possession; or (i) liable for or incur any obligation with respect to the payment of any amounts due and owing to the Tenant by the Landlord including, without limitation, payment of any Tenant Allowance (as defined in the Lease); or (j) liable for consequential damages.

V.	Rights Reserved. Nothing herein contained is intended, nor shall it be construed, to abridge or adversely affect any right or remedy of: (a) the Landlord under the Lease, or any subsequent Landlord, against the Tenant in the event of any default by Tenant (beyond any period expressed in the Lease within which Tenant may cure such default) in the payment of rent or in the performance or observance of any of the terms, covenants or conditions of the Lease on Tenant’s part to be performed or observed; or (b) the Tenant under the Lease against the original or any prior Landlord in the event of any default by the original Landlord to pursue claims against such original or prior Landlord whether or not such claim is barred against Agent or a subsequent purchaser.

VI.	Notice and Right to Cure. Tenant agrees to provide Agent with a copy of each notice of default under the Lease or failure of Landlord to satisfy a condition precedent to Tenant’s obligations under the Lease, at the same time as Tenant provides Landlord with such notice, and that in the event of any default or failure by the Landlord under the Lease, Tenant will take no action to terminate the Lease (a) if the default or failure is not curable by Agent (so long as the default does not interfere with Tenant’s use and occupation of the Premises), or (b) if the default or failure is curable by Agent, unless the default or failure remains uncured for a period of thirty (30) days after written notice thereof shall have been given, postage prepaid, to Landlord at Landlord’s address, and to Agent at the address provided in Section 7 below; provided, however, that if any such default or failure is such that it reasonably cannot be cured within such thirty (30) day period, such period shall be extended for such additional period of time as shall be reasonably necessary (including, without limitation, a reasonable period of time to obtain possession of the Property and to foreclose the Mortgage), if Agent gives Tenant written notice within such thirty (30) day period of Agent’s election to undertake the cure of the default or failure and if curative action (including, without limitation, action to obtain possession and foreclose) is instituted within a reasonable period of time and is thereafter diligently pursued. Agent shall have no obligation to cure any default or failure under the Lease.

VII.	Notices. Any notice or communication required or permitted hereunder shall be in writing, and shall be given or delivered: (i) by United States mail, registered or certified, postage fully prepaid, return receipt requested, or (ii) by recognized courier service or recognized overnight delivery service; and in any event addressed to the party for which it is intended at its address set forth below:

To Agent:

Anglo Irish Bank Corporation plc

84 State Street – 4th Floor

Boston, Massachusetts 02109

Attention: Mr. Paul Doyle, Vice President

and

Anglo Irish Bank Corporation, plc

18/21 St. Stephen’s Green

Dublin 2, Ireland

Attn: William Barrett, Director

with copies by regular mail or such hand delivery:

Riemer & Braunstein LLP

Three Center Plaza

Boston, Massachusetts 02108

Attention: Steven J. Weinstein, Esquire

If to the Landlord:

SP-K Development, LLC

c/o Lyme Properties, LLC

101 Main Street, 18th Floor

Cambridge, Massachusetts 02142

Attention: Robert L. Green, Esquire

with copies by regular mail or such hand delivery or facsimile transmission to:

Hill & Barlow

One International Place

Boston, Massachusetts 02110

Attention: Greg D. Peterson, Esquire

If to Tenant:

Alexion Pharmaceuticals, Inc.

_______________________________

_______________________________

Attention: _______________________

with a copy to:

_______________________________

_______________________________

_______________________________

_______________________________

or such other address as such party may have previously specified by notice given or delivered in accordance with the foregoing. Any such notice shall be deemed to have been given and received on the date delivered or tendered for delivery during normal business hours as herein provided.

VIII.	No Oral Change. This Agreement may not be modified orally or in any manner than by an agreement in writing signed by the parties hereto or their respective successors in interest.

IX.	Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, personal representatives, successors and assigns, and any purchaser or purchasers at foreclosure of the Property or any portion thereof, and their respective heirs, personal representatives, successors and assigns.

X.	Payment of Rent To Agent. Tenant acknowledges that it has notice that the Lease and the rent and all sums due thereunder have been assigned to Agent, on behalf of the Lenders, as part of the security for the obligations secured by the Mortgage. In the event Agent notifies Tenant of a default under the Loan and demands that Tenant pay its rent and all other sums due under the Lease to Agent, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease to Agent, or Agent’s designated agent, until otherwise notified in writing by Agent. Borrower unconditionally authorizes and directs Tenant to make rental payments directly to Agent following receipt of such notice and further agrees that Tenant may rely upon such notice without any obligation to further inquire as to whether or not any default exists under the Mortgage or the Assignment, and that Borrower shall have no right or claim against Tenant for or by reason of any payments of rent or other charges made by Tenant to Agent following receipt of such notice.

XI.	No Amendment or Cancellation of Lease. So long as the Mortgage remains undischarged of record, Tenant shall not amend, modify, cancel or terminate the Lease, or consent to an amendment, modification, cancellation or termination of the Lease, or agree to subordinate the Lease to any other mortgage, without Agent’s prior written consent in each instance.

XII.	Options. With respect to any options for additional space provided to Tenant under the Lease, Agent agrees to recognize the same if Tenant is entitled thereto under the Lease after the date on which Agent succeeds as Landlord under the Lease by virtue of foreclosure or deed in lieu of foreclosure or Agent takes possession of the Premises; provided, however, Agent shall not be responsible for any acts of any prior landlord under the lease, or the act of any tenant, subtenant or other party which prevents Agent from complying with the provisions hereof and Tenant shall have no right to cancel the Lease or to make any claims against Agent on account thereof.

XIII.	Captions. Captions and headings of sections are not parts of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions of this Agreement.

XIV.	Counterparts. This Agreement may be executed in several counterparts each of which when executed and delivered is an original, but all of which together shall constitute one instrument.

XV.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.

XVI.	Parties Bound. The provisions of this Agreement shall be binding upon and inure to the benefit of Tenant, Agent, Lender and Borrower and their respective successors and assigns; provided, however, reference to successors and assigns of Tenant shall not constitute a consent by Landlord or Borrower to an assignment or sublet by Tenant, but has reference only to those instances in which such consent is not required pursuant to the Lease or for which such consent has been given.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

AGENT:

Anglo Irish Bank Corporation plc

By:
Name:
Title:

TENANT:

Alexion Pharmaceuticals, Inc.

By:
Name:
Title:

[CORPORATE SEAL]

COMMONWEALTH OF MASSACHUSETTS

, ss.	, 2003

Then personally appeared before me __________________, a _________________ of Anglo Irish Bank Corporation plc and acknowledged the foregoing to be his free act and deed and the free act and deed of said Anglo Irish Bank Corporation plc.

, Notary Public
My Commission Expires:

STATE OF ____________________

, ss.	____________, 2003

Then personally appeared before me __________________, a _________________ of __________________, and acknowledged the foregoing to be such person’s free act and deed and the free act and deed of said _________________.

, Notary Public
My Commission Expires:

SP-K Development, LLC, as Landlord under the Lease, and Borrower under the Mortgage, the Loan Agreement and the other Loan Documents, agrees for itself and its successors and assigns that:

XVII.	The above agreement does not:

A.	constitute a waiver by Agent of any of its rights under the Mortgage or any of the other Loan Documents; or

B.	in any way release Borrower from its obligations to comply with the terms, provisions, conditions, covenants and agreements and clauses of the Mortgage and other Loan Documents;

XVIII.	The provisions of the Mortgage remain in full force and effect and must be complied with by Borrower;

XIX.	Tenant shall have the right to rely on any notice or request from Agent which directs Tenant to pay rent to Agent without any obligation to inquire as to whether or not a default exists and notwithstanding any notice from or claim of Borrower to the contrary. Borrower shall have no right or claim against Tenant for rent paid to Agent after Agent so notifies Tenant to make payment of rent to Agent; and

XX.	The Borrower shall be bound by all of the terms, conditions and provisions of the foregoing Agreement in all respects.

Executed and delivered as a sealed instrument as of the ____ day of _______________, 2003.

BORROWER:	SP-K Development, LLC By its manager,

Lyme Properties, LLC

By:
Name:
Title:

STATE OF

                            , ss.                                                                                                                                                , 20

Then personally appeared the above-named                                                  ,                                                   of                                               and acknowledged the foregoing to be his (her) free act and deed as the                                      of                                          and the free act and deed of said                                              .

, Notary Public My Commission Expires:

EXHIBIT N

GROUND LESSOR’S FORM OF SUBORDINATION, NONDISTURBANCE AND

ATTORNMENT AGREEMENT

Date:

Ground Landlord:

Ground Tenant:

Subtenant:

Ground Lease:

Dated as of , between Ground Landlord, and Ground Tenant, notice of which is recorded with the City of New Haven Land Records (the “Land Records”) at Volume , Page .

Sublease:

Dated as of , 20 , between Tenant and Subtenant, notice of which is recorded with the City of New Haven Land Records at Volume , Page .

Premises:

(i) A parcel consisting of the land known as                     , together with                      and other improvements constructed or to be constructed thereon, all as more particularly described in the Ground Lease, (capitalized terms in this description, not otherwise defined, shall have the same meaning as assigned in the Ground Lease.)

Subleased Premises:

The portion of the Premises described in the Sublease.

Ground Landlord is owner of the Premises which are subject to the Ground Lease and the Sublease.

Tenant and Subtenant have entered into, or are about to enter into, the Sublease, a copy of which is attached as Exhibit A (provided that a copy of the Sublease shall not be attached to any counterpart of this Agreement to be recorded at the Registry of Deeds).

In consideration of the agreements contained herein, the parties agree as follows:

I.	Subordination

Subtenant confirms and agrees that the Sublease and any extensions, renewals, amendments, modifications, consolidations, replacements and expansions thereof, and all right, title and interest of Subtenant thereunder in and to the Subleased Premises, are and shall be subject and subordinate to the Ground Lease and to all the terms and conditions contained therein, and to all extensions, renewals, amendments, modifications, consolidations, replacements and expansions thereof as though each such extension, renewal, amendment, modification, consolidation, replacement and expansion were executed, delivered and notice thereof recorded before the execution of the Sublease. Without limiting the foregoing and notwithstanding any other term or provision of this Agreement, Subtenant’s rights with respect to proceeds of insurance and eminent domain awards are expressly made subject and subordinate to the Ground Landlord’s obligations to permit such proceeds to be applied to the restoration of the Premises, in the manner and to the extent set forth in the Ground Lease, and the disposition of such proceeds shall be governed by the Ground Lease in all respects.

II.	Non-Disturbance

A.	Ground Landlord consents to the execution and delivery of the Sublease in the form attached as Exhibit A.

B.	Provided that the Sublease is then in full force and effect, Ground Landlord agrees that, in the event of a termination or expiration of any Ground Lease or the exercise by Ground Landlord of any of its rights thereunder to take possession of and to operate the Premises, Ground Landlord shall not disturb Subtenant’s right of possession of the Subleased Premises or any of Subtenant’s other rights in the Premises under the terms of the Sublease so long as Subtenant is not in default beyond any applicable notice and/or grace period of any term, covenant or condition of the Sublease.

III.	Attornment

A.	Subtenant agrees that, in the event of a termination or expiration of the Ground Lease or the exercise by Ground Landlord of any of its rights thereunder to take possession of and to operate the Premises, Subtenant will attorn to and recognize Ground Landlord as its direct landlord under the Sublease for the remainder of the term thereof (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Sublease, and Subtenant hereby agrees to pay and perform all of the obligations of Subtenant pursuant to the Sublease. Ground Landlord agrees that, in the event of a termination or expiration of the Ground Lease or the exercise by Ground Landlord of any of its rights thereunder to take possession of and to operate the Premises, Ground Landlord shall succeed to the position of Sublandlord under the Sublease and recognize Subtenant as its direct tenant under the Sublease for the remainder of the term thereof (including all extension periods which have been or are hereafter exercised) upon the same terms and conditions as are set forth in the Sublease and shall perform all of the obligations of Sublandlord pursuant to the Sublease, except as set forth in Section III.B below.

B.	Subtenant agrees that, in the event Ground Landlord succeeds to the position of Sublandlord under the Sublease, Ground Landlord shall not be:

1.	liable for any act or omission of any prior Sublandlord under the Sublease (including, without limitation, Ground Tenant or Subtenant); provided that, subject to Section III.B.6 below, the foregoing shall not relieve Ground Landlord of the obligation to remedy or cure any conditions at the Premises the existence of which constitutes a default by Sublandlord under the Sublease and which continue at the time of such succession;

2.	liable for the return of any security deposit unless Ground Landlord is holding the same;

3.	bound by any rent or additional rent which Subtenant may have prepaid for more than one (1) month under the Sublease that was not set forth in the Sublease or otherwise approved in writing by Ground Landlord;

4.	bound by any amendments or modifications of the Sublease that were not set forth in the Sublease or otherwise approved in writing by Ground Landlord;

5.	subject to any offsets, claims or defenses which Subtenant might have against any prior Sublandlord (including, without limitation, Ground Tenant or Subtenant), except as expressly provided in the Sublease;

6.	responsible for Sublandlord’s performance of the initial construction and delivery of the Subleased Premises or any portion thereof or any improvement thereof or to indemnify Subtenant for any loss resulting from a failure to timely deliver the Subleased Premises; provided that the foregoing shall not derogate from any off-set, rent credit, and termination rights of the Subtenant that are expressly set forth in the Sublease;

7.	liable to Subtenant beyond Ground Landlord’s interest in the Premises and the rents, income, receipts, revenues, issues and profits issuing from the Premises;

8.	liable for or incur any obligations with respect to any breach of warranties or representations of any nature under the Sublease or otherwise including, without limitation, any warranties or representations regarding use, compliance with or applicability of zoning, title, authority or possession; or
9.	liable for consequential damages.

C.	Ground Landlord will have the same remedies for the nonperformance of any agreement contained in the Sublease which Ground Tenant had or would have had if the ground Lease had not been terminated. Subject to Section III.B above, Subtenant will have the same remedies for the nonperformance of any agreement contained in the Sublease which Subtenant had or would have had if the Ground Lease had not been terminated. The limitations set forth in Section III.B above as to Ground Landlord shall not affect, impair, or abrogate any claims or remedies that Subtenant may have against the prior Sublandlord.

IV.	Notice and Cure

Subtenant agrees to give Ground Landlord a copy of any notice of default under the Sublease served upon Ground Tenant, at the same time as such notice is given to Ground Tenant. Subtenant further agrees that if Tenant shall have failed to cure such default then Ground Landlord (provided that Ground Landlord is not acting in the capacity as Subtenant and, within thirty (30) days after written notice thereof shall have been given to Ground Landlord, Ground Landlord gives Subtenant notice of its intention to cure the default) shall have an additional sixty (60) days beyond the time period set forth in the Sublease for the curing of defaults within which to cure such default, or, if no such cure period is set forth in the Sublease, shall have sixty (60) days from date notice is first given to Subtenant to cure such default. Nothing in this Section IV shall otherwise affect the rights of Subtenant (or extend the time periods) set forth in the Sublease, including without limitation in Article 3 (initial construction and delivery of the Subleased Premises), Section 5.2 (interruption of services), or Article 7 (casualty and taking). Ground Landlord agrees to give Subtenant a copy of any notice of default under the Lease served upon Ground Tenant, at the same time as such notice is given to Subtenant.

V.	Further Assurances

The subordination provisions hereof are effective upon execution hereof and the non-disturbance and attornment provisions hereof shall operate immediately upon Ground Landlord succeeding to the position of Sublandlord as aforesaid provided that the Sublease is then in full force and effect and Subtenant is not then in default beyond any applicable grace period of any term, covenant or condition of the Sublease, in either event without execution of any further instrument. Ground Landlord and Subtenant agree, however, to execute and deliver from time to time such further documentation as any such party deems necessary or appropriate to evidence their agreement hereunder.

VI.	Modification of Sublease

As set forth in Section III.B above, any agreement made by either Subtenant or its successors or assigns that amends or modifies the Sublease except as expressly set forth in the Lease, without the prior written consent of Ground Landlord, shall not be binding on Ground Landlord or its successors or assigns.

VII.	Options

With respect to any options or rights of first refusal for additional space provided to Subtenant under the Sublease, Ground Landlord agrees to recognize the same if Subtenant is entitled thereto under the Sublease after the date on which Ground Landlord succeeds to the interest of Sublandlord under the Sublease; provided that Ground Landlord shall not be liable in damages to Subtenant for any acts of any prior Sublandlord (including, without limitation, Ground Tenant) or the acts of any other party (whether or not consented to by Ground Landlord) that prevent Ground Landlord from complying with the provisions hereof.

VIII.	Successors and Assigns

A.	The term “Ground Landlord“ as used in this Agreement means only the owner (or the owner’s nominee) for the time being of the fee title to the Premises. In the event of any sale or other transfer of an interest in the Premises, the Ground Landlord named herein shall be and hereby is entirely relieved of all covenants and obligations of the Ground Landlord hereunder from and after the date of such transfer, provided that the transferee assumes all of the covenants and obligations of Ground Landlord hereunder.

B.	Except as otherwise provided, this Agreement is binding upon and shall inure to the benefit of the parties hereto and their heirs, successors, personal representatives, and assigns.

IX.	Non-Recourse

Subtenant agrees that execution by Ground Landlord of this Agreement and execution of the Ground Lease by Ground Landlord does not constitute an assumption by Ground Landlord of any obligations or liabilities under the Sublease, and that Ground Landlord is not bound to perform Tenant’s obligations under the Sublease unless and until Ground Landlord succeeds to Tenant’s position under the Sublease as set forth above, it being understood that Ground Landlord cannot be bound by any act or omission of Tenant, its successors or assigns. Subtenant further agrees that, in the event Ground Landlord succeeds to Tenant’s position under the Sublease as aforesaid, Ground Landlord’s liability under the Sublease shall be enforceable only out of Ground Landlord’s interest in the Premises and the rents, income, receipts, revenues, issues and profits issuing from the Premises; and there shall be no other recourse against, or right to seek a deficiency judgment against, Ground Landlord or any other assets of Ground Landlord, nor shall there be any personal liability on the part of any member of its board of directors or any officer or employee of Ground Landlord, with respect to any obligations to be performed under the Sublease.

X.	Validity of Provisions

The invalidity of any provision of this agreement shall in no way affect the validity of any other provision.

XI.	Governing Law

This agreement shall be interpreted in accordance with and governed by the laws of The State of Connecticut.

XII.	Jurisdiction

The parties submit to personal jurisdiction in The State of Connecticut and waive any and all personal rights to object to such jurisdiction. The parties agree service of process may be made and personal jurisdiction obtained by serving them at the addresses stated on the first page hereof.

XIII.	Notices

All notices given hereunder shall be in writing and shall be deemed received at the earlier of when delivered in hand or seventy two (72) hours after the same have been deposited in the United States mails, postage prepaid, certified or registered mail, return receipt requested, addressed to any party at its address appearing on the first page hereof (and, with respect to Subtenant after the term commencement date of the Sublease, at the Sublease Premises), or to such other address or addresses as the parties may from time to time specify by notice so given.

XIV.	Changes in Writing

This Agreement may not be changed, waived, or terminated except in a writing signed by the party against whom enforcement of the change, waiver, or termination is sought.

Executed under seal as of the date first written above.

GROUND LANDLORD:	[SPDC Entity]

By:

TENANT:	[Lyme Entity]

By:

SUBTENANT:	[Subtenant Entity]

By:

THE STATE OF CONNECTICUT

County of ______________________	_____________________

[Insert Date]

Then personally appeared the above named __________________________________, _______________________________ of ________________________________, and acknowledged the foregoing instrument to be ____________ free act and deed and the free act and deed of the _____________________________, before me,

Notary Public
My commission expires:

THE STATE OF CONNECTICUT

County of ______________________	______________________

[Insert Date]

Then personally appeared the above named __________________________________, _______________________________ of ________________________________, and acknowledged the foregoing instrument to be ____________ free act and deed and the free act and deed of the _____________________________, before me,

Notary Public
My commission expires:

EXHIBIT O

APPROVED TENANT CONTRACTORS

Controlled Air

Creative Builders

Integrated Process Technologics

MIS-MacDonald Industrial Services

Professional Security Bureau

O-1

EXHIBIT P

PROPERTY THAT MUST REMAIN IN THE PREMISES

LEAVE:

Air-cooled condensing units

AHU’s with supply & exhaust fans

Chillers + pumps and tanks (NON-PROCESS)

Clean cold rooms and associated equipment

Control systems

Walk-in controlled environment enclosures + rooms

Fume hoods

Humidifiers (NON-PROCESS)

Kitchen casework

Lab casework

Security systems

Stainless steel piping/valves/pumps to the extent attached to floors, walls or ceilings

Steam pressure reducing stations (NON-PROCESS)

Variable frequency drivers (NON-PROCESS)

P-1

EXHIBIT P-1

PROPERTY THAT MUST BE REMOVED FROM THE PREMISES

REMOVE:

Air compressor

Air dryers - compressed air

Autoclaves

Automated transfer switches

Back-up generators

Bio-safety cabinets

Ceiling-mounted HEPA filter modules

Chillers and related pumps and tanks (PROCESS ONLY)

Boilers and check valves (PROCESS ONLY)

Clothes washers/dryers

Compressed gas storage racks & portable closets

Corrosive/acid/base storage cabinets

Glassware washer

Lab ice maker

Water filters (PROCESS ONLY)

Water softeners (PROCESS ONLY)

Water systems (PROCESS ONLY)

P-1-1